As filed with the Securities and Exchange Commission on August 14, 2006
                              Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               MANARIS CORPORATION
                 (Name of small business issuer in its charter)

          Nevada                          3576                    88-0467845
      (State or Other           (Primary Standard Industrial     (IRS Employer
Jurisdiction of Organization)        Classification Code)      Identification #)

                          1155 Rene-Levesque Blvd. West
                                   Suite 2720
                                Montreal, Quebec
                                 Canada H3B 2K8
                                 (514) 337-2447
          (Address and telephone number of principal executive offices)

              John G. Fraser, President and Chief Executive Officer
                          1155 Rene-Levesque Blvd. West
                                   Suite 2720
                                Montreal, Quebec
                                 Canada H3B 2K8
                                 (514) 337-2447
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Darrin Ocasio Esq.
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                                 (212) 930-9700

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed Maximum     Proposed Maximum
                                        Amount To Be   Offering Price Per   Aggregate Offering   Registration
Securities to be Registered              Registered         Unit (1)               Price             Fee
-------------------------------------   ------------   ------------------   ------------------   ------------
Common stock (1)                          2,550,795         $   0.31            $790,746.45        $ 84.61
Common stock issuable upon
  exercise of Series IB1 Warrants (2)        22,692         $0.00001            $      0.23        $     0
Common stock issuable upon
  exercise of Series IB2 Warrants (2)       215,385         $   0.59            $   127,077        $ 13.60
Common stock issuable upon
  exercise of Series IB3 Warrants (2)       323,076         $   0.67            $   216,461        $ 23.16
Shares underlying Debenture               1,654,394         $   0.31            $   512,862        $ 54.87
Total                                                                                              $176.24

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over the Counter Bulletin Board on August 3, 2006.

(2) Includes a good faith estimate of shares of common stock issuable upon the exercise of common stock purchase warrants.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

              PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED
                                 AUGUST 14, 2006
                               MANARIS CORPORATION

                     UP TO 4,766,343 SHARES OF COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 4,766,343 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We will pay the expenses of registering these shares. We will not receive any proceeds from the sale of shares of common stock in this offering. The net proceeds from the sale of our common stock will go to the selling stockholders. However, we may receive proceeds from the exercise of the warrants.

Our common stock is traded on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol "MANS." On August 3, 2006, the closing price of our common stock was $0.335.

Investing in these securities involves significant risks. Investors should not buy these securities unless they can afford to lose their entire investment.

The total number of shares sold herewith includes the following shares owned by or to be issued to the selling stockholders upon the exercise of warrants:

* 22,692 shares of common stock underlying our Series IB1 Warrants issued for services rendered in connection with our February 2005 Convertible Note financing. One Series IB1 Warrant and $0.00001, entitles a Series IB1 Warrant holder to acquire one share of our common stock. The Series IB1 Warrants have a 5 year term;

* 215,385 shares of common stock underlying our Series IB2 Warrants issued for services rendered in connection with our February 2005 Convertible Note financing. One Series IB2 Warrant and $0.59, subject to adjustment, will entitle a Series IB2 Warrant holder to acquire one share of common stock. The Series IB2 Warrants have a 5 year term;

* 323,076 shares of common stock underlying our Series IB3 Warrants issued for services rendered in connection with our February 2005 Convertible Note financing. One Series IB3 Warrant and $0.71, subject to adjustment, will entitle a Series IB3 Warrant holder to acquire one share of common stock. The Series IB3 Warrants have a 5 year term;

* 1,654,394 shares of common stock issuable in satisfaction of debentures issued by our wholly-owned subsidiary, Avensys, Inc., in February 2005;

* 2,550,795 shares of common stock issued to shareholders of ITF Optical Technologies, Inc. pursuant to an Asset Purchase Agreement finalized in April 2006 whereby Manaris Corporation, through its wholly-owned subsidiary, Avensys, Inc., acquired the assets of ITF Optical Technologies;

                     SEE "RISK FACTORS" BEGINNING ON PAGE 9.

                 The date of this prospectus is August 14, 2006.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that has been filed by Manaris Corporation with the Securities and Exchange Commission. The Selling Stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS

SUMMARY OF OUR OFFERING.................................................    p. 6
RISK FACTORS............................................................    p. 9
USE OF PROCEEDS.........................................................   p. 14
MARKET FOR OUR COMMON EQUITY............................................   p. 14
PLAN OF DISTRIBUTION....................................................   p. 15
BUSINESS................................................................   p. 17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS.................................................   p. 22
MANAGEMENT..............................................................   p. 31
EXECUTIVE COMPENSATION..................................................   p. 34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................   p. 36
PRINCIPAL AND SELLING SHAREHOLDERS......................................   p. 37
DESCRIPTION OF SECURITIES...............................................   p. 41
CHANGES AND DISAGREEEMENTS WITH ACCOUNTANTS.............................   p. 41
EXPERTS.................................................................   p. 42
LEGAL MATTERS...........................................................   p. 42
FINANCIAL STATEMENTS....................................................   p. 43

                             SUMMARY OF OUR OFFERING

This summary highlights selected information about us. It may not contain all of the information that you find important. You should carefully read this entire document, including the "Risk Factors" our financial statements and their related notes and the other documents incorporated by reference.

Manaris Corporation's primary business is risk mitigation. Manaris offers corporations and institutions security management solutions and services enabling them to acquire market intelligence, lower business risks and improve customer service. Our security solutions and services are geared towards increasing customer revenues and profits.

Manaris operates the following wholly-owned subsidiaries:

o Avensys Inc, which provides risk management monitoring solutions;

o C-Chip Technologies Corporation (North America), which specializes in high-tech security.

Manaris Corporation was incorporated in the State of Nevada on June 26, 2000 as Keystone Mines Limited and maintains its principal executive offices at 1155 Boulevard Rene-Levesque, Suite 2720, Montreal, Quebec, Canada.

In June 2000, we purchased four mineral claims, situated in the Greenwood Mining Division in the Province of British Columbia, Canada. At that time, our principal business plan was to acquire, explore and develop mineral properties and to ultimately seek earnings by exploiting the mineral claims. In December 2002, we were advised that the mineral properties held were not economically viable. Our board of directors approved the termination of our exploration activity.

In March 2003, we changed our company name to C-Chip Technologies Corporation in order to better reflect our new business activities, and began trading on the OTC Bulletin Board (OTC-BB) under the symbol "CCHI."

In July 2005, our shareholders approved a name change for the Company to Manaris Corporation to reflect C-Chip Technologies expanded scope of business. As a result, the new trading symbol on the OTC Bulletin Board (OTC-BB) became "MANS."

Our principal executive office is located at 1155 Boulevard Rene-Levesque, Suite 2720, Montreal, Quebec, Canada H3B 2K8.

                                  The Offering

Common stock offered by
selling stockholders..........   4,766,343 shares, including 561,153 shares
                                 issuable upon the exercise of common stock purchase warrants, assuming full exercise of the warrants. This number represents 6.08% of the total number of shares to be outstanding following this offering assuming the exercise of all

Common stock to be outstanding
  after the offering..........   83,148,769 shares

Use of proceeds...............   We will not receive any proceeds from the sale
                                 of the common stock. However, we will receive the exercise price of any common stock we issue to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of their warrants, if any, for general working capital purposes.

OTC-BB Symbol.................   MANS

The above information regarding common stock to be outstanding after the offering is based on 78,382,426 shares of common stock outstanding as of August 9, 2006 and assumes the subsequent issuance of common stock to the selling stockholders and exercise of warrants by our selling stockholders.

                               RECENT DEVELOPMENTS

ITF Optical Asset Purchase

Furthering the strategy of focusing on our core businesses, on April 18, 2006, our wholly owned subsidiary Avensys acquired the manufacturing assets of ITF Optical Technologies Inc. (ITF), a designer and manufacturer of advanced photonic solutions based on proprietary all-fiber technology. The ITF transaction adds complementary products to Avensys' current offerings and provides access to a new potential customer base. ITF specializes in providing sophisticated high-end applications for submarine, military, telecom and industrial uses. This acquisition will also provide Avensys' fiber component production division with access to ITF's 10,000 square foot clean room, thereby providing economies of scale and facilities for future growth.

The purchase price paid for the manufacturing assets pursuant to the ITF Agreement is approximately USD $1,532,533 (CAD $1,750,000), comprised of USD $656,800 (CAD $750,000) in cash and approximately 2,550,795 shares of Manaris common stock.

In addition, pursuant to the ITF Agreement, ITF's research and development assets and intellectual property rights (the "R&D assets") were purchased by and combined with Avensys Laboratories, Inc., Avensys' research and development partner. Prior to this transaction, Avensys owned 49% of the voting stock of Avensys Laboratories. The purchase price paid for the R&D assets is 580,000 shares of common stock and 2,000,000 shares of Class E preferred stock of Avensys Laboratories (the "Avensys Laboratories Shares"), which were issued to the preferred shareholders of ITF (the "ITF Preferred Shareholders"); an option for each ITF Preferred Shareholder to (i) sell the Avensys Laboratories Shares to Avensys for its proportionate share of approximately USD $1,713,650 (CAD $2,000,000), or (ii) exchange the Avensys Laboratories Shares for freely tradable shares of Manaris common stock equal its proportionate share of approximately USD $1,285,237 (CAD $1,500,000) divided by USD $0.3359 (CAD $0.3920) per share, between April 1, 2009 and October 1, 2009; and transaction costs of USD $140,036 (CAD $159,901). In the aggregate, the Avensys Laboratories Shares issued pursuant to the ITF Agreement represent 58% of the voting stock of Avensys Laboratories. As a result of the ITF Agreement, Avensys' ownership of the voting stock of Avensys Laboratories has decreased from 49% to 42%.

In connection with the ITF Agreement, the following agreements were also effectuated:

o A License Agreement was entered into between Avensys and Avensys Laboratories, pursuant which Avensys was granted an exclusive license to use Avensys Laboratories' intellectual property and patent improvements, as defined in the License Agreement, in order to develop and sell products incorporating Avensys Laboratories' intellectual property. As consideration for the license, Avensys will be making royalty payments. Pursuant to the License Agreement, Avensys Laboratories will continue to conduct research and development for the mutual benefit of both parties.

o A Shareholder Agreement was entered into between Avensys and the ITF Preferred Shareholders. Pursuant to the Shareholder Agreement, the ITF Preferred Shareholders shall not transfer any Avensys Laboratories Shares, subject to limited exceptions. Thereafter, between April 1, 2009 and October 1, 2009 each ITF Preferred Shareholder shall have an option to (i) sell the Avensys Laboratories Shares to Avensys for its proportionate share of approximately USD $1,713,650 (CAD $2,000,000), or (ii) exchange the Avensys Laboratories Shares for freely tradable shares of Manaris common stock equal its proportionate share of approximately USD $1,285,237 (CAD $1,500,000) divided by USD $0.3359 (CAD $0.3920) per share.

Divestiture of CLI Subsidiary

On February 15, 2006 as part of our efforts to streamline operations, we closed a transaction to sell all of the shares of Chartrand Laframboise Investigation ("CLI") subsidiary, which is a provider of investigative services. The sale of CLI strengthened our balance sheet and enabled us to focus on our core businesses, Avensys Inc. and C-Chip Technologies (North America).

                         Summary Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

                                                     As of             As of
                                                March 31, 2006    March 31, 2005
                                                 (Unaudited)        (Unaudited)
                                                       $                  $
                                               ----------------   --------------
Balance Sheet
Total Assets                                       11,967,545       21,647,056
Total Liabilities                                   6,630,587        8,752,694
Stockholders Equity                                 5,336,958       12,894,362

                                                  Nine Months       Nine Months
                                                    ended             ended
                                                March 31, 2006    March 31, 2005
                                                  (Unaudited)       (Unaudited)
                                                       $                 $
                                               ----------------   --------------
Income Statement
Revenue                                          7,553,644           3,013,927
Total Expenses                                  19,610,172           5,984,214
Results of Discontinued Operations                  84,400             (17,620)
Net Loss                                       (11,972,128)         (2,987,907)
Net Cash Used in Operating Activities           (2,389,783)         (2,358,110)

                                                     As of            As of
                                                 June 30, 2005    June 30, 2004
                                                   (Audited)        (Audited)
                                                        $               $
                                               ----------------   --------------
Balance Sheet
Total Assets                                       20,115,755        3,053,936
Total Liabilities                                   8,867,863          850,283
Stockholders Equity                                11,229,859        2,203,653

                                                  Year ended        Year ended
                                                 June 30, 2005    June 30, 2004
                                                   (Audited)        (Audited)
                                                        $               $
                                               ----------------   --------------
Income Statement
Revenue                                             7,021,228        1,040,898
Total Expenses                                     13,252,171        5,631,459
Net Loss                                           (6,230,943)      (4,590,561)
Net Cash Used in Operating Activities               2,661,708        1,813,789

                                  RISK FACTORS

The risks and uncertainties described below are not the only ones facing our Company. Additional risks not presently known or that we currently consider insignificant may also impair our business operations in the future. Our business, financial condition and plan of operations could be materially adversely affected by any of the following risks. The trading price of our common shares could decline due to any of these risks.

RISKS ASSOCIATED WITH OUR BUSINESS:

Our auditors have issued a going concern opinion

Our financial statements for the year ended June 30, 2005, as well as the audit report issued by our former auditors, included disclosure indicating that there is substantial doubt the company will be able to realize its assets and discharge its liabilities in the normal course of operations. The notes to our financial statements for the nine-month period ended March 31, 2006 included similar disclosure. The inclusion of this note in the financial statements underscores the fact that the company needs to either raise additional financing or become profitable in the short-term in order to continue operations. As further discussed below, if the company is not able to achieve its objectives or raise additional capital, it may be forced to suspend or cease operations.

If we do not begin to generate profit we may have to suspend or cease operations

We have never been profitable. At March 31, 2006 we had a working capital of $1,496,425. Included in current liabilities are amounts due to related parties of $40,000 that carry no interest or fixed terms of repayment. Funds on hand together with relatively low revenues will not sustain operations for the next year. We will need to raise additional capital to sustain our operations. In order to become profitable, we will need to generate significant revenues to offset our cost of revenues, sales and marketing, research and development and general and administrative expenses. We may not achieve or sustain our revenue or profit objectives and our losses may continue or increase in the future in which case you might lose your investment.

We must continue to raise money from investors in order to fund our operations

We have experienced a history of losses and expect to incur future losses albeit at a reduced level. If we are unable to fund our operations, we will cease doing business. We have an accumulated deficit of $26,717,776 as of March 31, 2006. Our losses have resulted principally from costs incurred in research and development activities related to our efforts to develop our technologies and from the associated marketing and administrative costs and stock based compensation. We will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Even if we do achieve profitability, we may not be able to sustain or increase profitability. Product revenue totaled $7,054,017 and service revenue totaled $499,627 for the nine month period ended March 31, 2006. Consequently, we have raised money from investors to fund our operations. If we are not able to fund our operations through product sales and investments by third parties, we will have to cease operations.

We may not be able to obtain additional financing when needed or on acceptable terms.

We have never been profitable and we do not expect that funds on hand together with relatively low revenues will sustain our operations for the next year. We will need to raise additional capital to sustain our operations or to pursue our acquisition strategy. We cannot assure you that any required additional financing will be available or, if it is, whether it will be on acceptable terms. Our inability to obtain any needed financing, or the terms on which it may be available, could have a material adverse effect on our business. As a result, we could have to suspend or cease our operations and you could loose your entire investment.

We have incurred substantial debt which could affect our ability to obtain additional funds and may increase our vulnerability to economic or business downturns.

On February 16, 2005, we entered into a Purchase Agreement with eighteen institutional and accredited investors under the terms of which we agreed to issue Units consisting of (i) an aggregate of $4,675,000 of our Company's 9.0% Senior Secured Convertible Notes, Series A, which are convertible into shares of our common stock at a conversion price of $0.35 per share,. Under the terms of the 9.0% Senior Secured Convertible Note, Series A, the Principal on the Note shall be paid in 20 equal monthly installments, with each payment equal to 5% of the principal amount, commencing on June 16, 2005 and continuing on the same day of each month thereafter to the Holder on the tenth date immediately preceding the Principal Payment Date. All payments of principal shall be made at our option in cash or, with 10 business day prior notice, in our common stock valued at 85% of the average closing bid price of our stock in the most recent five Trading Days prior to a Valuation Date. As of June 16, 2006 the outstanding debt remaining on the principal payment of the 9.0% Senior Secured Convertible Note, Series A is $1,044,514. As a result, we are subject to the risks associated with substantial indebtedness, including:

- we are required to dedicate a portion of our cash flows from operations to pay debt service costs;

- it may be more difficult and expensive to obtain additional funds through financings, if available at all;

- we are more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and

- if we defaulted under any of our existing indebtedness or if our creditors demanded payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments.

If we default under our financing agreement, we may have to forfeit our rights to our assets.

We have pledged all of our assets, including the assets of our subsidiaries, as security to holders of our convertible debentures. A default under the financing agreement concluded with holders of our convertible debentures, if not waived or cured, would permit the holders of the convertible debentures to foreclose on the collateral and we could lose all our rights in the collateral, which would have a materially adverse effect on our business. As a result, we could have to suspend or cease our operations and you could loose your entire investment.

We may not be able to implement our acquisition strategy.

While our management has some experience in identifying and integrating acquisitions, we may not be able to identify suitable acquisition candidates, obtain the capital necessary to pursue our acquisition strategy or complete acquisitions on satisfactory terms or at all. When companies are acquired, we may not be able to integrate or manage these businesses to produce returns that justify our investment. A number of our competitors have also adopted the strategy of expanding and diversifying through acquisitions. We experience competition in our effort to execute our acquisition strategy and expect the level of competition to increase. As a result, we may be unable to continue to make acquisitions or may be forced to pay more for the companies we are able to acquire.

We may seek to make acquisitions that prove unsuccessful or strain or divert our resources.

We may seek to grow our business through acquisitions of similar businesses. Such acquisitions present risks that could materially adversely affect our business and financial performance, including:

- the diversion of our management's attention from our everyday business activities;

- the assimilation of the operations and personnel of the acquired business;

- the contingent and latent risks associated with the past operations of, and other unanticipated problems arising in, the acquired business; and

- the need to expand management, administration, and operational systems.

If we make such acquisitions we cannot predict whether:

- we will be able to successfully integrate the operations of any new businesses into our business;

- we will realize any anticipated benefits of completed acquisitions; or

- there will be substantial unanticipated costs associated with acquisitions.

In addition, future acquisitions by us may result in:

- potentially dilutive issuances of our equity securities;

- the incurrence of additional debt; and

- the recognition of significant charges for depreciation and amortization related to goodwill and other intangible assets.

Although we have no present plans or intentions, we continuously evaluate potential acquisitions of similar businesses. However, we have not reached any agreement or arrangement with respect to any particular acquisition and we may not be able to complete any acquisitions on favorable terms or at all.

There may be undisclosed liabilities associated with our acquisitions.

In connection with any acquisition made by us, there may be liabilities that we fail to discover or are unable to discover including liabilities arising from non-compliance with laws and regulations by prior owners and for which we, as successor owner, may be responsible. Similarly, we may incur capitalized costs associated with acquisitions, which may never be consummated, resulting in a potential charge.

We may not be able to develop or manage our internal growth.

Our growing existing businesses may strain our management, human resources and information systems. To manage our growth successfully, we will have to add managers and employees and update our operating, financial and other systems, procedures and controls. In addition, issues relating to new acquisitions may divert current management's attention from existing operations.

We are highly dependent on our executive management and other key employees.

We rely heavily on our executive management and key employees to provide services and for continued business development. We have employment agreements which contain non-competition and non-solicitation provisions with most of our executive managers and other key employees. Our business could be materially adversely affected if a number of our executive managers and other key employees were to leave us and if we were unable to enforce the non-competition and non-solicitation agreements or to attract and retain qualified replacements.

Some of our products and services are in the development stage, and may not be effective at a level sufficient to support a profitable business venture.

If our products or services are not effective at a level sufficient to support a profitable venture, we will be unable to create marketable products and services, and we will have to cease some of our operations. Most of our products and services are in the development state. Although we have begun to sell some of our products and services and have current data which indicates the promise of the concept and market demand, we can offer you no assurance that all of our products and services will be effective at a level sufficient to support a profitable business venture. If they are not, we will be unable to create marketable products, we will not generate sufficient revenues from our key operations, and we will have to reduce, suspend or cease key operations and you could lose your entire investment.

If we cannot deliver the features and functionality our customers demand, we will be unable to attract customers that will result in a loss of income and eventually a termination of our operations.

As a result you could lose your investment. As a security solutions provider, our future success depends largely upon our ability to determine the features, functionality and services our customers demand and to design and implement products and services that meet their needs in a cost efficient manner. We cannot assure that we will be able to successfully determine customer requirements or that our current or future products and services will adequately satisfy customer demands. If we cannot meet our customers' demands, we will not generate revenues from this business and may have to cease or suspend key operations. As a result, you could lose your investment.

We are highly dependent on third party manufacturers and service suppliers.

Because some of our security solutions depend on a limited number of third parties to manufacture and supply critical components for our products and services, if the third party manufacturer should cease operations or refuse to sell components to us, we may have to suspend or cease these operations. As a result, you may lose your investment. If our suppliers do not execute their obligations, or if they stop manufacturing and supplying components critical for our products and services, we may be not be capable of finding other suppliers or operating our business. We rely on limited suppliers for a number of key components and do not have long-term agreements with any of our suppliers. If our agreements with these suppliers were terminated or expired, if we were unable to obtain adequate quantities of components critical for our products and services, if the quality of these components was inadequate, or if the terms for supply of these components became commercially unreasonable, our search for additional or alternate suppliers could result in significant delays, added expense and our inability to maintain or expand key components of our business. Any of these events could require us to take unforeseen actions or devote additional resources to provide our products and services and could harm our ability to compete effectively. As a result, you could lose your investment.

Some of our products and services depend on GPS technology owned and controlled by third parties.

If access to GPS technology is terminated or withheld from us, we may have to suspend or cease operations. Our services rely on signals from GPS satellites built and maintained by the U.S. Department of Defense. GPS satellites and their ground support systems are subject to electronic and mechanical failures and sabotage. If one or more satellites malfunction, there could be a substantial delay before they are repaired or replaced, if at all, and our services may cease and customer satisfaction would suffer. In addition, the U.S. government could decide not to continue to operate and maintain GPS satellites over a long period of time or to charge for the use of satellites. If the foregoing events occur, we may have to suspend or cease operations.

Some of our products and services depend on communication networks owned and controlled by third parties.

If access to our communication networks is terminated or withheld from us, we may have to suspend or cease operations. As a security solutions provider, our ability to grow and achieve profitability depends on the ability of communications carriers to provide sufficient network capacity, reliability and security to our customers. When we use wireless communications, even where wireless carriers provide coverage to entire metropolitan areas, there are occasional lapses in coverage. These effects could make our services less reliable and less useful, and customer satisfaction could suffer. Our financial condition could be seriously harmed if our wireless and land-based carriers were to increase the prices of their services, or to suffer operational or technical failures.

Our business is subject to rapid technological change.

Our two business units develop security solutions for clients. C-Chip itself integrates wireless communications, online transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology, to enable business users to efficiently access, control, manage and monitor remote assets at low costs. Our wholly-owned subsidiary, Avensys, uses leading edge fiber optics sensor technology to offer business and corporations different monitoring solutions related to the environment, including buildings and infrastructure. Many of the technologies that we currently use have only recently emerged and our future success will depend upon the ability of our product development team to remain current with the rapid changes in the technologies. If we fail to do this, we could be at a competitive disadvantage. If we cannot foresee and adapt to technological changes, our business will be materially adversely affected.

Our business depends on the protection of its intellectual property and proprietary information.

We rely on a combination of trade secret and trademark laws, confidentiality procedures, contractual provisions and patent and copyright laws to protect our proprietary rights in our products and technology. These measures may not be adequate to protect our trade secrets and proprietary technology. As a result, unauthorized third parties may copy or otherwise obtain and use our products or technology. To enforce our proprietary rights, we may have to engage in litigation to defend and enforce our intellectual property rights, either domestically or in other countries, and we could face substantial costs and diversion of resources, including management's attention, regardless of the outcome of that litigation. Any of our attempts to enforce our intellectual property rights may not be successful, may result in royalties that are less than the cost of such enforcement efforts or may result in the loss of the intellectual property altogether. Further, we may not have adequate funds available to prosecute actions to protect or defend our proprietary rights, in which case those using our proprietary rights may continue to do so in the future. Even if we succeeded in protecting our intellectual property, others may independently develop similar technologies or products that do not infringe on our intellectual property.

Our registered trademarks may not provide us with adequate protection.

Third parties may appropriate our trademarks that may reduce our competitive edge and cause our revenues to decrease. We have trademarks. There is no assurance, however, that third parties may not infringe on our trademarks. In order to protect our trademark rights, we may have to file lawsuits and obtain injunctions, which will likely be expensive and divert our resources. If we do that, we will have to spend large sums of money for attorney's fees in order to obtain the injunctions. Even if we obtain the injunctions, there is no assurance that those infringing on our trademarks will comply with the injunctions. Further, we may not have adequate funds available to prosecute actions to protect or to defend our trademarks, in which case those infringing on our trademarks could continue to do so in the future.

Third parties may claim that our current or future products or services infringe their proprietary rights or assert other claims against us.

Claims that we infringe third-party proprietary rights could result in significant expenses or restrictions on our ability to provide our products and services. As the number of entrants into our market increases, the possibility of an intellectual property or other claim against us grows. Any intellectual property or other claim, with or without merit, would be time-consuming and expensive to litigate or settle and could divert management attention from focusing on our core business. As a result of such a dispute, we may have to pay damages, incur substantial legal fees, develop costly non-infringing technology, if possible, or enter into license agreements, which may not be available on terms acceptable to us, if at all. As a result, our business and operating results could be materially adversely affected.

Changes in government regulations and certification requirements could have a material adverse effect on our business.

Our products are subject to certification by the Federal Communications Commission in the US and by the Department of Communications in Canada. Further, wireless carriers who supply us with airtime enabling some of our services are also subject to regulation by the Federal Communications Commission in the US and the Canadian Radio-Television and Telecommunications Commission in Canada. If any of our products could not obtain certification from either or both the Federal Communications Commission in the US and the Department of Communications, or if the communications carriers that we use to provide some of our services to our customers could not obtain a renewal of their certifications, our business would be materially adversely affected.

Competitive conditions could materially adversely affect our businesses.

The markets in which we do, and intend to do, business are highly competitive with few barriers to entry. Our ability to execute our business strategy depends in part upon our ability to develop and commercialize efficient and effective products based on our technologies. We compete against established companies as well as numerous independently owned small businesses. Many of our competitors are capable of developing products based on similar technology, have developed and are capable of continuing to develop products based on other technologies, which are or may be competitive with our products and technologies. In all market segments in which we operate, there are many competitors, some of which are significantly larger, have access to much more important resources or capital than us, or have better reputations among potential customers in the delivery of particular services or products. Our competitors may succeed in developing competing products and technologies that are more effective than our products and technologies, which may render our existing and new products or technology uncompetitive, uneconomical or obsolete.

We may be exposed to liability claims if products based on our technologies are marketed and sold.

We have liability insurance coverage on our products which varies from $1,000,000 to $3,000,000, however if a judgment is rendered against us in excess of the amount of our coverage, we may have to cease operations. If we are sued for any reason, we will have to rely on our liability insurance to pay any judgment rendered against us. Although we maintain product liability insurance of between $1,000,000 and $3,000,000, we cannot provide any assurance that:

- our insurance will provide adequate coverage against potential liabilities if a product or a service that we provide causes harm or fails to perform as promised;

- adequate product liability insurance will continue to be available in the future; or

- our insurance can be maintained on acceptable terms.

The obligation to pay any product liability claim in excess of whatever insurance we are able to obtain would increase our expenses and could greatly reduce our assets or cause us to cease operations. If a judgment is rendered against us for any amount of money over our coverage of $1,000,000 and, in some cases, of $3,000,000, we may have to cease operations.

Fluctuations in the value of foreign currencies could result in increased product costs and operating expenses.

We have suppliers that are located outside Canada and the U.S. Our functional currency is Canadian dollars and we report our results in U.S. dollars. Fluctuations in the value of Canadian and U.S. dollars are difficult to predict and can cause us to incur currency exchange costs. Although, we cannot predict the effect of exchange rate fluctuations on our future operating results any material changes could cause our operating results to be materially adversely affected.

RISKS ASSOCIATED WITH OUR COMMON STOCK:

The market of our common stock is limited.

Because the market for our common stock is limited, you may not be able to resell your shares of common stock. There is currently only a limited trading market for our common stock. Our common stock trades on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol "MANS." Trading volume of OTC Bulletin Board stocks has been historically lower and more volatile than stocks traded on an exchange. As a result, you may not be able to resell your securities in open market transactions.

Sales of substantial amounts of our common stock could cause our stock price to fall.

As of August 9, 2006, 78,382,426 shares of our common stock were outstanding, 68,305,840 of which were freely tradable and 10,076,586 of which were restricted as a result of securities laws. Sales of a substantial number of shares of our common stock could cause the price of our securities to fall and could impair our ability to raise capital by selling additional securities. The terms on which we could obtain additional capital during the life of the options and warrants may be adversely affected, and it should be expected that the holders of the options and warrants would exercise or convert them at a time when we would be able to obtain equity capital on terms more favorable than those provided for by such convertible securities. As a result, any issuance of additional shares of common stock may cause our current shareholders to suffer significant dilution which may adversely affect the market price of our common stock.

Because our common stock is subject to penny stock rules, the liquidity of your investment may be restricted.

Our common stock is now and may continue to be in the future subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These additional penny stock disclosure requirements are burdensome and may reduce the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their securities.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock in this offering. All proceeds from the sale of our common stock by the selling stockholders will be received by the selling stockholders.

We may receive proceeds from the exercise of the warrants. If all of the warrants held by the selling stockholders are exercised, we will receive net proceeds of approximately $343,538. The holders of the warrants are not obligated to exercise the warrants and we cannot assure that the holders of the warrants will choose to exercise all or any of the warrants. Our Series IB1 warrants and IB3 warrants contain a cashless exercise provision. If the cashless exercise provision is exercised, we will not receive any proceeds from the exercise from such warrants. We intend to use the estimated net proceeds received upon exercise of the warrants, if any, for working capital and general corporate purposes.

                          MARKET FOR OUR COMMON EQUITY

Our common shares are traded on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc under the symbol "MANS." Our shares began trading on July 2, 2001. The following table sets forth the closing high and low bid prices of the common stock. The quotations reflect inter-dealer prices and do not represent retail mark-ups, markdowns, commissions, and may not reflect actual transactions. Prices before January 23, 2003 are adjusted for a 20:1 stock split on that date.

Fiscal Quarter                                                High Bid   Low Bid
-----------------------------------------------------------   --------   -------
2007
07-01-06-09-30-06                                                0.35      0.28

2006
04-01-06 - 06-30-06                                              0.44      0.27
01-01-06 - 03-31-06                                              0.40      0.30
10-01-05 - 12-31-05                                              0.38      0.31
07-01-05 - 09-30-05                                              0.61      0.29

2005
04-01-05 - 06-30-05                                              0.79      0.41
01-01-05 - 03-31-05                                              1.02      0.65
10-01-04 - 12-31-04                                              0.86      0.65
07-01-04 - 09-30-04                                              0.90      0.62

* As of August 3, 2006.

As of August 9, 2006, there were 127 shareholders of record of our common stock. This does not reflect persons or entities that hold stock through various brokerage firms or depositories.

The market price of our common shares may to be the object of significant fluctuations related to a number of events and reasons, such as variations in our operating results, publication of technological developments or new products or services by us or our competitors, recommendations of securities analysts on us or our competitors, the operating and stock performance of other companies that the market may view as related to our business, and news reports relating to trends in our activities.

In addition, the stock market in recent years has experienced significant price and volume fluctuations that have particularly affected the market prices of many high technology companies that may have often been not related or inconsistent to the operating performance of those companies. These fluctuations, as well as general political, economic and market conditions and other factors, may adversely affect the market price for our common stock.

                              PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

- a combination of any such methods of sale; and

- any other method permitted pursuant to applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $8,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

                                    BUSINESS

Overview

Manaris Corporation's primary business is risk mitigation. Manaris offers corporations and institutions security management solutions and services enabling them to acquire market intelligence, lower business risks and improve customer service. The Company's security solutions and services are geared towards increasing customer revenues and profits.

Manaris operates the following wholly-owned subsidiaries:

o Avensys Inc, which provides risk management monitoring solutions

o C-Chip Technologies Corporation (North America), which specializes in high-tech security

Corporate History

Manaris Corporation (sometimes referred to as "we," "our," "us," or the "company"), was incorporated in the State of Nevada on June 26, 2000 as Keystone Mines Limited and maintains its principal executive offices at 1155 Boulevard Rene-Levesque, Suite 2720, Montreal, Quebec, Canada.

In June 2000, the Company purchased four mineral claims, situated in the Greenwood Mining Division in the Province of British Columbia, Canada. At that time, our principal business plan was to acquire, explore and develop mineral properties and to ultimately seek earnings by exploiting the mineral claims. In December 2002, we were advised that the mineral properties held were not economically viable. Our board of directors approved the termination of our exploration activity.

In March 2003, we changed our company name to C-Chip Technologies Corporation in order to better reflect our new business activities, and began trading on the OTC Bulletin Board (OTC-BB) under the symbol "CCHI."

In July 2005, Shareholders approved a name change for the Company to Manaris Corporation to reflect C-Chip Technologies' expanded scope of business. As a result, the new trading symbol on the OTC Bulletin Board (OTC-BB) became "MANS."

Recent Developments

ITF Optical Asset Purchase

Furthering the strategy of focusing on our core businesses, on April 18, 2006, our wholly owned subsidiary Avensys acquired the manufacturing assets of ITF Optical Technologies Inc. (ITF), a designer and manufacturer of advanced photonic solutions based on proprietary all-fiber technology. The ITF transaction adds complementary products to Avensys' current offerings and provides access to a new potential customer base. ITF specializes in providing sophisticated high-end applications for submarine, military, telecom and industrial uses. This acquisition will also provide Avensys' fiber component production division with access to ITF's 10,000 square foot clean room, thereby providing economies of scale and facilities for future growth.

The purchase price paid for the manufacturing assets pursuant to the ITF Agreement is approximately USD $1,532,533 (CAD $1,750,000), comprised of USD $656,800 (CAD $750,000) in cash and approximately 2,550,795 shares of Manaris common stock.

In addition, pursuant to the ITF Agreement, ITF's research and development assets and intellectual property rights (the "R&D assets") were purchased by and combined with Avensys Laboratories, Inc., Avensys' research and development partner. Prior to this transaction, Avensys owned 49% of the voting stock of Avensys Laboratories. The purchase price paid for the R&D assets is 580,000 shares of common stock and 2,000,000 shares of Class E preferred stock of Avensys Laboratories (the "Avensys Laboratories Shares"), which were issued to the preferred shareholders of ITF (the "ITF Preferred Shareholders"); an option for each ITF Preferred Shareholder to (i) sell the Avensys Laboratories Shares to Avensys for its proportionate share of approximately USD $1,713,650 (CAD $2,000,000), or (ii) exchange the Avensys Laboratories Shares for freely tradable shares of Manaris common stock equal its proportionate share of approximately USD $1,285,237 (CAD $1,500,000) divided by USD $0.3359 (CAD $0.3920) per share, between April 1, 2009 and October 1, 2009; and transaction costs of USD $140,036 (CAD $159,901). In the aggregate, the Avensys Laboratories Shares issued pursuant to the ITF Agreement represent 58% of the voting stock of Avensys Laboratories. As a result of the ITF Agreement, Avensys' ownership of the voting stock of Avensys Laboratories has decreased from 49% to 42%.

In connection with the ITF Agreement, the following agreements were also effectuated:

o A License Agreement was entered into between Avensys and Avensys Laboratories, pursuant which Avensys was granted an exclusive license to use Avensys Laboratories' intellectual property and patent improvements, as defined in the License Agreement, in order to develop and sell products incorporating Avensys Laboratories' intellectual property. As consideration for the license, Avensys will be making royalty payments. Pursuant to the License Agreement, Avensys Laboratories will continue to conduct research and development for the mutual benefit of both parties.

o A Shareholder Agreement was entered into between Avensys and the ITF Preferred Shareholders. Pursuant to the Shareholder Agreement, the ITF Preferred Shareholders shall not transfer any Avensys Laboratories Shares, subject to limited exceptions. Thereafter, between April 1, 2009 and October 1, 2009 each ITF Preferred Shareholder shall have an option to (i) sell the Avensys Laboratories Shares to Avensys for its proportionate share of approximately USD $1,713,650 (CAD $2,000,000), or (ii) exchange the Avensys Laboratories Shares for freely tradable shares of Manaris common stock equal its proportionate share of approximately USD $1,285,237 (CAD $1,500,000) divided by USD $0.3359 (CAD $0.3920) per share.

Divestiture of CLI Subsidiary

On February 15, 2006 as part of our efforts to streamline operations, we closed a transaction to sell all of the shares of Chartrand Laframboise Investigation ("CLI") subsidiary, which is a provider of investigative services. The sale of CLI strengthened our balance sheet and enabled us to focus on our core businesses, Avensys Inc. and C-Chip Technologies (North America).

July 2005 Warrant Offer

In July 2005, the Company concluded a Special Warrant Offering which raised gross proceeds of $2,576,117. In connection with the Special Warrant Offer, our Company issued 7,360,336 common shares to Warrant Holders as well as new warrants which were issued in the following amounts: (i) 3,797,976 Series G Warrants, (ii) 3,797,976 Series I Warrants, (iii) 890,590 Series H Warrants and
(iv)1,781,180 Series J Warrants.

Services and Technologies

We offer the following services and technologies: Risk Management Solutions; Environmental Monitoring; Web-Based Security Solutions.

Risk Management Solutions

Our risk management solutions are provided by our C-Chip Technologies Corporation (North America) subsidiary ("C-Chip"). To allow increased security and to control the usage of remote equipment, C-Chip initially focused on the development and marketing of risk management solutions using integrated wireless communications, RFID technology, transaction processing, software applications and the Internet, and when location is required, Global Positioning System (GPS) technology to enable users to efficiently access, control, manage and monitor remote assets. Customers have access to a corporate website in order to remotely access, control, locate and monitor different types of equipment or services anywhere where the GSM global network is available for increased security. These security solutions provide significant value to business users by lowering their risks and associated costs as well as increasing efficiency of their operations.

Because there is a large, readily available market for telematics applications for automotive products, management has focused initial product development effort in this industry. C-Chip is now starting to market an offering targeting the automotive sector with solutions encompassing the credit, asset and security management industry. Its current technology is based on a platform that can be adapted to a wide number of products, including office equipment, industrial machinery and consumer electronics products.

Our competitors in credit management solutions for the automotive sector include AirIQ, OnTime, and PassTime.. These competitors offer different versions of an "egg timer" whereby a code must be manually entered using a keypad to enable a physical device connected to the vehicle's starter. The process enables the use of the vehicle for a certain period of time. Although the device does not rely on wireless network coverage to function, a code must be given and manually entered after each payment has been made. These devices work well but involve significant management time and expense. Our basic product offers a significant price advantage over these manual devices and, in management's opinion, is a much more sophisticated solution as it is totally transparent to users.

Environmental Monitoring

Environmental monitoring services are provided by Avensys Solutions. Avensys has developed a distinctive expertise in monitoring contaminants in air and water. Avensys Solutions offers its solutions through the distribution of monitoring equipment as well as from in house products and services. It is also involved with optical sensing applications, namely for variables such as temperature, humidity, pressure, strain, etc.

Avensys is considered a key player in the environment monitoring market with a significant foothold in the structure & geotechnical market segments. In order to offer complete end to end environment monitoring solutions, Avensys intends to leverage its existing customer base which includes over 1,000 established accounts.

The reputation of Avensys has been built on years of experience in solving environmental monitoring problems, from micro scale in-building sensing systems to the real-time monitoring of temperature, humidity, pressure or chemical levels and macro-scale wireless landslide and flood warning systems in different countries. Through integrated solutions and services branded under the name SenseYourWorldTM, Avensys combines skills, staff and the knowledge to integrate multiple monitoring technologies to deliver real-time, automated, cost-efficient data to business users requesting increased market intelligence.

The Company intends to design and market monitoring devices & instrumentations and to offer complete, turnkey integrated monitoring solutions branded under the brand name "SenseYourWorldTM". To provide end to end monitoring solutions to its customers, Avensys intends to have a foothold and be involved in all realms of turnkey monitoring solutions, including:

1) Monitoring Technologies. The provisioning of physical devices to measure desired conditions;

2) Data Acquisition Process. An overall physical architecture to bring data to a central point;

3) Data Applications. A software layer to analyze and process information; and,

4) Data Access & Reporting Process. An access to software tools and reports needed for a specific application

To enable Avensys to offer end to end monitoring solutions to its customers, proprietary technologies were designed to work with technologies from other companies, including partners, competitors, and other third parties. Similarly, Avensys' services were designed to operate with a variety of communications protocols. It intends to continue to develop additional proprietary technology where feasible and to purchase or license technology where cost-effective.

WEB-BASED SECURITY SOLUTIONS

Our Web-Based Security Solutions are provided by our C-Chip subsidiary. On January 7, 2003, we acquired all assets and intellectual property related to a new wireless, web-based set of communication tools offering users complete access, remote control, and monitoring of a variety of equipment from Capex Investments Limited ("Capex"). The technology we acquired allows selective enabling, disabling (on/off) of targeted equipment, and other commands at will, from anywhere to almost anywhere in North America. Essentially, the products and solutions derived from this technology are targeted to financial institutions and leasing companies to mitigate risks and enforce schedule of payment of borrowers and lessees of certain equipment. This technology is herein referred as the C-Chip technology.

The basic system component of C-Chip's technology entails a chipset embedded in target devices. This includes a cellular radio GPS technology and a microprocessor. Other required components include access to wireless networks and Internet access. The hardware unit is addressable through a communication bridge based on the GSM digital network. The processor accepts an input signal and compares the signal to a number of criteria to determine if the current operating condition should be maintained or modified.

To process the commands of authorized users and to enable users to manage their own database of embedded devices from a central point using the Web, C-Chip has built a proprietary Secure Data Management Center. This eliminates the need for users to make a substantial investment in acquiring and supporting capital equipment, such as hardware, software and data networking equipment, in order to use the Company's services.

C-Chip's proprietary technologies are designed to work with those from other companies, including corporate partners, competitors, and other third parties The Company expects to continue development of additional proprietary technology, and, where cost-effective, purchase or license technology.

With approximately 6,000 units now in the field which were delivered based on minimal production volume, and market reception to its offering, C-Chip chose to reengineer its product for mass production in the first quarter of calendar 2005 to achieve increased efficiencies and to streamline processes. In order to achieve this as promptly as possible, C-Chip concluded an agreement in April 2005 with iMetrik Inc, a company specializing in the development and marketing of wireless solutions to improve management of mobile and remote assets. The process is now essentially completed and the Company began delivery of its new units, starting in March 2006 to provide variants of the core solution.

The Credit Chip 200G is C-Chip's most advanced credit management solution. It combines remote visibility of vehicles and immobilization capabilities. Using the worldwide GSM digital network for wireless communications and our Internet Web Applications, credit grantors have the ability to go online, sound a pre-warning, and then disable a vehicle. If suitable payment arrangement is not made, the vehicle can be located on a map in real-time, via the Internet right on any computer screen.

In each market segments where we intend to position our web-based products, we compete primarily on the basis of functionality, ease of use, quality, price, service availability, effectiveness and financial strength. All our target markets for all market segments are highly competitive. As market demand for wireless communications tools enabling management of remote assets increases, the quality, functionality and availability of competitors' products and services is expected to progress. And with new competitors flooding our market, further price reduction of products and services is expected. In addition, we expect that the widespread adoption of industry standards may make it easier for new market entrants or existing competitors to improve their products and services or offer some or all of the products and services we offer or may offer in the future, possibly at lower prices than ours. This would harm the competitive advantages that our products and services currently enjoy.

WARRANTIES

All of the Company's web-based products are offered with a warranty. The Company's current policy is to offer a one year warranty on all of its web-based products. Avensys' warranty policy for manufactured products varies between 3 months and one year, depending on the product.

INSURANCE

Manaris currently has $1,000,000 of insurance coverage for its web-based security products and $1,000,000 for general liability and coverage for our fixed assets. Avensys has insurance coverage of $3,000,000 for its fiber based products and $1,000,000 for general liability and coverage of its fixed assets.

GOVERNMENT REGULATION

The Company's web-based products are subject to certification by the Federal Communications Commission in the US and by the Department of Communications in Canada. C-Chip's web-based products are all in the process of obtaining such certification for the US and Canadian markets. Other web-based products are expected to undergo the certification process once all pre-commercialization tests are completed. Furthermore, wireless carriers who supply the Company with airtime enabling our services are also subject to regulation by the Federal Communications Commission in the US and the Canadian Radio-Television and Telecommunications Commission in Canada.

Manufactured products are subject to various industry and government certifications, all of which need to be obtained before commercial launch.

EMPLOYEES

As of August 4, 2006, we have one hundred and forty-six (146) employees; 136 (Avensys), 5 (C-Chip), 5 (Manaris) employees on the payrolls of C-Chip and Avensys and we retained some part-time consultants. Our employees are not unionized. We believe relationships with our employees and consultants are good.

                                LEGAL PROCEEDINGS

In December, 2002, Patrice Lavoix, a former Avensys employee filed a lawsuit with the Quebec Labour Commission alleging wrongful dismissal by Avensys Inc. and claiming an indemnity in the amount of US$137,092 (CDN$160,000). The case was brought before the Quebec Court of Appeal, and ordered Avensys to follow the Quebec's Labor Tribunal's decision, and pay an indemnity of $137,092 (CAD $160,000) to the former employee.

Manaris is not a party to any other pending legal proceeding, nor is its property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of Manaris' business.

                             DESCRIPTION OF PROPERTY

The Manaris main office is located at 1155, Rene-Levesque West, Suite 2720, Montreal, Quebec, Canada. The base rent for the current premises is approximately CDN$8,161 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires on November 30, 2010.

The office of our wholly owned subsidiary, C-Chip, is located at 740 Notre-Dame West, Suite 1320, Montreal, Quebec, Canada. They currently lease approximately 1,900 square feet for administration and development. The base rent for the current premises is approximately CND$2,300 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires in June 2010.

The main office of our wholly owned subsidiary, Avensys Inc., is located at 400 Montpellier, Ville Saint-Laurent, Quebec, Canada. They currently lease approximately 41,740 square feet for administration and production. The base rent for the current premises is approximately CND$31,357 inclusive of all taxes. This lease expires on January 31, 2010 with an option to renew for an additional 5 years until January 31, 2015.

Avensys has also two sales representative offices in Canada. They currently lease approximately 3,615 square feet for administration at 1131 Derry Road East, Mississauga, Ontario Canada. The base rent for the current premises is approximately CAD$4,590 inclusive of all taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires on June 30, 2008. They currently lease approximately 400 square feet for administration at 301-1493 Johnston Road, White Rock, British Columbia, Canada. The base rent for the current premises is approximately CAD$500 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires on January 31, 2007.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This management's discussion and analysis of financial condition and results of operations of Manaris Corporation should be read in conjunction with the financial statements and notes thereto of the Company for the year ended June 30, 2005 as included in Form 10-KSB and the three month and nine month periods ended March 31, 2006 as included in Form 10-QSB. Because of the nature of a relatively new and growing company the reported results will not necessarily reflect the future.

This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include those regarding our goals, beliefs, plans or current expectations and other statements regarding matters that are not historical facts. For example, we use the words 'believe', 'expect', 'estimate', 'anticipate', 'intend', 'project' and similar expressions, or words which, by their nature, refer to future events, to make forward-looking statements.

You should not place undue certainty on these forward-looking statements, which apply only as of the date of this report. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. We are not required to publicly release the results of any revisions to these forward-looking statements we make to reflect future events or circumstances.

Overview

Manaris, our holding company, operates the following wholly-owned subsidiaries:

o Avensys Inc., which develops optical components & sensors and provides environmental monitoring solutions. The acquisition of Avensys Inc. in February 2005 has grown our asset base significantly and expanded our sources of revenue.

o C-Chip Technologies Corporation (North America), which offers high-tech products and services to the credit management marketplace. C-Chip has been Manaris' business since its inception in 2003. During the 2005 calendar year, we made a significant investment in reengineering the C-Chip product line.

The Company has several priorities for its 2006 fiscal year ("FY2006"). Manaris, the holding company, will reduce costs where possible. We will further leverage the success of both Avensys and expect C-Chip to start realizing its potential. Overall, corporate focus will be on continued growth. In addition, we will also look to streamline operations and develop efficiencies amongst complementary activities of our subsidiaries.

OUR SERVICES

Avensys is a leader in fibre based sensors and enables businesses and corporations to monitor different types of environments, including Air, Soil, Water as well as buildings and infrastructures. We expect that the production of fiber optics components will continue to be the highest growth area of the company, with some investments needed to keep our lead position and improve our manufacturing processes. This fiscal year will also see the transfer of our first optical sensors from the research and development group to the manufacturing group. The market for optical sensing solutions should therefore produce tangible results, although we expect that the real growth for that sector will start in the next fiscal year.

With regards to environmental and geotechnical solutions, the volume of distributed monitoring equipment should be stable, but our involvement in customer solutions is expected to grow. It is our intention to create a team totally dedicated to integrated solutions in FY2006, with the achievement of a first large scale integrated customer solution during the year.

We also anticipate that Avensys' advanced limnimeter, launched in the summer of 2005, will prove to be a successful product.

C-Chip specializes in the high-tech sector of the security industry, with technology that allows credit grantors the ability to efficiently access, control, manage and monitor remote assets at low costs. For FY2006, C-Chip's priority is to manufacture and deliver an increasing number of C-Chip products into the North American marketplace.

RECENT FINANCINGS

July 2005 Special Warrant Offer

In July 2005 the Company made a Special Warrant Offer (the "Offer") to all Class A Series A, Series E, and Series F warrant holders. A total of $2,576,168 was raised under the Private Placement. Under the terms of the Offer, each Holder participating in the Offer by exercising any Series E Warrants at $0.35 per share received new Series G Incentive Warrants (the "Series G Incentive Warrants") and new Series I Incentive Warrants (the "Series I Incentive Warrants"), each in an amount equal to one hundred percent (100%) of the number of shares of the Company's common stock issued upon exercise of the Series E Warrants pursuant to the Offer. A total of 3,797,976 Series E Warrants were exercised which prompted the issuance of 3,797,976 of Series G Incentive Warrants and 3,797,976 of Series I Incentive Warrants.

Holders participating in the Offer by exercising any Class A Warrants, Series A Warrants or Series F Warrants received new Series H Incentive Warrants (the "Series H Incentive Warrants") and new Series J Incentive warrants (the "Series J Incentive Warrants"), each in an amount equal to twenty-five percent (25%) and fifty percent (50%), respectively, of the number of shares of the Company's common stock issued upon exercise of the Class A Warrants, the Series A Warrants or the Series F Warrants pursuant to the Offer. A total of 3,562,359 of Class A Warrants, Series A Warrants and Series F Warrants were exercised which prompted the issuance of 890,590 Series H Warrants and 1,781,180 of Series J Warrants.

As a result of the Offer, the Company, pursuant to the Warrants in effect, adjusted the respective Warrants accordingly.

Further, as a result of the Special Warrant Offering, the Company issued shares of common stock for a consideration per share less than the Conversion Price in effect, which constitutes a "Trigger Issuance" under the Senior Secured Convertible Note of February 16, 2005. Consequently, some Investors pursuant to the Senior Secured Convertible Note exercised their right to convert part of the
Note into Shares of Common Stock. A total of $815,985 of the Senior Secured Convertible Note was converted. As of September 30, 2005, having made four principle payments, the balance remaining on the Note Agreement totals $2,971,647.

February 2005 Convertible Note Financing

In February 2005, we entered into a Purchase Agreement with eighteen institutional and accredited investors under the terms of which we issued units consisting of an aggregate of $4,675,000 of our Company's 9.0% Senior Secured Convertible Notes, Series A, which are convertible into shares of our common stock at a conversion price of $0.65 per share. Under the terms of the 9.0% Senior Secured Convertible Notes, Series A, principal on the Notes shall be paid in 20 equal monthly installments, with each payment equal to 5% of the principal amount, commencing on June 23, 2005 and continuing on the same day of each month thereafter to the Holder on the tenth date immediately preceding the Principal Payment Date. All payments of principal by us shall be made at our option in cash or, with 10 business day's prior notice, in common stock of our Company valued at 85% of the average closing bid price of the security in the most recent five trading days prior to a Valuation Date. The Notes contain full ratchet anti-dilution protection.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Management's discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires that we make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. At each balance sheet date, management evaluates its estimates, including, but not limited to, those related to accounts receivable, inventories, and deferred revenue. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The estimates and critical accounting policies that are most important in fully understanding and evaluating our financial condition and results of operations are discussed below.

REVENUE RECOGNITION

Our Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured.

Avensys Inc. recognizes revenues when goods are shipped and the risks and rewards have transferred to customers. Revenues are recorded net of rebates, discounts and sales returns. Avensys and its 70% owned subsidiary, specialize in developing, manufacturing and installing control and monitoring remote security solutions.

C-Chip generates its revenues from sales of high tech credit management devices and associated services. C-Chip records commercial product sales when shipped as part of a sales agreement, usually by customer purchase order. Certain product sales contain a small charge for after-sales service for up to one year; such amounts are deferred and recognized as revenue when earned. Products carry a one-year replacement warranty and the level of actual warranty expense has not been material.

Our Company continually monitors timely payments and assesses any collection issues. The allowance for doubtful accounts is based on the Company's detailed assessment of the collectibility of specific customer accounts. Any significant customer accounts that are not expected to be collected are excluded from revenues.

PRINCIPLES OF CONSOLIDATION

Our consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Consolidated companies include: a) 100% of Avensys and its subsidiary, Fizians Inc. of which Avensys owns 70% of its outstanding shares and the accounts of Avensys Labs Inc., a company in which Avensys holds variable interests and is the primary beneficiary. b) 100% of C-Chip c) 100% of Canadian Security Agency (2004) Inc. Operating results for the CLI Group and Avensys are included from the date of acquisition of February 28, 2005, for the year ended June 30, 2005. Operating results for CLI were presented as discontinued operations for the three and nine month periods ended March 31, 2006. All inter-company accounts and transactions have been eliminated.

AMORTIZATION OF EQUIPMENT AND PROPERTY

Our Company's property and equipment are recorded at cost. Our Company provides for depreciation using the following methods and applying rates estimated to amortize the cost over the useful life of the assets:

Computer equipment                  Straight-line and
                                      declining balance   30%-33 1/3%
Furniture and fixture               Straight-line and
                                      declining balance   20%
Leasehold improvements              Straight-line         5 to 8 years
Communication equipment             Declining balance     20%
Laboratory equipment                Straight-line and
                                      declining balance   20%
Automotive equipment and software   Declining balance     30%
Machinery and office equipment      Declining balance     20%

INTANGIBLE ASSETS

An acquired intangible asset that represents technology that has reached technological feasibility is capitalized at cost. Intangible assets with definite lives are reported at cost, less accumulated amortization. The Company does not have any identified intangible assets with a finite life. Acquired in-process research and development is charged to operations in the period of acquisition. The Company provides for amortization on a straight-line basis over the following periods:

Customer lists   3-10 years
Technologies     4 years

GOODWILL

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the identifiable assets acquired and liabilities assumed. Management tests for impairment of goodwill on an annual basis and at any other time if events occur or circumstances change that would indicate that it is more likely than not that the fair value of the reporting unit has been reduced below its carrying amount.

Factors considered important which could trigger an impairment review include, but are not limited to, significant underperformance relative to expected historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the overall business, significant negative industry or economic trends, a significant decline in the stock price for a sustained period and the Company's market capitalization relative to net book value.

The goodwill impairment test is a two-step process. Step one consists of a comparison of the fair value of a reporting unit with its carrying amount, including the goodwill allocated to the reporting unit. Measurement of the fair value of a reporting unit may be based on one or more fair value measures including present value techniques of estimated future cash flows and estimated amounts at which the unit as a whole could be bought or sold in a current transaction between willing parties. If the carrying amount of the reporting unit exceeds the fair value, step two requires the fair value of the reporting unit to be allocated to the underlying assets and liabilities of that reporting unit, resulting in an implied fair value of goodwill. If the carrying amount of the goodwill of the reporting unit exceeds the implied fair value of that goodwill, an impairment loss equal to the excess is recorded in net earnings
(loss).

STOCK-BASED COMPENSATION

Our Company has elected to apply the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB25). Under the intrinsic value method of accounting, compensation expense is recognized if the exercise price of the Company's employee stock options is less than the market price of the underlying common stock on the date of grant. Stock-based compensation for employees is recognized on the straight-line basis over the vesting period of the individual options. Stock options granted to non-employees are accounted for under Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS 123), which establishes a fair value based method of accounting for stock-based awards, and recognizes compensation expense based on the fair market value of the stock award or fair market value of the goods and services received, whichever is more reliably measurable. Under the provisions of SFAS 123, companies that elect to account for stock-based awards in accordance with the provisions of APB 25 are required to disclose the pro forma net income (loss) that would have resulted from the use of the fair value based method under SFAS 123.

CONTINGENT CONSIDERATION

The measurement, recognition and allocation of contingent consideration are accounted for using the following principles:

MEASUREMENT AND RECOGNITION

In accordance with SFASNo.141, Business Combinations ("SFAS141"), contingent consideration is recorded when a contingency is satisfied and additional consideration is issued or becomes issuable. Our Company records the additional consideration issued or issuable in connection with the acquisition when a specified internal performance goal is met. For additional consideration paid in stock, our Company calculates the amount of additional consideration using the closing price of its common stock on the date the performance goal is satisfied.

AMOUNT ALLOCATED TO GOODWILL

In accordance with EITF No.95-8, Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination ("EITF 95-8") and FIN44, the portion of additional consideration issuable to holders of unrestricted common stock and fully vested options as of the acquisition date is recorded as additional purchase price, as the consideration is unrelated to continuing employment with the Company. Such portion is allocated to goodwill.

AMOUNT ALLOCATED TO STOCK-BASED COMPENSATION EXPENSE

In accordance with EITF 95-8, the intrinsic value associated with additional consideration related to stock or options that vest between the acquisition date and the date at which the contingency is satisfied is recorded as an immediate charge to stock-based compensation expense because the consideration is related to continuing employment with the Company.

AMOUNT ALLOCATED TO DEFERRED COMPENSATION

Additional consideration related to options and restricted stock that remain unvested when the contingency is satisfied is recorded as deferred compensation expense under EITF 95-8 and FIN44, as such consideration will only be earned to the extent that the holder of such options or restricted stock continues to be employed by our Company and meets the vesting requirements. The amount recorded as deferred compensation is based upon the intrinsic value of the restricted stock and unvested options at the date at which the contingency is satisfied. Our Company amortizes such deferred compensation over the remaining vesting period of the underlying restricted stock and unvested options. In the event that a holder does not fully vest in the restricted stock or unvested options, the unamortized portion of deferred compensation is eliminated.

INCOME TAX

Our Company utilizes the liability method of accounting for income taxes as set forth in SFAS No. 109, "Accounting for Income Taxes". Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized. The Company has incurred net operating losses of $10,934,000 which expire starting in 2015. Pursuant to SFAS 109 our Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For nonpublic entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. Our Company is evaluating the impact of adopting this standard on the Company's results of operations and financial position. In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS No. 123R. Our Company will consider SAB 107 during the implementation of SFAS No. 123R.

In May 2005, FASB issued SFAS No. 154, Accounting Changes and Error Corrections
- a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS 154 replaces APB Opinion No. 20, Accounting Changes, and SFAS 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. It also provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. Therefore, the reporting of a correction of an error by restating previously issued financial statements is also addressed by this Statement. The provisions of SFAS 154 apply for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after May 2005. SFAS 154 does not change the transition provisions of any existing accounting pronouncements. The adoption of this standard is not expected to have a material effect on our Company's results of operations or financial position.

In February 2006, FASB issued SFAS 155, Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 144. SFAS 155 amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." SFAS 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amends SFAS 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 will be effective for all financial instruments acquired, issued, or subject to a re-measurement (new basis) event occurring after the beginning of an entity's first fiscal year that begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on our Company's results of operations or financial position.

In March 2006, FASB issued SFAS 156. Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140. SFAS 156 amends SFAS 140 to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. It permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. An entity that uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. Under SFAS 156, an entity can elect subsequent fair value measurement to account for its separately recognized servicing assets and servicing liabilities. By electing that option, an entity may simplify its accounting because this Statement permits income statement recognition of the potential offsetting changes in fair value of those servicing assets and servicing liabilities and derivative instruments in the same accounting period. SFAS 156 must be adopted no later than the beginning of its first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of this standard is not expected to have a material effect on our Company's results of operations or financial position.

In June 2006, FASB issued Interpretation No. 48 - an interpretation of FASB Statement No. 109, Accounting for Uncertainty in Income Taxes. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with SFAS 109. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The evaluation of a tax position in accordance FIN 48 is a two-step process. The first step is recognition: The enterprise determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The second step is measurement: A tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. Under FIN 48, differences resulting from this evaluation of tax positions would result in either of an increase of liabilities or decrease of assets. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is evaluating the impact of this interpretation on the Company's results of operations and financial position.

RESULTS OF OPERATIONS

The results of the operations include the accounts of the Company and its wholly-owned subsidiaries. The results for the three and nine month periods ended March 31, 2006 differ significantly from the three and nine month periods ended March 31, 2005 due to the acquisition of our subsidiary Avensys in February 2005. Operating results for CSA were included for the three and nine month periods ended March 31, 2006 and 2005. Operating results for CLI were presented as discontinued operations. Operating results for Avensys, which we acquired in 2005 and C-Chip were included for the full three and nine month periods ended March 31, 2006 and Avensys was included beginning in the three month period ended March 31, 2005.

REVENUES

Our revenues for the three and nine month periods ended March 31, 2006 were $2,912,833 and $7,553,644, respectively, as compared to $1,825,036 and
$3,013,927, respectively, for the comparable period last year. The increase was primarily due to the acquisition of Avensys during the year. For the same period, our product revenue accounted for $2,912,833 and $7,054,017 compared to $1,417,154 and $1,612,496 last year. Increase in product revenue for the three and nine month periods of $1,495,679 and $5,441,521 was primarily due to the acquisition of Avensys.

The third quarter is typically the strongest of the year for Avensys Solutions, due to a seasonal peak in environmental solutions. This peak is caused by the end of the fiscal year for the Canadian government combined with customers needing instrumentation for the upcoming summer season, when most exterior measurements are made.

Our service revenues for the three and nine month periods ended March 31, 2006 were $0 and $499,627, respectively, as compared to $407,882 and $1,401,431, respectively, in the prior year. The decrease in service revenue of $407,882 and $901,804 is due to the Company winding up all of the remaining CSA activities.

Gross margin for the three and nine month periods ended March 31, 2006 was $923,311 and $2,251,302, respectively, as compared to $532,141 and $900,215, respectively, for the same periods last year. Gross margin as a percentage of revenue for the three month period ended March 31, 2006 was 32%, compared to 29% for the same period last year. This 3% improvement in gross margin is mainly attributable to the increased volumes of Avensys, the elimination of service revenues from the discontinued CLI operations and the winding up of the remaining CSA activities.

EXPENSES

Operating expenses for the three and nine month periods ended March 31, 2006 were $6,502,390 and $11,055,324 compared to $2,187,097 and $3,824,673 for the same periods last year. Selling, General and Administration expenses for the three and nine month periods ended March 31, 2006, which exclude stock based compensation of $0 and $473,170 respectively, were $1,778,973 and $4,902,539 compared to $967,109 and $1,804,463 in the same periods last year, also excluding stock based compensation of $479,338 and $990,897 respectively, last year. The increases in Selling, General and Administration expenses are mainly due to professional fees and the operations of Avensys. Research and development expenses for the three and nine month periods ended March 31, 2006 were $208,952 and $649,805 compared to $246,850 and $442,475 for the same periods last year. The increase of $207,330 for the nine months ending 31 March 2006 was due to the operations of Avensys. A Goodwill impairment charge of $4,277,637 was recognized in the three month period ended March 31, 2006, compared to $0 last year. This goodwill impairment resulted from the annual goodwill impairment test conducted by the Company, and is related to the acquisition of Avensys in 2005.

As part of the annual review of goodwill, the Company may be required to recognize an impairment loss on its goodwill as a result of changes in events or circumstances related to the company's businesses. During the course of the quarter ended March 31, 2006, the Company determined that the estimated fair value of its Avensys reporting unit, acquired through the acquisition of Avensys in February 2005, was below carrying value. Management has not completed all the steps to determine the extent of the goodwill impairment and further analysis is required. Management's best estimate of the goodwill impairment of $4,277,637 has been recorded during the current quarter. This impairment loss is a non-cash event and does not affect cash flows. The impairment resulted from delays in realizing the growth objectives and anticipated cash flows related to the business, and is not the result of adverse economic or market conditions, or a loss of competitive advantage. However, the Company continues to believe Avensys will provide strong growth going forward, and with the acquisition of ITF, will enhance its lead position in the optical technologies and environmental monitoring solutions markets.

Depreciation and amortization for the three and nine month periods ended March 31, 2006 were $216,744 and $702,766 compared to $107,051 and $200,089 last year.
An increase of $109,693 and $502,677 was mainly due to the amortization of intangible assets acquired in February 2005 through our acquisition.

Other expenses for the three and nine month periods ended March 31, 2006 were $875,172 and $3,762,488, respectively, compared to $43,801 and $54,381 last year. $225,042 and $688,651 for the three and nine month periods ending March 31, 2006 was due to the amortization of deferred financing costs and to debenture accretion of $674,427 and $3,100,027 for the three and nine month periods ending March 31, 2006, both related to the Senior Convertible Note, Series 'A' issued in February 2005. The net loss for the three and nine month periods ended March 31, 2006 was $6,409,606 (including loss from discontinued operations of $59,293 and a goodwill impairment charge of $4,277,637) and $11,972,128 (including income from discontinued operations of $84,400 and a goodwill impairment charge of $4,277,637) compared to $1,707,825 and $2,987,907 for the same periods last year. The increase in net loss was largely due to the goodwill impairment charge, debenture accretion expenses, amortization of deferred financing costs, amortization of intangible assets, professional fees, and losses from our wholly owned subsidiary C-Chip (North America).

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

To date, our operations have been financed primarily from cash on hand, from the sale of common shares, or of convertible debentures, exercise of warrants, loans, and with respect to Avensys, primarily from revenue from the sales of products and services.

As of March 31, 2006 we had working capital of $1,496,425, compared to a working capital deficiency of $1,003,819 at June 30, 2005. This difference is mainly due to liabilities of CSA that are subject to compromise of $683,653 and funds of $1,285,237 placed in trust from the sale of CLI. Included in these figures, a cash balance of $964,314 compared to $287,147 at June 30, 2005, $2,120,590 in accounts receivable compared to $2,171,737, $1,258,570 in inventory compared to $1,002,874 at June 30, 2005, $2,752,033 in accounts payable and accrued liabilities compared to $3,022,762 at June 30, 2005, $1,944,376 in loans payable compared to $1,641,330 at June 30, 2005 and Liabilities subject to compromise of $683,653 compared to $0 at June 30, 2005.

Net cash used for continuing operations was $2,695,489 compared to $2,362,468 at March 31, 2005. The Company mainly financed its operations through the July Special Warrant Offer for a total net cash proceeds of $2,127,624, proceeds from Discontinued Operations, net of cash from the sale of CLI $2,903,160 and from a $856,863 loan. The Company used $238,008 for debt settlement of Discontinued Operations from the sale of CLI, $302,755 for bank credit line payment, $625,355 for principal payment of Senior Convertible Note Series A, current portion of long term debt $64,649 and $49 for related party payments.

As of March 31, 2006, our Company's total assets were $11,967,545 compared to $20,115,755 at June 30, 2005. The decrease in total assets was primarily attributable to a goodwill impairment charge of $4,277,637 and the sale of CLI during the third quarter offset by an increase in cash of $677,167 and funds of $1,285,237 deposited in trust from the sale of CLI.

As of March 31, 2006 the Company had 72,585,590 issued and outstanding shares compared to 69,303,179 at December 31, 2005. The increase is primarily due to the issuance of 631,038 shares for the settlement of a long-term notes payable to the two CLI executives and 2,425,290 common shares in connection to payments and conversions pursuant to the Senior Convertible Notes Series A. Included in this amount, a total of 1,779,830 common shares were issued as principal payments in the amount of $599,478 and 248,929 common shares were issued following the conversion of $87,125.

Stock options outstanding at March 31, 2006 totaled 4,211,750, compared to 4,387,500 at December 31, 2005.

In July 2005 the Company made a Special Warrant Offer (the "Offer") to all of its Class A Series A, Series E, and Series F warrant holders. The Company received total proceeds of $2,576,168 from the Offer. Under the terms of the Offer, each Holder participating in the Offer by exercising any Series E Warrants at $0.35 per share received new Series G Incentive Warrants (the "Series G Incentive Warrants") and new Series I Incentive Warrants (the "Series I Incentive Warrants"), each in an amount equal to one hundred percent (100%) of the number of shares of the Company's common stock issued upon exercise of the Series E Warrants pursuant to the Offer. A total of 3,797,976 Series E Warrants were exercised which prompted the issuance of 3,797,976 of Series G Incentive Warrants and 3,797,976 of Series I Incentive Warrants.

Holders participating in the Offer by exercising any Class A Warrants, Series A Warrants or Series F Warrants received new Series H Incentive Warrants (the "Series H Incentive Warrants") and new Series J incentive warrants (the "Series J Incentive Warrants"), each in an amount equal to twenty-five percent (25%) and fifty percent (50%), respectively, of the number of shares of the Company's common stock issued upon exercise of the Class A Warrants, the Series A Warrants or the Series F Warrants pursuant to the Offer. A total of 3,562,359 of Class A Warrants, Series A Warrants and Series F Warrants were exercised which prompted the issuance of 890,590 Series H Warrants and 1,781,180 of Series J Warrants.

On September 22, 2005, CSA entered into an agreement with Securite Kolossal Inc. to sell its customer list to Securite Kolossal Inc. for CDN$100,000 subject to adjustment. At December 31, 2005, the Company received CDN$50,000. The remaining balance of CDN$40,000 was received in January 2006 after a CDN$10,000 adjustment by Securite Kolossal. The Company is currently in the process of winding up all remaining activities of CSA. On November 2, 2005, CSA filed for bankruptcy protection with the Superior Court of Quebec, district of Montreal. Pursuant to the Bankruptcy and Insolvency Act, CSA filed a notice of intention to make a proposal, by which the Company intends to settle its payables. On April 4, 2006, a meeting of the creditors was concluded with the unanimous approval of the settlement proposal brought forward by CSA. The settlement proposal was ratified by the Superior Court of Quebec on May 3, 2006. This proposal settles all the outstanding liabilities of CSA for $240,310 (CDN$280,446) (liabilities of CSA stand at $683,653 (CDN$797,891), as of March 31, 2006). The settlement will be funded from estimated CSA cash on hand of $133,665 (CDN$156,000), to be accumulated no later than 15 July 2006, and an estimated payment of $106,628 (CDN$124,446) from Manaris. Any shortfalls in CSA cash on hand, will be funded by Manaris.

During the third quarter the Company issued 200,000 common shares for total proceeds of $40,000 from the exercise of stock options. The Company has not been able to finance itself through profitable operations - it will continue to rely on cash on hand, exercise of warrants, debentures, loans, equity issue or sale of assets. We also expect to seek additional debt and equity financing to help fund our growth objectives and operations, for the near term.

Stock Options and Warrants

      a)    Stock Options

During the three month period ended March 31, 2006:

i) The Company granted 38,000 stock options to employees and 75,000 stock options to a director pursuant to a non-qualified stock option plan at an exercise price of $0.34 and $0.35 per share respectively. These stock options vest over a period of one year. During the three month period ended December 31, 2005:

ii) The Company granted 138,000 stock options to consultants pursuant to a non-qualified stock option plan at an exercise price of $0.00001 per share. Stock options granted to consultants vest immediately. The fair value of these options has been included in stock based compensation.

iii) The Company granted 75,000 stock options to employees pursuant to a non-qualified stock option plan at exercise prices ranging from $0.38 to $0.41 per share. Stock options granted to employees vested over a period of one year.

During the three month period ended September 30, 2005:

iv) The Company granted 777,000 stock options to consultants pursuant to a non-qualified stock option plan at an exercise price of $0.00001 per share. Stock options granted to consultants vest immediately. The fair value of these options has been included in stock based compensation. As part of the 777,000 stock options granted to consultants 257,000 stock options were issued for settlement of debt of $105,501.

v) The Company granted 600,000 stock options to its former Chief Executive Officer pursuant to a non-qualified stock option plan at an exercise price of $0.00001 per share. Stock options granted vest immediately. The fair value of these options has been included in stock based compensation.

vi) The Company granted 500,000 stock options to the Company's current Chief Executive Officer pursuant to a non-qualified stock option plan at an exercise price of $0.38 per share, under the plan, 250,000 stock options vest immediately and 250,000 stock options vest upon completion of his term as interim Chief Executive Officer.

      b)    Warrants

Warrants outstanding as at March 31, 2006

                           Warrant
                          exercise
           Outstanding     prices
--------   -----------   ---------
Series A     1,869,231      0.35
Series E     1,596,155      0.35
Series G     3,797,976      0.35
Series H       890,593      0.35
Series I     3,797,976      0.50
Series J     1,781,184      0.50
IB-01           22,692   0.00001
IB-02          215,385      0.59
IB-03          323,077      0.67
IB-06          605,676      0.35
IB-07           26,168     0.001
            ----------   -------
Total       14,926,113     0.42
            ----------   -------

Changes in the warrants outstanding as at March 31, 2006 are as follows:

Range of exercise prices           0.00001     0.001         0.35        0.50      0.59       0.63      0.67
--------------------------------   -------   -------   ----------   ---------   -------   --------   --------
Balance at beginning of the year   120,192        --           --          --   215,385    107,693   343,077
Reduction in exercise price             --        --   13,604,307          --        --         --        --
Granted                                 --    52,251    5,294,245   5,579,160        --         --        --
Exercised                          (97,500)  (26,083)  (7,360,335)         --        --         --        --
Expired                                 --        --   (2,778,586)         --        --   (107,693)  (20,000)
                                   -------   -------   ----------   ---------   -------   --------   --------
Balance as at March 31, 2006        22,692    26,168    8,759,631   5,579,160   215,385         --   323,077
                                   =======   =======   ==========   =========   =======   ========   ========
Weigthed Average remaining
contractual life (years)               3.9       4.3          3.2         3.9       3.9         --       3.9
                                   -------   -------   ----------   ---------   -------   --------   --------

Range of exercise prices             0.70-1.10     Total
--------------------------------   -----------   ----------
Balance at beginning of the year    13,604,307   14,390,654
Reduction in exercise price        (13,604,307)          --
Granted                                     --   10,925,656
Exercised                                   --   (7,483,918)
Expired                                     --   (2,906,279)
                                   -----------   -----------
Balance as at March 31, 2006                --   14,926,113
                                   ===========   ===========
Weigthed Average remaining
  contractual life (years)                  --          3.5
                                   -----------   ----------

In July 2005, the company completed a special warrant offer to certain of the company's warrant holders. Under the terms of the offer, the exercise price of 13,604,307 warrants held by holders participating in the offer was reduced to $0.35. In connection with this offer, a total of 7,360,335 warrants were exercised for total proceeds amounting to $2,576,118. Upon exercise of the warrants under the offer, the holders collectively received 4,688,566 new warrants at an exercise price of $0.35 per share and 5,579,160 warrants at an exercise price of $0.50 per share.

As a result of the above offer, the exercise price of 666,154 warrants held by holders who did not participate in the offer was reduced by between $0.06 and $0.08 per share to exercise prices ranging between $0.59 and $0.67 per share which is due to an anti-dilution provision.

The reduction of the exercise price of the warrants held by holders who participated in the offer has been accounted for as an inducement. Accordingly, an amount of $1,609,000 representing the excess of the aggregate fair value of the new shares and warrants issued over the carrying value of the warrants subject to the reduction less the cash received and the fair value of the broker warrant issued has been credited to additional paid in capital and charged to deficit. The reduction of the exercise price of the warrants held by holders who did not participate in the offer has been accounted for as a modification of the outstanding warrants. Accordingly, an amount of $589,000 representing the excess of the fair value of the warrants immediately after the reduction over the fair value of those warrants immediately prior to the reduction, has been credited to additional paid in capital and charged to deficit.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

The directors and officers, their ages and positions held as of June 30, 2006 are listed below. Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Name                Age   Position Held
-----------------   ---   --------------------------------------------------
Robert Clarke        61   Chairman of the Board of Directors
John Fraser          59   President and Chief Executive Officer and Director
Andre Monette        47   Chief Financial Officer and Treasurer
Jos J. Wintermans    59   Director
Bernard Bougie       56   Director
Marc Bouchard        48   Director
John H. Simons       67   Director

The following describes the business experience during the past five years of our directors and executive officers, including for each director, other directorships held in reporting companies. There are no family relationships among any of the persons listed.

Robert Clarke, Chairman of the Board of Directors. Mr. Clarke has been our Chairman of the Board of Directors since January 2003. He has been Chairman and Chief Executive Officer of 7bridge Capital, since June 2000, a private venture capital group based in Hong Kong. Since October 1998, Mr. Clarke has been Chairman of the Board of Directors of Asia Payment Systems, Inc. (OTCBB: APYM) During the last five years, Mr. Clarke has served as a Director and as President and Chief Executive Officer at various times of ePhone Telecom Inc. (OTCBB:
EPHO) as follows: He served as the Chairman of the Board of Directors from April 1999 until July 21, 2000 and again from December 1, 2000 to September 12, 2002. Mr. Clarke also served as the President and Chief Executive Officer of ePhone from June 3, 1999 to August 8, 1999, and also from March 9, 20000 until April 1, 2000 and again from December 1, 2000 to July 1, 2001. During two periods he was CEO but not President. These periods were from August 8, 1999 to March 9, 2000 and from April 1, 2001 to July 2001. He carried out the functions normally associated with the offices he held and in particular during the periods when he held the office of CEO he was responsible for the overall direction and operation of the company. From January 1997 to November 1997, Mr. Clarke was President, CEO and a Director of WaveRider Communications Inc (OTCBB: WAVC). He resigned as President in November 1997, but carried on as Director and CEO for an additional month until December 1997. Mr. Clarke was a Director and Chairman of TEK Digitel Corp. (OTCBB: TEKI) from June 1998 until September 1999, but had no executive responsibilities and was paid no compensation. During the period July 1998 to August 1999 Mr. Clarke was a director of Innofon.Com Inc. (OTCBB:INNF).

John Fraser, Director, President and Chief Executive Officer. Mr. Fraser has served as a Director since January 2003, and as our Secretary and Treasurer from January 2003 until September 16, 2005. On September 16, 2005, Mr. Fraser was appointed as our President and Chief Executive Officer for a minimum period of three months, replacing Stephane Solis. He was a partner for twenty years with KPMG Canada until January 1998. For the last four years of his career with KPMG, he was Vice Chairman of the firm and responsible for the Canadian management consulting division. In January 1998, he started providing consulting services to professional services and high technology start-up firms, which services he continues to provide to this day, and since January 1999, under the name J G Fraser & Associates Inc. In February 2004, J G Fraser & Associates became a partner in Catalyst Consulting, a private Canadian consulting firm providing management consulting services to law firms and law departments in Canada and internationally. From July 1999 to August 2002, Mr. Fraser was a director of ePhone Telecom Inc. (OTCBB: EPHO). Mr. Fraser served as a Director for Asia Payment Systems, Inc. (OTCBB: APYM) from September 2002 to June 2006. From June 2000 to May 2003, Mr. Fraser was a director of Walters Forensic Engineering, a public engineering firm based in Toronto, Canada. (CDNX: YWL). He is a director of 7bridge Capital, a private venture capital group based in Hong Kong. He is also a director and immediate past Chairman of Hincks Dellcrest, a non-profit organization located in Toronto, Canada.

Andre Monette, Chief Financial Officer. Mr. Monette has served as our Chief Financial Officer since February 2005 and as our Secretary and Treasurer since September 2005. He began his career in September 1979 with Raymond, Chabot, Martin, Pare & Associes, as an auditor. In April 1984, he joined the North American subsidiaries of Lombard Odier & Cie private bankers, Geneva, Switzerland and as a Senior Manager and he carried out, until September 2002, various functions within the Group. From 1985 to 2002, he served as Vice President of Finance and Administration of Lombard Odier Company of Canada, a holding company offering administrative and information technology services to affiliated companies. From 1989 to 2002, he also served as President, Chief Executive Officer and Director of Transatlantic Securities Company, a registered securities broker/dealer member of The New York Stock Exchange. He was in 2002, Treasurer of Lombard Odier Trust Company, an investment adviser providing portfolio management to private clients and securities custody. From 1999 to 2002, he was Treasurer of Lombard Odier Holdings (US) Inc. which had two wholly-owned subsidiaries, Lombard, Odier, Inc, an investment adviser registered with the SEC and Lombard, Odier, Securities Inc, a broker-dealer intermediary registered with the SEC and NASD. From October 2002 to December 2003 he was self-employed. In January 2004 he joined Caisse de Depot et de Placement du Quebec, a financial institution, as an operational Risk Manager. Mr. Monette was unemployed from October 2004 to January 2005. Mr. Monette is a Chartered Accountant and a Chartered Financial Analyst. He received his Bachelor in Business Administration from the Ecole des Hautes Etudes Commerciales de Montreal.

Jos J. Wintermans, Director. Mr. Wintermans has served as a Director since November 2005. Mr. Wintermans has held a number of executive positions in the financial services, retail, manufacturing and distribution sectors. From June 2001 to December 2004, Mr. Wintermans served as the President, Chief Executive Officer and a Director of Sodisco-Howden Group. From December 1999 to June 2001 served as the President, Chief Executive Officer and a Director for Skyjack. From June 1996 to May 1997, he was the President, Chief Executive Officer and a Director of Rogers Cable Ltd. From 1988 to 1995, he served as Chief Executive Officer for Canadian Tire Acceptance Ltd. In 1996, he was named Senior Vice-President, Diversified Business for its parent company, Canadian Tire Corporation (CTC).

Bernard Bougie, Director. Mr. Bougie has served as a Director since December 2005. A Chartered Accountant (Canada) and an expert in financial information and corporate governance, Mr. Bougie joined Deloitte & Touche in 1975, a leading accounting and consulting firm, and became a partner in 1982. He retired as a senior partner from the firm in August 2004. Since that time, he has acted as a management consultant. In August 2005, Mr. Bougie was appointed as a Director of the Board and Chairman of the audit committee of the private Canadian company, Capital Teamsoft Inc. Mr. Bougie is a member of the Institute of Corporate Directors and a graduate of the Corporate Director's Governance College.

Marc Bouchard Director. Mr. Bouchard is the founder of Toll Cross Securities Inc., a full service institutional investment brokerage firm dedicated to addressing the increasingly complex needs of small and mid-cap companies in today's capital markets. Mr. Bouchard has served as Chairman of Toll Cross since 2002. From 1998 to 2002, Marc was a senior officer with Bell Canada Enterprises Inc., where he was responsible for various aspects of corporate development, finance and operations. In 1994, Mr. Bouchard joined fONOROLA as Chief Financial Officer and became Chief Operating Officer in 1995. In 1980, Mr. Bouchard joined Lehman Brothers, where he spent over 13 years in various international capital markets capacities including Chief Operating Officer of Lehman Brothers Asia.

John Simons Director. Mr. Simons is President of John H. Simons Consultants Inc, a management consulting firm that provides management consulting services to both public and private high-technology companies. He was also Chairman of the Board of ITF Optical Technologies Inc. and of ISR Technologies Inc. and was a Partner in GTI Capital Inc. Until 2002, Mr. Simons served as Chairman of the Board of Ad Opt Technologies Inc. and was Chairman of Engenuity Technologies Inc. until 1998. Prior to June 1994, Mr. Simons was President and Chief Executive Officer of Canadian Marconi Company. Mr. Simons has extensive experience in the aerospace, electronics and telecommunications industries.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires officers and directors of a company with securities registered pursuant to Section 12 of the 1934 Act, and persons who own more than 10% of the registered class of such company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the subject company with copies of all Section 16(a) forms filed. All reports required to be filed under Section 16 during the last fiscal year have been filed.

AUDIT COMMITTEE AND CHARTER

We have an audit committee charter. Under the charter, the committee is comprised of our independent directors. Our audit committee is responsible for:
(1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and,
(5) funding for the outside auditory and any outside advisors engagement by the audit committee.

AUDIT COMMITTEE FINANCIAL EXPERT

On December 14, 2005, we appointed Mr. Bernard Bougie as Chairman of our audit committee and as our audit committee financial expert. Mr. Bougie is independent of our management.

CODE OF ETHICS

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

DISCLOSURE COMMITTEE AND CHARTER

We have a disclosure committee charter. The purpose of the committee is to provide assistance to Senior management in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables set forth certain information regarding our Chief Executive Officer and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal years ending June 30, 2006, 2005, 2004 and 2003 exceeded $100,000:

                                                                     Long Term
                                    Annual Compensation         Compensation Awards            Payouts
                                ---------------------------   ------------------------   --------------------
(a)                      (b)      (c)      (d)       (e)          (f)          (g)         (h)         (i)
                                                    Other
                                                    Annual    Restricted    Securities
                                                   Compen-       Stock      Underlying     LTIP     All Other
Name and Principal              Salary    Bonus     sation     Award(s)     Options /    Payouts    Compens-
Position [1]             Year     ($)      ($)       ($)          ($)        SARs (#)      ($)      ation ($)
----------------------   ----   -------   ------   --------   -----------   ----------   --------   ---------
Stephane Solis           2005   146,000              11,190        0         1,100,000       0          0
President and Chief      2004    67,164        0      6,644        0                 0       0          0
Executive Officer        2003    18,775        0      2,086        0           500,000       0          0
(resigned Sept. 2005)

Andre Monette            2006   160,000   59,000          0        0                 0       0          0
Treasurer and Chief      2005    25,112        0          0        0           150,000       0          0
Financial Officer        2004         0        0          0        0                 0       0          0
(since Sept. 2005 and    2003         0        0          0        0                 0       0          0
Feb 2005 respectively)

John Fraser              2006   192,000        0          0        0           500,000       0          0
President and Chief      2005         0        0          0        0            75,000       0          0
Executive Officer        2004         0        0          0        0           200,000       0          0
(appointed President     2003         0        0          0        0                 0       0          0
and CEO Sept 2005)

[1] All compensation received by the officers and directors has been disclosed.

OPTION/SAR GRANTS

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors, other than our 2006 Non Qualified Stock Option Plan and our 2003 and 2004 Incentive Stock Option Plans. Under these Plans, the board of directors is vested with discretionary authority to grant options to persons furnishing services to us. There were 15,000,000 shares in the plans. 5,311,750 shares have been issued are outstanding as a result of the exercise of options, 5,973,686 options have been exercised and 3,714,564 shares remain in the plan.

OPTION GRANTS TO OFFICERS AND DIRECTORS DURING THE FISCAL YEAR

                   Number of      % of Total
                   Securities    Options/SARs
                   Underlying     Granted to       Exercise
                  Options/SARs   Employees in      of Base      Expiration
Name              Granted (#)    Fiscal Year     Price ($/Sh)      Date
---------------   ------------   ------------    ------------   ----------
Robert Clarke       150,000          9.38%         $   0.68     09/14/2009
Robert Clarke        75,000          4.69%         $   0.34     06/05/2011
Cherry Lim           75,000          4.69%         $   0.68     09/14/2009
Cherry Lim           75,000          4.69%         $   0.35     01/13/2011
John Fraser          75,000          4.69%         $   0.68     09/14/2009
John Fraser         500,000         31.25%         $   0.38     09/16/2010
John H. Simons       75,000          4.69%         $   0.35     06/05/2011
John H. Simons       50,000          3.13%         $0.00001     06/05/2011
Marc Bouchard        75,000          4.69%         $   0.35     06/05/2011
Marc Bouchard        50,000          3.13%         $0.00001     06/05/2011
Bernard Bougie       75,000          4.69%         $   0.34     06/05/2011
Bernard Bougie       50,000          3.13%         $0.00001     06/05/2011
Jos Wintermans       75,000          4.69%         $   0.38     06/05/2011
Jos Wintermans       50,000          3.13%         $0.00001     06/05/2011
Andre Monette       150,000          9.38%         $   0.81     02/14/2010

Aggregated option/SAR Exercised by Officers and Directors in Last Fiscal Year and FY-End Option/SAR Values

                                                 Number of Securities           Value of Unexercised
                                                Underlying Unexercised              In-the-Money
                     Shares         Value      Options/SARs at FY-End (#)    Options/SARs at FY-End ($)
                   Acquired on    Realized    ---------------------------   ---------------------------
Name              Exercised (#)      ($)      Exercisable   Unexercisable   Exercisable   Unexercisable
---------------   -------------   ---------   -----------   -------------   -----------   -------------
Robert Clarke        250,000       $154,000     168,750        56,250         $     0          $0
Cherry Lim           200,000       $131,000     150,000             0         $     0          $0
John Fraser          200,000       $ 18,900     325,000       250,000         $     0          $0
Benjamin Leboe       170,000       $ 49,600     380,000             0         $ 3,600          $0
Claude Pellerin      100,000       $ 20,235      50,000             0         $     0          $0
Andre Monette              0       $      0     150,000             0         $     0          $0
Jos Wintermans             0       $      0      68,750        56,250         $16,000          $0
Marc Bouchard              0       $      0      68,750        56,250         $16,000          $0
John H. Simons             0       $      0      68,750        56,250         $16,000          $0
Bernard Bougie             0       $      0      68,750        56,250         $16,000          $0

FUTURE COMPENSATION OF OUR OFFICERS

For the fiscal year ending June 30, 2006, we intend to pay John Fraser, our president and chief executive officer, a base salary of $192,000 and grant him 500,000 stock purchase options priced at the market on the date of grant, 250,000 of which were vested upon appointment and the balance to be vested upon termination of his agreement. The stock purchase options are priced at the market on the date of grant.

For the fiscal year ending June 30, 2006, we intend to pay Andre Monette, our treasurer and chief financial officer, a base salary of approximately $160,000. There has not been any bonus plan in place as part of his remuneration. In 2006, Andre Monette received a special bonus of $59,000 in order to account for his exceptional work and dedication with respect to our Finances.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure other than our 2003, 2004 and 2006 Incentive/or Nonqualified Stock Option Plans.

COMPENSATION OF DIRECTORS

Each non-executive director is paid a base fee of CAD$15,000 per year. Fees are payable quarterly. In addition non executive Directors will receive 50,000 options to purchase shares of the Company at $0.00001 upon their appointment to the board, and 75,000 options per annum vested quarterly to purchase shares of the Company at the market price prevailing at the date of appointment. Directors may, in addition, receive a fee for devoting special attention to the business of Manaris which is outside the scope of ordinary duties, or where any business journey must be undertaken. Current fees are:

o CAD $5,000 per annum for acting as a chair of the Board of Directors, the Audit Committee or any other Committee that may be created by the Company;

o CAD $1,000 per meeting of the Board or Committee; if special circumstances warrant board meetings of less than 90 minute duration and are conducted by phone, this amount will be reduced to $250.

o CAD $1,000 per day for work which is outside the scope of ordinary duties as a board or committee member.

INDEMNIFICATION

Pursuant to the articles of incorporation and bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the state of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As part of interim financing by shareholders, we have purchased management services from Capex Investments Limited, the vendor in our asset purchase transaction. Capex is owned and controlled by Robert Clarke, who is a member of our Board of Directors. Capex and related parties also paid certain operations expenses directly and advanced funds for working capital. The amounts due are non-interest bearing, unsecured, and have no fixed terms of repayment. The amount due to related parties, including Capex, as of March 31, 2006 is $40,000. Capex Investments Limited is controlled by members of our board of directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of August 9, 2006 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our directors and named executive officers; and (iii) our directors and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Except as otherwise indicated, the address for each person is our address at 1155 Rene-Levesque Blvd. West Suite #2720, Montreal, Quebec, Canada H3B 2K8.

                            Direct Amount of                                                      Percent of
Name of Beneficial Owner    Beneficial Owner   Position                                           Class [3]
-------------------------   ----------------   ------------------------------------------------   ----------
Robert Clarke                   225,000[1]     Chairman of the Board of Directors                        *

John Fraser                     745,000[2]     President and Chief Executive Officer since               *
                                               September 16, 2005 and a Director [6]

Andre Monette                   150,000[1]     Chief Financial Officer, Secretary and Treasurer          *

Marc Bouchard                   125,000[5]     Director

John H. Simons                  125,000[5]     Director                                                  *

Jos J. Wintermans               125,000[5]     Director                                                  *

Bernard Bougie                  125,000[5]     Director                                                  *

Capex Investments Ltd         4,913,306[4]                                                            6.27%
315 St. James Court
St. Denis Street
Port Louis
Republic of Mauritius

Cede & Co.                    66,127,545                                                             84.37%
PO Box 222
Bowling Green Station
New York, NY

All officer and Directors
as a Group (7 Persons)        1,620,000                                                               2.07%

* less than 1%

[1] The foregoing figures include unexercised options. No issued and outstanding shares of common stock are currently owned by this person.

[2] Includes 170,000 shares of common stock and an unexercised option to acquire 575,000 shares.

[3] Based on 78,382,426 shares of common stock issued and outstanding as of August 9, 2006.

[4] Capex Investments is owned and controlled by Robert Clarke, who is a Director of Manaris.

[5] Options to purchase an aggregate of 125,000 shares of common stock have been granted to newly appointed Directors pursuant to the Company's 2006 Nonqualified Stock Option Plan. Of this amount, 50,000 are exercisable upon appointment at an exercise price of $0.0001 per share. The remaining 75,000 are vested quarterly at the Market Price on the date of their respective appointments to the Board of Directors. The aforementioned options have ten year terms

                              SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

This prospectus, as it may be amended or supplemented from time to time, is deemed to relate to 4,766,343 shares of common stock that may be sold by certain of our existing shareholders, including:

* 22,692 shares of common stock underlying our Series IB1 Warrants issued for services rendered in connection with our February 2005 Convertible Note financing. One Series IB1 Warrant and $0.00001, entitles a Series IB1 Warrant holder to acquire one share of our common stock. The Series IB1 Warrants have a 5 year term;

* 215,385 shares of common stock underlying our Series IB2 Warrants issued for services rendered in connection with our February 2005 Convertible Note financing. One Series IB2 Warrant and $0.59, subject to adjustment, will entitle a Series IB2 Warrant holder to acquire one share of common stock. The Series IB2 Warrants have a 5 year term;

* 323,076 shares of common stock underlying our Series IB3 Warrants issued for services rendered in connection with our February 2005 Convertible Note financing. One Series IB3 Warrant and $0.71, subject to adjustment, will entitle a Series IB3 Warrant holder to acquire one share of common stock. The Series IB3 Warrants have a 5 year term;

* 1,654,394 shares of common stock issuable in satisfaction of debentures issued by our wholly-owned subsidiary, Avensys, Inc., in February 2005;

* 2,550,795 shares of common stock issued to shareholders of ITF Optical Technologies, Inc. pursuant to an Asset Purchase Agreement finalized in April 2006 whereby Manaris Corporation, through its wholly-owned subsidiary, Avensys, Inc., acquired the assets of ITF Optical Technologies;

Midtown Partners & Co., LLC, acted as the placement agent for our 2005 Convertible Note Offering, and July 2005 Warrant Offering. Midtown Partners & Co., LLC is an SEC and NASD registered broker dealer located in Boca Raton, Florida.

Pursuant to the Placement Agent Agreement we entered into with Midtown in connection with our February 2005 Convertible Note financing, Midtown Partners received a cash fee in an amount equal to seven percent (7.0%) of the principal amount of the financing and warrants to purchase shares of common stock equal to ten percent (10%) of the aggregate number of shares of common stock issued and issuable by the Company in connection with the Finacing. In addition, Midtown Partners received warrants to purchase such number of shares of the common stock of Manaris equal to ten percent (10.0%) on Warrants that have been issued to the Placement Agent Investors. Fifty percent (50%) of the Warrants issued to Midtown have cashless exercise provisions while the remaining fifty percent (50%) of the Warrants provide for cash exercise at a strike price of $0.71 subject to adjustment.

                                                Shares Beneficially Owned             Shares Beneficially Owned
                                                  Prior to the Offering(1)               After the Offering(2)
                                         ---------------------------------------   -------------------------------
                                            Total Shares of
                                            Common Stock and
                                          Common Stock Issuable       Total
                                            Upon Exercise of      Percentage of
                                              Warrants or         Common Stock,
                                             Conversion of        Assuming Full    Total Shares
                 Name                    Convertible Notes(3)      Conversion(4)    Registered    Number   Percent
--------------------------------------   ----------------------   --------------   ------------   ------   -------
Ontario Teacher' Pension Plan (4)                561,175                *              561,175      -0-     0.00%
Investissement Technologie (3599)
  Inc. (5)                                     1,071,334              1.39%          1,071,334      -0-     0.00%
Celtic House Venture Partners Fund IIA
  LP (6)                                         357,111                *              357,111      -0-     0.00%
GTI V Limited Partnership (7)                    181,617                *              181,617      -0-     0.00%
GTI V (NR) Limited Partnership (8)                73,463                *               73,463      -0-     0.00%
Bay Tech Venture Capital GmbH & co.
  KG. (9)                                        306,095                *              306,095      -0-     0.00%
Fondaction, le Fonds de developpement
  de la Confederation des syndicats
  nationaux pour la cooperation et
  l'emploi (10)                                1,654,394              2.11%          1,654,394      -0-     0.00%
Famalom, LLC (11)                                116,598                *              116,598              0.00%
Deecembra D. Diamond (12)                         93,291                *               93,291              0.00%
Daedalus Consulting, Inc. (13)                    23,328                *               23,328              0.00%
Starboard Capital Markets (14)                     6,731                *                6,731      -0-     0.00%
Anthony J. Spatacco Jr. (15)                       6,731                *                6,731      -0-     0.00%
Michael Hamblett (16)                             13,461                *               13,461      -0-     0.00%
Bruce Jordan (17)                                 52,500                *               52,500      -0-     0.00%
John Rory Rohan (18)                             123,872                *              123,872      -0-     0.00%
Richard Henri Kreger (19)                        104,462                *              104,462      -0-     0.00%
Lowenstein Sandler, PC (20)                       20,000                *               20,000      -0-     0.00%
TOTAL                                          4,766,343              6.08%          4,766,343      -0-     0.00%

* Less than 1%.

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the warrants and convertible notes will be issued.

(3) Based on 78,382,426 shares of common stock outstanding as of August 9, 2006.

(4) Represents 561,175 shares of common stock issued pursuant to the ITF Optical Asset Purchase Agreement. Rosemary Zigrossi and Imtiaz Khan may be deemed the control persons of the securities.

(5) Represents 1,071,334 shares of common stock issued pursuant to the ITF Optical Asset Purchase Agreement. Any two of the following four individuals may may be deemed as the control persons of the securities Jean Rocheleau, Michel Sainte-Marie, Marc Paquet, Sylvana Travaglini.

(6) Represents 357,111 shares of common stock issued pursuant to the ITF Optical Asset Purchase Agreement. The fund acts through its general partner, Celtic House General Partner (Fund IIA) Inc. David Adderley may be deemed the control persons of the securities.

(7) Represents 306,095 shares of common stock issued pursuant to the ITF Optical Asset Purchase Agreement. The fund is acts through its general partner, GTI V Inc.

(8) Represents 73,463 shares of common stock issued pursuant to the ITF Optical Asset Purchase Agreement. The fund is acts through its general partner, GTI V
(NR) Inc.

(9) Represents 181,617 shares of common stock issued pursuant to the ITF Optical Asset Purchase Agreement. Rolf Schneider-Gunther, Managing Partner, may be deemed the control persons of the securities

(10) Represents 1,654,394 shares issuable in satisfaction of a debenture issued on February 28, 2005.

(11) Represents (i) 48,750 shares underlying Series IB2 warrants and (ii) 67,848 shares underlying Series IB3 warrants.

(12) Represents (i) 39,000 shares underlying Series IB2 warrants and (ii) 54,291 shares underlying Series IB3 warrants.

(13) Represents (i) 9,750 shares underlying Series IB2 warrants and (ii) 13,578 shares underlying Series IB3 warrants.

(14) Represents (i) 1,923 shares underlying Series IB1 warrants (ii) 1,923 shares underlying Series IB2 warrants and (iii) 2,885 shares underlying Series IB3 warrants. Starboard Capital Markets is a registered broker dealer. Starboard Capital Markets and affiliated individuals received Series IB6 warrants for services rendered in connection with our February 2005 Convertible Note financing. Mr. James Dotzman, may be deemed the control person of the securities registered on behalf of Starboard Capital Markets.

(15) Represents (i) 1,923 shares underlying Series IB1 warrants (ii) 1,923 shares underlying Series IB2 warrants and (iii) 2,885 shares underlying Series IB3 warrants. Michael Hamblett, who is affiliated with Starboard Capital Markets, received the warrants for services for services rendered in connection with our February 2005 Convertible Note financing.

(16) Represents (i) 3,846 shares underlying Series IB1 warrants (ii) 3,846 shares underlying Series IB2 warrants and (iii) 8,769 shares underlying Series IB3 warrants. Michael Hamblett, who is affiliated with Starboard Capital Markets, received the warrants for services for services rendered in connection with our February 2005 Convertible Note financing.

(17) Represents (i) 15,000 shares underlying Series IB1 warrants (ii) 15,000 shares underlying Series IB2 warrants and (iii) 22,500 underlying Series IB3 warrants. Bruce Jordan is affiliated with Midtown Partners & Co., LLC, which acted as the placement agent for our February 2005 Convertible Note financing.

(18) Represents (i) 51,443 shares underlying Series IB2 warrants and (ii) 72,429 shares underlying Series IB3 warrants. J. Rory Rohan is affiliated with Midtown Partners & Co., LLC, which acted as the placement agent for our February 2005 Convertible Note financing.

(19) Represents (i) 43,750 shares underlying Series IB2 warrants and (ii) 60,892 shares underlying Series IB2 warrants. Richard H. Kreger is affiliated with Midtown Partners & Co., LLC, which acted as the placement agent for our February 2005 Convertible Note financing.

(20) Represents (i) 20,000 shares underlying Series IB3 warrants.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.00001 par value per share. The holders of our common stock:

* have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

* are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On January 11, 2006, Manning Elliott LLP Chartered Accountants (the "Former Accountant") resigned as the independent registered public accounting firm for Manaris Corp. (the "Company"). The Company engaged PricewaterhouseCoopers LLP - Montreal Canada (the "New Auditors"), as its new independent registered public accounting firm. The Company's decision to engage the New Auditors was approved by its Board of Directors on January 13, 2006.

The reports of the Former Accountant on the financial statements of the Company for each of the two most recent fiscal years, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles for the two most recent fiscal years, except that the Former Accountant's opinion in its report on the Company's financial statements for each of the last two fiscal years expressed substantial doubt with respect to the Company's ability to continue as a going concern.

During the Company's two most recent fiscal years and the subsequent interim period through the date of resignation, there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-B.

During the Company's two most recent fiscal years and the subsequent interim period through the date of resignation, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant would have caused it to make reference to the subject matter of the disagreements in connection with its reports on these financial statements for those periods.

The Company did not consult with the New Auditor regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided by the New Auditor that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues.

                                    REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                              STOCK TRANSFER AGENT

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119 and its telephone number is
(702) 361-3033.

                                     EXPERTS

The consolidated financial statements of Manaris Corporation for the year ended June 30, 2005 included in this Prospectus have been so included in reliance on the report of Manning Elliott, LLP Chartered Accountants, Independent Registered Public Accountants,, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

Manaris Corporation
(Formerly A Development Stage Company)
Interim Consolidated Financial Statements Unaudited
(Expressed in U.S. dollars)
March 31, 2006

                                      Index

Interim Consolidated Balance Sheet........................................   F-2
Interim Consolidated Statements of Operations.............................   F-3
Interim Consolidated Statements of Cash Flows.............................   F-4
Notes to Interim Consolidated Financial Statements........................   F-6

Manaris Corporation
(Formerly A Development Stage Company)
Interim Consolidated Balance Sheet
Unaudited
(Expressed in U.S. dollars)

                                                                               March 31,     June 30,
                                                                                 2006          2005
                                                                                   $            $
                                                                             -----------   -----------
                                     ASSETS
Current Assets
Cash and cash equivalents                                                        964,314       287,147
Accounts receivable, net of allowance for doubtful accounts of $98,788 and
  $141,093 respective                                                          2,120,590     2,171,737
Deposit in trust (Note 5)                                                      1,323,196            --
Other receivables                                                                598,320       859,108
Inventories (Note 8)                                                           1,258,570     1,002,874
Prepaid expenses                                                                 144,736        81,761
Restricted marketable securities                                                  85,682        81,606
Current assets of discontinued operations (Note 5)                                    --       869,630
                                                                             -----------   -----------
Total Current Assets                                                           6,495,408     5,353,863
Property and equipment                                                           519,419       540,404
Intangible assets (Note 7)                                                     3,694,035     2,958,628
Goodwill  (Note 3)                                                             1,014,130     6,722,834
Deferred financing costs                                                         156,257       436,685
Deferred transactions costs                                                       83,721            --
Prepaid  expenses - long term                                                      4,575        13,906
Assets of discontinued operations (Note 5)                                            --     4,089,435
                                                                             -----------   -----------
Total Assets                                                                  11,967,545    20,115,755
                                                                             ===========   ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities                                       2,752,033     3,022,762
Loans payable and bank advances (Note 11)                                      1,944,376     1,641,330
Current portion of long-term debt                                                 79,078       143,727
Current portion of convertible debentures                                        183,496       557,284
Due to related parties (Note 10)                                                  40,000       268,435
Current liabilities of discontinued operations (Note 5)                               --       724,144
                                                                             -----------   -----------
Total Current Liabilities                                                      4,998,983     6,357,682
Long-term Debt, less current portion                                             228,507       272,598
Convertible debentures                                                           695,925     2,023,456
Long term liabilities of discontinued operations (Note 5)                             --       214,127
                                                                             -----------   -----------
Total Liabilities Not Subject to Compromise                                    5,923,415     8,867,863
Liabilities subject to compromise (Note 12)                                      683,653            --
Non-controlling Interest                                                          23,519        18,033
                                                                             -----------   -----------
Contingencies (Note 15)
Stockholders' Equity
Common Stock, 500,000,000 (June 30, 2005: 100,000,000) shares authorized with a par value of $0.00001; 72,585,590 and 54,782,802 issued and
  outstanding, respectively                                                          726           548
Additional Paid-in Capital                                                    32,437,881    24,142,078
Accumulated other comprehensive Loss                                            (383,873)     (364,415)
Deficit                                                                      (26,717,776)  (12,548,352)
                                                                             -----------   -----------
Total Stockholders' Equity                                                     5,336,958    11,229,859
                                                                             -----------   -----------
Total Liabilities and Stockholders' Equity                                    11,967,545    20,115,755
                                                                             ===========   ===========

Manaris Corporation
(Formerly A Development Stage Company)
Interim Consolidated Statements of Operations Unaudited
(Expressed in U.S. dollars)

                                                                  For the Three Months       For the Nine Months
                                                                    Ended March 31,            Ended March 31,
                                                                -----------------------   ------------------------
                                                                   2006         2005          2006         2005
                                                                     $            $            $             $
                                                                ----------   ----------   -----------   ----------
Revenue
Products                                                         2,912,833    1,417,154     7,054,017    1,612,496
Services                                                                --      407,882       499,627    1,401,431
                                                                ----------   ----------   -----------   ----------
Total Revenue                                                    2,912,833    1,825,036     7,553,644    3,013,927
                                                                ----------   ----------   -----------   ----------
Cost of Revenue
Products                                                         1,989,522      956,487     4,761,844    1,061,086
Services                                                                --      336,408       540,498    1,052,626
                                                                ----------   ----------   -----------   ----------
Total Cost of Revenue                                            1,989,522    1,292,895     5,302,342    2,113,712
                                                                ----------   ----------   -----------   ----------
Gross Margin                                                       923,311      532,141     2,251,302      900,215
                                                                ----------   ----------   -----------   ----------
Operating Expenses
Depreciation and amortization                                      216,744      107,051       702,766      200,089
Selling, general and administrative                              1,778,973      967,109     4,902,539    1,804,463
Acquired in-process research and development                            --      386,749            --      386,749
Loss on disposal of long-lived assets                               20,084           --        49,407           --
Loss on impairment of Goodwill (Note 3)                          4,277,637           --     4,277,637           --
Research and development                                           208,952      246,850       649,805      442,475
Stock based compensation (1) (Note 14)                                  --      479,338       473,170      990,897
                                                                ----------   ----------   -----------   ----------
Total Operating Expenses                                         6,502,390    2,187,097    11,055,324    3,824,673
                                                                ----------   ----------   -----------   ----------
Loss from Continuing Operations                                 (5,579,079)  (1,654,956)   (8,804,022)  (2,924,458)
Other Expenses (income)
Other income                                                       (24,297)     (27,089)      (26,190)     (27,089)
Interest expense                                                   225,042       62,156       688,651       72,736
Debenture accretion                                                674,427        8,734     3,100,027        8,734
                                                                ----------   ----------   -----------   ----------
Net Loss from Continuing Operations Before Income Tax Benefit   (6,454,251)  (1,698,757)  (12,566,510)  (2,978,839)
Income Tax Benefit - Refundable tax credits                       (109,119)      (8,637)     (514,633)      (8,637)
                                                                ----------   ----------   -----------   ----------
Net Loss from Continuing Operations before Non-
  controlling interest                                          (6,345,132)  (1,690,120)  (12,051,877)  (2,970,202)
Non-controlling interest                                             5,181           85         4,651           85
                                                                ==========   ==========   ===========   ==========
Net Loss from Continuing Operations                             (6,350,313)  (1,690,205)  (12,056,528)  (2,970,287)
Results of Discontinued Operations (Note 5)                        (59,293)     (17,620)       84,400      (17,620)
                                                                ==========   ==========   ===========   ==========
Net loss                                                        (6,409,606)  (1,707,825)  (11,972,128)  (2,987,907)
                                                                ==========   ==========   ===========   ==========
Foreign currency translation adjustments                            (2,019)    (105,561)      (19,458)    (396,400)
                                                                ==========   ==========   ===========   ==========
Comprehensive Loss                                              (6,411,625)  (1,813,386)  (11,991,586)  (3,384,307)
                                                                ==========   ==========   ===========   ==========
Net Loss from continuing operations per share - Basic
  and Diluted (Note 3)                                               (0.09)       (0.04)        (0.21)       (0.07)
                                                                ==========   ==========   ===========   ==========
Weighted Average Shares Outstanding                             71,098,000   44,843,000    67,219,000   41,627,000
                                                                ==========   ==========   ===========   ==========

(1) Stock based compensation is excluded from the following:

Selling, general and administration                                     --      479,338       473,170      990,897
                                                                ==========   ==========   ===========   ==========

Manaris Corporation
(Formerly A Development Stage Company)
Interim Consolidated Statement of Cash Flows Unaudited
(Expressed in U.S. dollars)

                                                                                    For the Nine Months
                                                                                      Ended March 31,
                                                                                 ------------------------
                                                                                     2006         2005
                                                                                      $             $
                                                                                 -----------   ----------
Operating Activities
Net loss                                                                         (11,972,128)  (2,987,907)
Adjustments to reconcile net loss to cash used in operating activities
  Results of discontinued operations                                                 (84,400)      17,620
  Stock based compensation                                                           473,170      990,897
  Expenses settled with issuance of common shares                                      5,400           --
  Depreciation and amortization                                                      702,766      200,089
  Loss on settlement of accounts payable                                              31,359           --
  Non-controlling interest                                                             4,651           85
  In-process research and development                                                     --      386,749
  Loss on disposal of discontinued operations                                         29,713           --
  Loss on impairment of Goodwill                                                   4,277,637           --
  Debenture accretion                                                              3,100,027        8,734
  Amortization of deferred financing costs                                           280,428     (423,933)
Changes in operating assets and liabilities
  Decrease (increase) in accounts receivables                                         51,147     (866,587)
  (Increase) decrease in inventories                                                (255,696)     166,611
  Decrease (increase) in other receivable                                            260,788      (10,845)
  (Increase) decrease in prepaid expenses and other assets                           (53,644)      38,795
  (Increase) decrease in due to related parties                                      (20,745)      29,353
  Increase in accounts payable and accrued liabilities                               474,038       87,871
                                                                                 -----------   ----------
Net Cash Used In Operating Activities from Continuing Operations                  (2,695,489)  (2,362,468)
                                                                                 -----------   ----------
Net Cash Provided by Operating Activities from Discontinued Operations               305,706        4,358
                                                                                 -----------   ----------
Net Cash Used In Operating Activities                                             (2,389,783)  (2,358,110)
                                                                                 -----------   ----------
Investing Activities
  Acquisition of companies, net of cash acquired                                          --   (2,689,195)
  Purchase of property and equipment                                                 (55,991)     (32,433)
  Deferred Transaction Costs                                                         (83,721)          --
  Goodwill & Intangible                                                               69,870           --
  Deposit in Trust                                                                (1,323,196)          --
  Proceeds from Discontinued Operations, net of cash                               2,903,160           --
                                                                                 -----------   ----------
Net Cash Provided by (Used) in Investing Activities from Continuing Operations     1,510,122   (2,721,628)
                                                                                 -----------   ----------
Net Cash Provided by (Used) Investing Activities from Discontinued Operations        165,116       (5,520)
                                                                                 -----------   ----------
Net Cash Provided by (Used) in Investing Activities                                1,675,238   (2,727,148)
                                                                                 -----------   ----------
Financing Activities
  (Repayment) borrowing bank credit line                                            (302,755)     320,823
  Payment of senior convertible debt                                                (625,355)          --
  Long term debt payment                                                            (514,093)          --
  Long term debt conversion                                                          224,397           --
  Decrease short term debt                                                          (179,097)          --
  Decrease  long term debt - current portion                                         (64,649)          --
  Repayment of related party advances                                                    (49)      12,166
  Common Stock issued persuant to options exercised                                   40,012           --
  Proceeds from loans                                                                856,863           --
  Proceeds from senior convertible debenture                                              --    4,685,876
  Proceeds from exercise of stock options and warrants                             2,127,624      197,311
                                                                                 -----------   ----------
Net Cash Provided By Financing Activities from Continuing Operations               1,562,898    5,216,176
                                                                                 -----------   ----------
Net Cash Used in Financing Activities from Discontinued Operations                  (238,008)      (6,318)
                                                                                 -----------   ----------
Net Cash Provided By Financing Activities                                          1,324,890    5,209,858
                                                                                 -----------   ----------
Effect of Exchange Rate Changes on Cash                                               66,822     (354,137)
                                                                                 -----------   ----------
Increase (Decrease) in Cash                                                          677,167     (229,537)
Cash - Beginning of period                                                           287,147    1,561,020
                                                                                 -----------   ----------
Cash - End of period                                                                 964,314    1,331,483
                                                                                 ===========   ==========

Manaris Corporation
(Formerly A Development Stage Company)
Interim Consolidated Statement of Cash Flows (continued) Unaudited (Expressed in U.S. dollars)

                                                                                    For the Nine Months
                                                                                      Ended March 31,
                                                                                 ------------------------
                                                                                     2006         2005
                                                                                      $             $
                                                                                 -----------   ----------
Non-Cash Financing and Investing Activities
  Issuance of common shares for Avensys business acquisition                            --      7,967,908
  Issuance of convertible debt for CLI business acquisition                             --      1,380,543
  Issuance of common shares for technology acquisition                                  --        125,000
  Issuance of common shares for services                                             5,400             --
  Settlement of outstanding legal claims by the issuance of options                 77,000             --
  Issuance of common shares for interest payment                                   253,278         18,375
  Issuance of common shares for repayment of senior convertible note, serie A    1,506,188             --
  Issuance of common shares for conversion of senior convertible note, serie A   1,073,110             --
  Issuance of common shares for repayment of secured convertible debentures        224,393             --
  Issuance of options to pay loans payable                                          47,059             --
  Issuance of common shares to settle related party and short term payables        181,649             --
  Issuance of common shares to settle outstanding payables                         136,860        119,043
                                                                                 =========      =========

Manaris Corporation
(Formerly A Development Stage Company)
Consolidated Statement of Stockholders' Equity (Deficit) Unaudited (Expressed in U.S. Dollars)

                                                                                        Accumulated
                                        Common Shares      Additional                      Other                         Total
                                     -------------------     Paid-In      Deferred     Comprehensive                 Stockholders'
                                        # of      Amount     Capital    Compensation      Income         Deficit         Equity
                                       Shares        $          $             $              $              $              $
                                     ----------   ------   ----------   ------------   -------------   -----------   -------------
Balance, June 30, 2004               39,595,803     396     8,536,780     (25,974)          9,860       (6,317,409)    2,203,653
Common stock issued for
  services                            1,002,145      10       757,653          --              --               --       757,663
Common stock issued for
  purchase of business               10,400,002     104     7,633,484          --              --               --     7,633,588
Common stock issued for
  purchase of intangible asset          164,474       1       124,999          --              --               --       125,000
Issuance of common shares
  from exercise of stock options      2,120,501      22       204,990          --              --               --       205,012
Stock based compensation                     --      --     1,190,568          --              --               --     1,190,568
Amortization of deferred
  compensation                               --      --            --      25,974              --               --        25,974
Common stock issued to settle
  outstanding account payable           176,767       2       127,325          --              --               --       127,327
Discount on debenture                        --      --     2,470,674          --              --               --     2,470,674
Debenture conversion                  1,106,667      11       829,989          --              --               --       830,000
Warrants issued                              --      --     2,265,616          --              --               --     2,265,616
Common stock issued
  pursuant to warrants exercised        216,443       2            --          --              --               --             2
Translation adjustment                       --      --            --          --        (374,275)              --      (374,275)
Net loss for the year                        --      --            --          --              --       (6,230,943)   (6,230,943)
                                     ----------     ---    ----------     -------        --------      -----------   -----------
Balance, June 30, 2005               54,782,802     548    24,142,078          --        (364,415)     (12,548,352)   11,229,859
                                     ----------     ---    ----------     -------        --------      -----------   -----------
Common stock issued for services         15,000      --         5,400          --              --               --         5,400
Issuance of common shares
  upon exercise of stock options      1,458,000      14        39,998          --              --               --        40,012
Stock based compensation                     --      --       473,170          --              --               --       473,170
Settlement of outstanding legal
  claim by the issuance of options           --      --        77,000          --              --               --        77,000
Common stock issued to settle
  outstanding accounts payable          257,000       3       136,857          --              --               --       136,860
Common stock issued in
  payment of interest on Senior
  Secured Convertible Notes "A"         704,761       7       253,271          --              --               --       253,278
Common stock issued in
  repayment of Senior Secured
  Convertible Notes "A"               4,186,933      42     1,506,146          --              --               --     1,506,188
Common stock issued in
  repayment of Secured
  convertible debentures (Note 5)       631,038       6       224,391          --              --               --       224,397
Common stock issued upon
  conversion of Senior Secured
  Convertible Notes "A"               3,066,027      31     1,073,079          --              --               --     1,073,110
Reduction in exercise price of
  outstanding warrants                       --      --     2,197,296          --              --       (2,197,296)           --
Common stock issued
  pursuant to warrants exercised      7,484,029      75     2,309,195          --              --               --     2,309,270
Translation adjustments                      --      --            --          --         (19,458)              --       (19,458)
Net loss for the period                      --      --            --          --              --      (11,972,128)  (11,972,128)
                                     ----------     ---    ----------     -------        --------      -----------   -----------
Balance, March 31, 2006              72,585,590     726    32,437,881          --        (383,873)     (26,717,776)    5,336,958
                                     ----------     ---    ----------     -------        --------      -----------   -----------

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements Unaudited
(Expressed in U.S. dollars)
March 31, 2006

1. Going Concern

The accompanying financial statements have been prepared using generally accepted accounting principles applicable to a going concern, which assumes the company will be able to realize the carrying value of its assets and discharge its liabilities in the normal course of operations. The company has incurred significant losses since inception and has relied on non-operational sources of financing to fund operations. Accordingly, there exists substantial doubt with respect to the validity of the going concern assumption.

In order to address this situation, management has developed a plan to focus on the core business of the company, resulting in part in the disposal of CLI (note
5). Additional equity or debt financing will also be required in the short-term and management is actively attempting to secure such financing.

While management believes the use of the going concern assumption is appropriate, there is no assurance the above actions will be successful. These financial statements do not include any adjustments or disclosures that may be necessary should the company not be able to continue as a going concern. If the use of the going concern assumption is not appropriate for these financial statements, then adjustments may be necessary to the carrying value and classification of assets and liabilities and reported results of operations and such adjustments could be material.

2. Interim Financial Information

The Financial information as at March 31, 2006 and for three and nine month periods ended March 31, 2006 is unaudited. In the opinion of management, all adjustments necessary to present fairly the results of these periods have been included. The adjustments made were of a normal-recurring nature. The results of operations for the three and nine month periods ended March 31, 2006 are not necessarily indicative of the operating results anticipated for the full year. The financial statements follow the same accounting policies and methods of their application as the financial statements for the year ended June 30, 2005.

The disclosures in these interim financial statements do not conform in all respects to the requirements of generally accepted accounting principles for annual financial statements: therefore, these interim financial statements should be read in conjunction with the annual financial statements for the year ended June 30, 2005.

3. Summary of Significant Accounting Policies

Goodwill

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the identifiable assets acquired and liabilities assumed. Management tests for impairment of goodwill on an annual basis and at any other time if events occur or circumstances change that would indicate that it is more likely than not that the fair value of the reporting unit has been reduced below its carrying amount.

Factors considered important which could trigger an impairment review include, but are not limited to, significant underperformance relative to expected historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the overall business, significant negative industry or economic trends, a significant decline in the stock price for a sustained period and the Company's market capitalization relative to net book value.

The goodwill impairment test is a two-step process. Step one consists of a comparison of the fair value of a reporting unit with its carrying amount, including the goodwill allocated to the reporting unit. Measurement of the fair value of a reporting unit may be based on one or more fair value measures including present value techniques of estimated future cash flows and estimated amounts at which the unit as a whole could be bought or sold in a current transaction between willing parties. If the carrying amount of the reporting unit exceeds the fair value, step two requires the fair value of the reporting unit to be allocated to the underlying assets and liabilities of that reporting unit, resulting in an implied fair value of goodwill. If the carrying amount of the goodwill of the reporting unit exceeds the implied fair value of that goodwill, an impairment loss equal to the excess is recorded in net earnings
(loss).

The Company has completed step one of its annual goodwill impairment test and has concluded that the estimated fair value of Avensys reporting unit is below the carrying value. The estimated fair value has been impacted by an increase in the timeframe for realizing growth objectives and anticipated cash flows, among other factors. As part of step two, the company is currently in the process of obtaining information to determine the implied fair value of the goodwill related to the reporting unit to determine the amount of the goodwill impairment charge. Management has not yet finalized step two because the process has been longer than originally anticipated. Based on the preliminary estimates of step one, the company expects the impairment charge to fall between $3.6 million and $4.3 million, and has recognized a goodwill impairment loss of $4.3 million in March 2006 representing management's best estimate of the impairment loss. The fair value of that reporting unit was estimated using the expected present value of future cash flows. Any future adjustments to goodwill, resulting from the completion of step two of this goodwill impairment test, will be recognized in the period during which step two of the test is completed.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements Unaudited
(Expressed in U.S. dollars)
March 31, 2006

Summary of Significant Accounting Policies (continued)

Net Loss Per Share

Basic net loss per share is computed by dividing the net loss applicable to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing the net loss applicable to common stock shareholders for the period by the weighted average number of shares of common stock and potential common stock outstanding during the period, if dilutive. Since the Company is in a loss position for all periods presented, there is no difference between basic and diluted per share figures. In addition separate figures for loss from continuing operations have not been presented since there is no difference between net loss per share and loss from continuing operations per share.

Net loss per share has been calculated as follows:

                                                       Three months ended         Nine months ended
                                                           March 31,                  March 31,
                                                    -----------------------   ------------------------
                                                       2006         2005          2006         2005
                                                        $             $            $             $
                                                    ----------   ----------   -----------   ----------
Net loss - as reported                              (6,409,606)  (1,707,825)  (11,972,128)  (2,987,907)
Adjustment to deficit  on reduction  in exercise
  price of outstanding warrants                             --           --    (2,197,296)          --
                                                    ----------   ----------   -----------   ----------
Net loss applicable to common stockholders          (6,409,606)  (1,707,825)  (14,169,424)  (2,987,907)
                                                    ----------   ----------   -----------   ----------
Weighted average shares outstanding                 71,098,000   44,843,000    67,219,000   41,627,000
                                                    ----------   ----------   -----------   ----------
Net loss per share                                       (0.09)       (0.04)        (0.21)       (0.07)
                                                    ----------   ----------   -----------   ----------

Restricted Marketable Securities

The Company defines marketable securities as income yielding securities that can be readily converted into cash. An irrevocable letter of credit for $85,682(CDN $100,000) was issued by Manaris Corporation to guarantee the loan of the Company's subsidiary Avensys. A term deposit which matures in June 2006 and with an interest rate of 1.3% per annum is designated as a collateral for this amount.

Intangible assets

An acquired intangible asset of a technological product or service that has reached technological feasibility is capitalized at cost. Intangible assets with definite lives are reported at cost, less accumulated amortization. The Company does not have any identified intangible assets with an indefinite life. Acquired in-process research and development is charged to operations in the period of acquisition. The Company provides for amortization on a straight-line basis over the following periods:

Customer relationships   3-10 years

Technology               4 years

Deferred transaction costs

Deferred transaction costs represent costs incurred in connection with a business combination initiated prior to March 31, 2006 and completed on April 18, 2006 (Note 17). These costs have been deferred as of March 31, 2006 and will be accounted for as part of the purchase consideration upon completion of the acquisition in the fourth quarter of 2006.

Reclassifications

Certain reclassifications have been made to the prior year's financial statements to conform to the current period's presentation.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements Unaudited
(Expressed in U.S. dollars)
March 31, 2006

4. Recent accounting pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, "Share Based Payments". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.

It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.

SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first annual reporting period that begins after December 15, 2005. The Company is in the process of evaluating the impact of this change.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB 107 during the implementation of SFAS No. 123R.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements Unaudited
(Expressed in U.S. dollars)
March 31, 2006

5. Discontinued operations

CLI

On February 8th 2006, as part of efforts to streamline operations the Company signed a Share Purchase Agreement (the "Agreement") to sell all of the shares of its wholly-owned subsidiary, 6327915 Canada Inc., the holding company of Chartrand Laframboise Inc. and Bureau de credit commercial Inc. (the "CLI Group") to The Garda Security Group Inc. (the "Purchaser") for a purchase price of US$4,284,123 (CDN$5,000,000) resulting in gross cash proceeds to the Company of US$3,341,616 (CDN$3,900,000) of which US$1,285,237 has been placed in trust. The deposit in trust partially represents a holdback in the amount of US$214,207 which will become payable by the purchaser no later than 10 days following acceptance by the purchaser of the unaudited financial statements of the CLI Group for the period from July 1, 2005 to February 18, 2006. The remaining amount of US$1,071,030 represents withholding tax of 25% of the sale price which is required to be withheld under Section 116 of the Canadian Income Tax Act since the Company is not a Canadian resident corporation. The withholding tax amount will be remitted to the Company once Canada Revenue Agency has delivered a certificate of compliance with respect to this transaction. In conjunction with the Agreement, the purchaser assumed the Company's obligations to two executives of the CLI Group for settlement of long-term notes payable amounting to US$942,507 issued by Manaris when the CLI Group was originally acquired in February 2005. Manaris was required to repay advances from the CLI Group totaling US$214,206 and accrued interest on the debt obligations of US$40,978 In addition, the Company settled the majority of the remaining obligations to the two CLI Group executives in the amount of US$481,444 by a payment of cash consideration totaling US$257,047 and the issuance of 631,038 shares with a fair value of US$224,397 or approximately US$0.3556 per share. These payments resulted in net cash proceeds from the disposal of US$2,644,871. The closing date of the transaction was February 15, 2006 and the effective date was February 18, 2006.

The assets, liabilities, results of operations and cash flows for the "CLI Group" have been reported separately as discontinued operations in the consolidated balance sheets, statements of operations and cash flows. The total revenues of discontinued operations represented $674,918 and $3,224,008 for the three and nine months ended March 31, 2006 and $292,654 for both the three and nine-month periods ended March 31, 2005. Comparative figures for the period 2005 have been reclassified in order to comply with this presentation. The purchase price is subject to adjustments should certain events occur or conditions be met in future periods. CLI had previously been included in the Security and Investigative Services reporting segment.

The loss on disposal included in the results from discontinued operations has been computed as follows:

Proceeds:                                    $
Cash                                     2,056,379
Deposit in Trust                         1,285,237
                                        ----------
Total proceeds:                          3,341,616
                                        ----------
Direct transaction costs                  (184,514)
                                        ----------
Sub-total:                               3,157,102
                                        ----------
Net assets of discontinued operations   (3,186,815)
                                        ----------
Loss on disposal of the CLI Group          (29,713)
                                        ----------

Cash proceeds noted above was used as follows:

                                                      $
                                                  ---------
Total proceeds                                    3,341,616
Direct transaction costs                           (184,514)
Settlement of advances from the CLI Group          (214,206)
Settlement of debt obligations for cash            (257,047)
Interest paid on settlement of debt obligations     (40,978)
                                                  ---------
Net cash proceeds                                 2,644,871
                                                  ---------

The cash proceeds from Discontinued Operations, net of cash balance disposed of amounted to $2,903,160. The net assets of discontinued operations in the above table are net of the obligations to the two CLI Group executives assumed by the purchaser in amount of $942,507.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements Unaudited
(Expressed in U.S. dollars)
March 31, 2006

Discontinued operations (continued)

The carrying values of the major classes of assets and liabilities are as follows:

                                           $
                                       ---------
Cash                                     253,942
Accounts receivable                      667,585
Prepaid expenses                          42,448
Property and equipment                   167,049
Inventory                                 76,947
Goodwill                               2,812,293
Intangible assets                        773,944
Accounts payable                        (228,723)
Accrued liabilities                     (403,893)
Deferred income taxes                     (3,659)
Long term debt, current portion          (18,980)
Long term debt, less current portion      (9,631)
                                       ---------

Results of discontinued operations consist of:

                                               Three months ended  Nine months ended
                                                    March 31,          March 31,
                                               ------------------  -----------------
                                                 2006      2005      2006      2005
                                                  $          $        $         $
                                               -------   --------  -------   -------
(Loss) earnings from Discontinued Operations   (29,580)  (17,620)  114,113   (17,620)
(Loss) on disposal of the CLI group            (29,713)       --   (29,713)       --
                                               -------   -------   -------   -------
Results of Discontinued Operations             (59,293)  (17,620)   84,400   (17,620)
                                               -------   -------   -------   -------

6. Business Combinations

Avensys Inc.

On February 28, 2005, the Company completed its acquisition of Avensys. The purchase price allocation was previously preliminary and subject to change. During the three months ended December 31, 2005 the Company completed the purchase price allocation which resulted in certain adjustments to goodwill and intangible assets. During the three month period ended March 31, 2006 the Company completed step 1 of its annual review of goodwill (note 3).

The purchase price was allocated to the following assets and liabilities:

                                           Original                    Final
                                          allocation   Adjustments  allocation
                                               $            $            $
                                          ----------   -----------  ----------
Current assets                             3,499,635           --    3,499,635
Property and equipment                       523,898           --      523,898
Customer relationships                       701,621      802,060    1,503,681
License agreements                         2,085,357      585,781    2,671,138
In-process research and development          386,749           --      386,749
Other assets                                 101,511           --      101,511
Bank indebtedness                         (1,202,483)          --   (1,202,483)
Other current liabilities                 (2,358,108)          --   (2,358,108)
Long-term debt - current portion            (122,829)          --     (122,829)
Long-term debt                            (1,453,966)          --   (1,453,966)
Other liabilities                            (16,678)          --      (16,678)
Excess purchase consideration (goodwill)   6,679,608   (1,387,841)   5,291,767
                                          ----------   ----------   ----------
Total                                      8,824,315           --    8,824,315
                                          ==========   ==========   ==========

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements Unaudited
(Expressed in U.S. dollars)
March 31, 2006

7. Intangible Assets

The following table presents details of the Company's purchased intangible assets with definite lives:

                                                                March 31,    June 30,
                          Weighted                                 2006        2005
                           Average                Accumulated    Net Book    Net Book
                           Life in     Cost      Amortization     Value       Value
                            Years        $             $            $           $
                          --------   ---------   ------------   ---------   ---------
Technology                   1.7       574,285       430,680      143,605     251,275
Customer relationships       9.5     4,313,348       762,918    3,550,430   2,707,353
                             ---     ---------     ---------    ---------   ---------
Total intangible assets      6.0     4,887,633     1,193,598    3,694,035   2,958,628
                             ===     =========     =========    =========   =========

Amortization expense for purchased intangible assets charged to operations was $189,130 and $625,790 for the three and nine-month periods ended March 31, 2006, respectively and $92,350 and $173,610 for the three and nine-month periods ended March 31, 2005.

The estimated future amortization expense of purchased intangible assets with definite lives for the next five years is as follows:

                  $

2006            189,130
2007            711,395
2008            594,000
2009            594,000
2010            594,000
Thereafter    1,011,510
             ----------
             $3,694,035
             ----------

8. Inventories

                    March 31,    June 30,
                       2006        2005
                        $           $
                    ---------   ---------
Inventories
  Raw materials       264,940     261,445
  Work in process          --       8,064
  Finished goods      993,630     733,365
                    ---------   ---------
                    1,258,570   1,002,874
                    ---------   ---------

9. Variable Interest Entity

The Financial Accounting Standards Board ("FASB") finalized FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities--An Interpretation of ARB51" ("FIN46R") in December 2003. FIN46R expands the scope of ARB51 and can require consolidation of "variable interest entities" ("VIEs"). Once an entity is determined to be a VIE, the primary beneficiary, is required to consolidate that entity. During the year ended June 30, 2005, Avensys transferred its research activities to ALI. Avensys owns 49% of ALI and the two entities have entered into an Agreement (the "Agreement") whereby ALI will perform research and development activities for Avensys. The Agreement is for a period of five years with a two-year renewal period and calls for ALI to provide Avensys with a commercialization license for products developed in return for a royalty of 5% of sales generated. Avensys sold intellectual property related to Research & Development projects to ALI for tax planning purposes in return for 500,000 preferred shares redeemable for $408,030 (CDN $500,000). ALI provides Research & Development for Avensys only, however it may enter into agreements with third parties in the future. ALI has no financing other than amounts received from Avensys.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements Unaudited
(Expressed in U.S. dollars)
March 31, 2006

Variable Interest Entity (continued)

As a result of the above, ALI has been included in the consolidated financial statements commencing in the year ended of June 30, 2005 since Avensys is the primary beneficiary. The impact on the consolidated balance sheet as of March 31, 2006 includes approximate additions to current assets of $467,212, net property and equipment of $85,372, intangible assets $2,013 and current liabilities of $140,229. The impact on the consolidated statement of operations for the three and nine months period ended March 31, 2006 was an increase in research and development expenses of $236,785 and $676,748 respectively.

10. Related Party Transactions/Balances

The total amount due to officers and/or shareholders of the Company at March 31, 2006 is $40,000 (June 30, 2005: $268,435). The amounts due are non-interest bearing, unsecured, and have no fixed terms of repayment.

11. Loans Payable

Avensys, a wholly owned subsidiary of the Company maintains a line of credit from a financial institution, for an authorized amount of $1,165,281 (CDN $1,360,000), bears interest at the Canadian bank prime rate plus 1.5%. The outstanding balance under the line of credit as at March 31, 2006 amounted to $767,386 which amount has been included in loans payable on the balance sheet. Avensys has designated its accounts receivable totalling $2,000,068 and inventories totalling $1,055,417 as collateral for the line of credit. According to terms of the credit agreement, the company is subject to certain financial covenants which were not respected as at March 31, 2006. Consequently, the financial institution may exercise its right to demand repayment at any time.

The Company's wholly-owned subsidiary, C-Chip Technologies Corporation (North America) has an unsecured credit facility for an amount of $1,000,000 (principal and interest) extended by a sub-contractor that bears interest at 15% per annum. All receipts from sales of C-Chip products will be placed into a designated bank account and be used to reimburse any amount owed pursuant to the credit facility. Amounts not paid within twelve months of the execution of the credit facility will become payable in full. As at March 31, 2006 there was an outstanding amount of $1,176,990 (June 30, 2005 $320,127).

12. CSA

On September 22, 2005, CSA entered into an agreement with Securite Kolossal Inc. to sell its customer list to Securite Kolossal Inc. for CDN $100,000, subject to adjustment. At December 31, 2005, the Company received CDN $50,000. The remaining balance of CDN $40,000 was received in January 2006 after a CDN$10,000 adjustment by Securite Kolossal. The Company is currently in the process of winding up all remaining activities of CSA. On November 2, 2005, CSA filed for bankruptcy protection with the Superior Court of Quebec, district of Montreal. Pursuant to the Bankruptcy and Insolvency Act, CSA filed a notice of intention to make a proposal, by which the Company intends to settle its payables; all proceedings against CSA were stayed.

On April 4, 2006, a meeting of the creditors was concluded with the unanimous approval of the settlement proposal brought forward by CSA. The settlement proposal was ratified by the Superior Court of Quebec on May 3, 2006. This proposal settles all the outstanding liabilities of CSA for $240,310 (CDN$280,446) (liabilities of CSA stand at $683,653 (CDN$797,891), as of March 31, 2006). The settlement will be funded from estimated CSA cash on hand of $133,665 (CDN$156,000), to be accumulated no later than 15 July 2006, and an estimated payment of $106,628 (CDN$124,446) from Manaris. Any shortfalls in CSA cash on hand, will be funded by Manaris.

All assets related to CSA were written down to their net recoverable amount or fair value as appropriate during the three month period ended September 30, 2005, resulting in a write-off of CDN$124,000, and all liabilities continue to be carried at amounts expected to be allowed under the proceedings. Manaris Corporation on behalf of CSA has incurred CDN $25,000 in reorganization expenses, which are professional fees payable to the Trustee, of which CDN$12,000 was paid during the three month period ended December 31, 2005, and CDN$13,000 was paid during the three month period ended March 31, 2006. Reorganization expenses relate to the costs incurred subsequent to the filing of bankruptcy protection. The total current liabilities in the condensed balance sheet presented below represent the total liabilities subject to compromise, excluding the intercompany loan which was eliminated upon consolidation.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements Unaudited
(Expressed in U.S. dollars)
March 31, 2006

CSA (continued)

                                             March 31, 2006
                                                    $
                                             --------------
Cash and cash equivalents                         101,205
Accounts receivable, net of allowance for
  doubtful accounts of $98,788                     27,867
Other receivables                                   2,097
Total Current Assets                              131,169
                                               ----------
Accounts Payable                                  156,825
Accrued liabilities                               526,828
Intercompany loan                                 754,343
Total Current Liabilities                       1,437,996
                                               ----------
Stockholders' Equity                           (1,306,827)
                                               ----------
Total Liabilities and Stockholders' Equity        131,169
                                               ----------

13. Common Stock

a) During the three months ended March 31, 2006, the Company issued 200,000 common shares for total proceeds of $40,000 from the exercise of stock options.

b) During the three months ended March 31, 2006, the Company issued 2,425,290 common shares in connection with the Series A Notes. Of that amount, 1,779,830 common shares were issued for the principal payments, calculated using a conversion rate of 85% of the market price of the company's stock, in the amount of $599,478. Since the company had been accreting the debt on the same basis no gain or loss was recorded and the $599,478 was removed from the carrying value of the convertible debentures and credited to capital stock and additional paid in capital. In addition, 248,929 common shares were issued following the conversion at a rate of $0.35 of the convertible debentures with a principal amount of $87,125. This amount has been removed from the carrying value of the convertible debentures and credited to capital stock and additional paid in capital, and the unamortized accretion in the amount of $81,851 has been charged as additional accretion expense and credited to capital stock and additional paid in capital. Furthermore, a total of 396,531 common shares were issued for interest payments, calculated using a conversion rate of 90% of the market price of the company's stock, in the amount of $109,415. Since the company had been accruing interest on the same basis, no gain or loss was recorded.

c) 631,038 common shares at a rate of $0.3556 were issued following the payment of the secured convertible debentures with a principal amount of $224,397 (Note
5).

d) In March 2006, the Company issued 26,083 common shares at an exercise price of $0.001 for total proceeds of $26.08 following the exercise of 26,126 Series IB7 warrants.

e) During the three months ended December 31, 2005, the Company issued 873,000 common shares for total proceeds of $8.73 from the exercise of stock options.

f) During the three months ended December 31, 2005, the Company issued 1,069,611 common shares in connection to the Series A Notes. Of that amount, 583,897 common shares were issued for the principal payments, calculated using a conversion rate of 85% of the market price of the company's stock, in the amount of $181,710. Since the company had been accreting the debt on the same basis no gain or loss was recorded and the $181,710 was removed from the carrying value of the convertible debentures and credited to capital stock and additional paid in capital. In addition, 485,714 common shares were issued following the conversion at a rate of $0.35 of the convertible debentures with a principal amount of $170,000. This amount has been removed from the carrying value of the convertible debentures and credited to capital stock and additional paid in capital, and the unamortized accretion in the amount of $160,578 has been charged as additional accretion expense and credited to capital stock and additional paid in capital.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements Unaudited
(Expressed in U.S. dollars)
March 31, 2006

Common stock (continued)

g) In December 2005, the Company issued 9,750 common shares at an exercise price of $0.00001 for total proceeds of $0.10 following the exercise of 9,750 Series IB1 warrants.

h) During the three months ended September 30, 2005, the Company issued 385,000 common shares for total proceeds of $3.85 from the exercise of stock options.

i) During the three months ended September 30, 2005, the Company issued 4,462,820 common shares in connection to the Series A Notes. Of that amount, 1,823,206 common shares were issued for the principal payments, calculated using a conversion rate of 85% of the market price of the company's stock, in the amount of $724,999. Since the company had been accreting the debt on the same basis no gain or loss was recorded and the $724,999 was removed from the carrying value of the convertible debentures and credited to capital stock and additional paid in capital. In addition, 2,331,384 common shares were issued following the conversion at a rate of $0.35 of the convertible debentures with a principal amount of $815,985. This amount has been removed from the carrying value of the convertible debentures and credited to capital stock and additional paid in capital, and the unamortized accretion in the amount of $160,578 has been charged as additional accretion expense and credited to capital stock and additional paid in capital. Furthermore, a total of 308,230 common shares were issued for interest payments, calculated using a conversion rate of 90% of the market price of the company's stock, in the amount of $143,863. Since the company had been accruing interest on the same basis, no gain or loss was recorded.

j) During the three months ended September 30, 2005, the Company issued 7,360,436 common shares for total proceeds of $2,576,117 from the exercise of warrants, before offering costs of $266,873, in connection to the special warrant offer (see note 14).

k) In September 2005, the Company issued 87,760 common shares at an exercise price of $0.00001 for total proceeds of $0.88 following the exercise of 87,760 Series IB1 warrants.

l) During the three months ended September 30, 2005, 257,000 stock options were exercised after issuance to settle outstanding payables in the amount of $105,501. The fair value of the options issued was $136,860 resulting in a loss of $31,359, which was charged to other expense.

m) In September the Company issued 15,000 common shares valued at $5,400 for services.

14. Stock Options and Warrants

a) Stock Options

During the three month period ended March 31, 2006:

i) The Company granted 38,000 stock options to employees and 75,000 stock options to a director pursuant to a non-qualified stock option plan at an exercise price of $0.34 and $0.35 per share respectively. These stock options vest over a period of one year.

During the three month period ended December 31, 2005:

ii) The Company granted 138,000 stock options to consultants pursuant to a non-qualified stock option plan at an exercise price of $0.00001 per share. Stock options granted to consultants vest immediately. The fair value of these options has been included in stock based compensation.

iii) The Company granted 75,000 stock options to employees pursuant to a non-qualified stock option plan at exercise prices ranging from $0.38 to $0.41 per share. Stock options granted to employees vested over a period of one year.

During the three month period ended September 30, 2005:

iv) The Company granted 777,000 stock options to consultants pursuant to a non-qualified stock option plan at an exercise price of $0.00001 per share. Stock options granted to consultants vest immediately. The fair value of these options has been included in stock based compensation. As part of the 777,000 stock options granted to consultants 257,000 stock options were issued for settlement of debt of $105,501.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements Unaudited
(Expressed in U.S. dollars)
March 31, 2006

Stock Options and Warrants (continued)

v) The Company granted 600,000 stock options to its former Chief Executive Officer pursuant to a non-qualified stock option plan at an exercise price of $0.00001 per share. Stock options granted vest immediately. The fair value of these options has been included in stock based compensation.

vi) The Company granted 500,000 stock options to the Company's current Chief Executive Officer pursuant to a non-qualified stock option plan at an exercise price of $0.38 per share, under the plan, 250,000 stock options vest immediately and 250,000 stock options vest upon completion of his term as interim Chief Executive Officer.

Changes in the number of outstanding options as at March 31, 2006 are as follows:

                                           March 31, 2006
                                   -----------------------------
                                                    Weighted
                                    Number of   Average Exercise
                                     Options        Price ($)
                                   ----------   ----------------
Balance at beginning of the year    3,842,500          0.65
Granted                             2,203,000          0.12
Exercised                          (1,715,000)        (0.02)
Forfeited                            (118,750)        (0.78)
                                   ----------         -----
Balance at end of the period        4,211,750          0.62
                                   ----------         -----

Had the Company determined compensation cost based on the fair value at the date of grant for its employee stock options, the net loss would have increased by $40,513 and $372,840 for the three and nine month periods ended March 31, 2006 respectively.

During the three and nine month periods ended March 31, 2006, the Company recognized stock based compensation for non-employees in the amount of $0 and 473,170 respectively.

The fair value of the options granted during the period was measured at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                            Three months ended   Nine months ended
                                                 March 31,            March 31
                                            ------------------   -----------------
                                              2006      2005       2006      2005
                                            -------   --------   -------   -------
Risk - free interest rate                     3.86%      3.42%     3.07%     3.59%
Expected volatility                         108.00%    121.75%   100.41%   143.73%
Expected life of stock options (in years)     3.00       2.77      0.35      3.39
Assumed dividends                             None       None      None      None

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements Unaudited
(Expressed in U.S. dollars)
March 31, 2006

Stock Options and Warrants (continued)

The following table illustrates the effect on net loss per share as if the fair value method had been applied to all grants of stock options:

                                                                                Three months ended            Nine months ended
                                                                                      March 31,                    March 31,
                                                                             -----------------------   ------------------------
                                                                                2006         2005          2006         2005
                                                                                 $             $            $             $
                                                                             ----------   ----------   -----------   ----------
Net loss                                                                     (6,409,606)  (1,707,825)  (11,972,128)  (2,987,907)
Add: Stock-based compensation expense included in net loss - as reported             --      479,338       473,170      990,897
Deduct: Stock-based compensation expense determined under fair value method     (39,823)    (897,934)     (846,010)  (1,925,940)
                                                                             ----------   ----------   -----------   ----------
Net loss - pro forma                                                         (6,449,429)  (2,126,421)  (12,344,968)  (3,922,950)
                                                                             ----------   ----------   -----------   ----------
Deduct: Adjustment to deficit on reduction in exercise price of outstanding
  warrants                                                                           --           --    (2,197,296)          --
                                                                             ----------   ----------   -----------   ----------
Net loss applicable to common stockholders - pro forma                       (6,449,429)  (2,126,421)  (14,542,264)  (3,922,950)
                                                                             ----------   ----------   -----------   ----------
Net loss per share (basic and diluted) - as reported                              (0.09)       (0.04)        (0.21)       (0.07)
                                                                             ----------   ----------   -----------   ----------
Net loss per share (basic and diluted) - pro forma                                (0.09)       (0.05)        (0.22)       (0.09)
                                                                             ----------   ----------   -----------   ----------

b) Warrants

Warrants outstanding as at March 31, 2006

                          Warrant
                         exercise
           Outstanding    prices
           -----------   --------
Series A     1,869,231       0.35
Series E     1,596,155       0.35
Series G     3,797,976       0.35
Series H       890,593       0.35
Series I     3,797,976       0.50
Series J     1,781,184       0.50
IB-01           22,692    0.00001
IB-02          215,385       0.59
IB-03          323,077       0.67
IB-06          605,676       0.35
IB-07           26,168      0.001
            ----------    -------
Total       14,926,113       0.42
            ----------    -------

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements Unaudited
(Expressed in U.S. dollars)
March 31, 2006

Stock Options and Warrants (continued)

Changes in the warrants outstanding as at March 31, 2006 are as follows:

Range of exercise prices           0.00001    0.001       0.35         0.50      0.59       0.63      0.67
--------------------------------   -------   -------   ----------   ---------   -------   --------   -------
Balance at beginning of the year   120,192        --           --          --   215,385    107,693   343,077
Reduction in exercise price             --        --   13,604,307          --        --         --        --
Granted                                 --    52,251    5,294,245   5,579,160        --         --        --
Exercised                          (97,500)  (26,083)  (7,360,335)         --        --         --        --
Expired                                 --        --   (2,778,586)         --        --   (107,693)  (20,000)
                                   -------   -------   ----------   ---------   -------   --------   -------
Balance as at March 31, 2006        22,692    26,168    8,759,631   5,579,160   215,385         --   323,077
                                   =======   =======   ==========   =========   =======   ========   =======
Weigthed Average remaining
  contractual life (years)             3.9       4.3          3.2         3.9       3.9         --       3.9
                                   -------   -------   ----------   ---------   -------   --------   -------

Range of exercise prices            0.70-1.10      Total
--------------------------------   -----------   ----------
Balance at beginning of the year    13,604,307   14,390,654
Reduction in exercise price        (13,604,307)          --
Granted                                     --   10,925,656
Exercised                                   --   (7,483,918)
Expired                                     --   (2,906,279)
                                   -----------   ----------
Balance as at March 31, 2006                --   14,926,113
                                   ===========   ==========
Weigthed Average remaining
  contractual life (years)                  --          3.5
                                   -----------   ----------

In July 2005, the company completed a special warrant offer to certain of the company's warrant holders. Under the terms of the offer, the exercise price of 13,604,307 warrants held by holders participating in the offer was reduced to $0.35. In connection with this offer, a total of 7,360,335 warrants were exercised for total proceeds amounting to $2,576,118. Upon exercise of the warrants under the offer, the holders collectively received 4,688,566 new warrants at an exercise price of $0.35 per share and 5,579,160 warrants at an exercise price of $0.50 per share.

As a result of the above offer, the exercise price of 666,154 warrants held by holders who did not participate in the offer was reduced by between $0.06 and $0.08 per share to exercise prices ranging between $0.59 and $0.67 per share which is due to an anti-dilution provision.

The reduction of the exercise price of the warrants held by holders who participated in the offer has been accounted for as an inducement. Accordingly, an amount of $1,609,000 representing the excess of the aggregate fair value of the new shares and warrants issued over the carrying value of the warrants subject to the reduction less the cash received and the fair value of the broker warrant issued has been credited to additional paid in capital and charged to deficit. The reduction of the exercise price of the warrants held by holders who did not participate in the offer has been accounted for as a modification of the outstanding warrants. Accordingly, an amount of $589,000 representing the excess of the fair value of the warrants immediately after the reduction over the fair value of those warrants immediately prior to the reduction, has been credited to additional paid in capital and charged to deficit.

During the three month period ended December 31, 2005 the Company re-evaluated its accounting treatment of this transaction. This resulted in the adjustment of the results for the three month period ended September 30, 2005. The impact of this adjustment on the results for the three month period ended September 30, 2005 was as follows:

                                           Three months ended
                                           September 30, 2005
                                           ------------------
                                                    $
Net loss - as reported                         (3,314,162)
Adjustment to deficit  on reduction  i
exercise price of outstanding warrantsn        (2,197,296)
                                               ----------
Net loss applicable to common
  stockholders                                 (5,511,458)
                                               ----------
Weighted average shares outstanding            53,545,000
                                               ----------
Net loss per share - adjusted                       (0.10)
                                               ----------
Net loss per share - as reported                    (0.06)
                                               ----------

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements Unaudited
(Expressed in U.S. dollars)
March 31, 2006

Stock Options and Warrants (continued)

                                         Three months ended
                                         September 31, 2005
                                                  $
                     --------------------------------------------------
                     As originally reported    Adjustment   As adjusted
                     ----------------------   -----------   -----------
Additional paid in
  capital                   28,780,200         2,197,296     30,977,496
                           -----------        ----------    -----------
Deficit                    (15,862,514)       (2,197,296)   (18,059,810)
                           -----------        ----------    -----------

The above offering also triggered an anti-dilution provision with respect to the Senior Secured Convertible Notes issued on February 16, 2005, pursuant to which the conversion price on such notes was reduced from $0.65 to $0.35. As a result, investors holding $985,985 of Senior Secured Convertible Notes exercised their rights to convert such notes into 2,817,098 common shares.

15. Contingencies

Litigation and Settlement Costs

i) A lawsuit was filed on June 30, 2005 under Quebec law, in the District of Montreal, Province of Quebec pertaining to a claim in the amount of $93,308 (CDN $108,900) for alleged wrongful and unnecessary use of force in the exercise of the Company's employee security duties. On November 16, 2005, pursuant to article 69 of the Canadian Bankruptcy and Insolvency Act a notice of suspension of procedures was filed and all pending procedures on the file have been suspended. On April 4, 2006, the creditors unanimously approved proposal brought forward by CSA which was thereafter ratified by the Superior Court of Quebec on May 3, 2006.This proposal settles all the outstanding liabilities including all litigations of CSA (Note 12).

ii) A motion was filed on August 13, 2004 under Quebec law, in the district of Montreal, Province of Quebec, totalling $73,128 (CDN $85,348) for an unpaid contract of credit. On November 16, 2005, pursuant to article 69 of the Canadian Bankruptcy and Insolvency Act a notice of suspension of procedures was filed and all pending procedures on the file have been suspended. On April 4, 2006, the creditors unanimously approved proposal brought forward by CSA which was thereafter ratified by the Superior Court of Quebec on May 3, 2006. This proposal settles all the outstanding liabilities including all litigations of CSA (Note 12).

iii) A lawsuit originally filed on December 3, 2002 with the Quebec Labour Commission alleging wrongful dismissal is currently waiting to be heard in the Quebec court of Appeal for judicial review. The former employee is claiming an indemnity of approximately $137,092 (CDN$160,000). The Company intends to contest the case vigorously and, in the event of an unfavourable outcome, the amount of any will be charged to the earnings of the quarter during which the outcome becomes known.

iv) A lawsuit was filed on July 15, 2005, under Quebec law, in the District of Montreal, Province of Quebec, for a total of $85,682 (CDN$100,000) with regards to alleged expenses incurred by the plaintiff for the purchase of anti-theft product known as the "Hawk 200". On January 11, 2006 the Company settled out of court for an amount of $43,178 (CDN$55,000) which amount has been accrued as at December 31, 2005. Both parties provided full and final release of any and all rights and claims, related directly or indirectly to the dispute.

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements Unaudited
(Expressed in U.S. dollars)
March 31, 2006

16. Segment Disclosure

The Company reports segment information in accordance with SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information". Reporting segments are based upon the Company's internal organization structure, the manner in which the Company's operations are managed, the criteria used by the Company's chief operating decision-maker to evaluate segment performance, the availability of separate financial information, and overall materiality considerations.

The Security and Monitoring Devices reporting segment is comprised of the operations of C-Chip North America and Avensys. The Security Investigative Services reporting segment is comprised of the operations of CSA which ceased operations in the first quarter of 2006 (Note12).

Direct contribution consists of revenues less direct costs. Direct costs include specific costs of net revenues, sales and marketing expenses, and general and administrative expenses over which segment managers have direct discretionary control, such as marketing and sales programs, customer support expenses, bank charges and bad debt write-offs. Expenses over which segment managers do not currently have discretionary control, such as site operations costs, product development expenses, and general and administrative costs, are monitored by corporate management and are not evaluated in the measurement of segment performance.

For the nine months ended March 31, 2006

                                                                   Security &
                                                        Security   Monitoring
                                                        Services    Devices     Consolidated
                                                            $           $              $
                                                        --------   ----------   ------------
Net revenues from external customers                     499,627    7,054,017      7,553,644
                                                        --------   ----------    -----------
Cost of net revenues                                     540,498    4,761,844      5,302,342
Marketing and sales expense                                   --    1,647,786      1,647,786
Administrative expense                                   279,148    1,749,073      2,028,221
                                                        --------   ----------    -----------
Direct costs                                             819,646    8,158,703      8,978,349
                                                        --------   ----------    -----------
Direct contribution                                     (320,019)  (1,104,686)    (1,424,705)
Operating expenses and indirect costs of net revenues         --           --      7,379,317
                                                        --------   ----------    -----------
Loss from continuing operations                               --           --     (8,804,022)
Debenture interest, accretion and conversion                  --           --      3,100,027
Other expenses                                                --           --        662,461
                                                        --------   ----------    -----------
Net loss from continuing Operations before income tax
  benefits                                                    --           --    (12,566,510)
Income tax benefits                                                                 (514,633)
                                                        --------   ----------    -----------
Net loss from continuing Operations before
Non-controlling interest                                      --           --    (12,051,877)
Non-controlling interest                                      --           --          4,651
                                                        --------   ----------    -----------
Net loss from continuing Operations                           --           --    (12,056,528)
                                                        ========   ==========   ============
Results of Discontinued Operations                                                   (84,400)
Net loss                                                      --           --    (11,972,128)
                                                        ========   ==========   ============

Manaris Corporation
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements Unaudited
(Expressed in U.S. dollars)
March 31, 2006

Segment Disclosures (continued)

For the three months ended March 31, 2006

                                                        Security   Security &
                                                        Services   Monitoring
                                                          (1)       Devices     Consolidated
                                                            $          $             $
                                                        --------   ----------   ------------
Net revenues from external customers                          --    2,912,833     2,912,833
                                                        --------    ---------    -----------

Cost of net revenues                                          --    1,989,522     1,989,522
Marketing and sales expense                                   --      605,202       605,202
Administrative expense                                    23,461      550,391       573,852
                                                        --------    ---------    -----------

Direct costs                                              23,461    3,145,115     3,168,576
                                                        --------    ---------    -----------

Direct contribution                                      (23,461)    (232,282)     (255,743)
Operating expenses and indirect costs of net revenues         --           --     5,323,336
                                                        --------    ---------    -----------

Loss from continuing operations                               --           --    (5,579,079)
Debenture interest, accretion and conversion                  --           --       674,427
Other expenses                                                --           --       200,745
                                                        --------    ---------    -----------
Net loss from continuing Operations before income tax
  benefits                                                    --           --    (6,454,251)
Income tax benefits                                           --           --      (109,119)
                                                        --------    ---------    -----------
Net loss from continuing Operations before
Non-controlling interest                                      --           --    (6,345,132)
Non-controlling interest                                      --           --         5,181
                                                        --------    ---------    -----------
Net loss from continuing Operations                           --           --    (6,350,313)
                                                        ========   ==========   ===========
Results of Discontinued Operations                                                  (59,293)
Net loss                                                      --           --    (6,409,606)
                                                        ========   ==========   ===========

(1) The Company is currently in the process of winding up all remaining activities of CSA. Administration expenses for the three month period ended March 31, 2006 consisted solely of reorganisation expenses (Note 12).

Revenue from one customer of the Company's Security and Monitoring Devices segment represented for the three months and nine months period ended March 31, 2006 approximately $710,000 and $2,630,000 respectively, of which the outstanding amounts to $526,000.

17. Subsequent Events

ITF

On April 18, 2006, Manaris Corp. ("Manaris") and its wholly-owned subsidiary, Avensys Inc. ("Avensys"), entered into an Asset Purchase Agreement (the "Agreement") to acquire the manufacturing assets of ITF Optical Technologies, Inc. ("ITF") which represent the acquisition of a business. The purchase price paid for the manufacturing assets was US $1,532,533 (CDN $1,750,000), comprised of US $656,800 (CDN $750,000) in cash and approximately 2,631,579 shares of Manaris common stock.

In addition, pursuant to the Agreement, ITF's research and development assets and intellectual property rights (the "R&D assets") was purchased by and combined with Avensys Laboratories, Inc., Avensys' research and development partner. Avensys currently owned 49% of the voting stock of Avensys Laboratories Inc prior to the acquisition. The purchase price paid for the R&D assets is 580,000 shares of common stock and 2,000,000 shares of Class E preferred stock of Avensys Laboratories Inc. prior to the acquisition. In the aggregate, the shares of Avensys Laboratories Inc. common and preferred stock to be issued pursuant to the Agreement represent 58% of the voting stock of Avensys Laboratories Inc. As a result of the Agreement, Avensys' ownership of the voting stock of Avensys Laboratories Inc. has decreased from 49% to 42%. Following this transaction, ITF Labs continues to be a Variable Interest Entity, of which Avensys is the primary beneficiary. Consequently the financial statements of ITF Labs will continue to be consolidated by Avensys and Manaris following the transaction.

                              FINANCIAL STATEMENTS

Manaris Corporation
(Formerly C-Chip Technologies Corporation
(Formerly A Development Stage Company)
Consolidated Financial Statements
June 30, 2005 and 2004

                                                                           Index
                                                                           -----
Report of Independent Registered Public Accounting Firm.................     F-1
Consolidated Balance Sheets.............................................     F-2
Consolidated Statements of Operations...................................     F-3
Consolidated Statements of Cash Flows...................................     F-4
Consolidated Statement of Stockholders' Equity..........................     F-6
Notes to the Consolidated Financial Statements..........................     F-7

                                    [GRAPHIC]

             Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Manaris Corporation (formerly C-Chip Technologies Corporation)

We have audited the accompanying consolidated balance sheets of Manaris Corporation (formerly C-Chip Technologies Corporation) as of June 30, 2005 and 2004 and the related consolidated statements of operations, cash flows and stockholders' equity for each of the two years in the period ended June 30, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Manaris Corporation (formerly C-Chip Technologies Corporation), as of June 30, 2005 and 2004, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant operating losses since inception. The Company's working capital and cash flows generated from product and service revenues may not be sufficient to fund operations for the next twelve months. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


/s/ "Manning Elliott"

CHARTERED ACCOUNTANTS

Vancouver, Canada

August 29, 2005

Manaris Corporation
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Consolidated Balance Sheets
(expressed in U.S. dollars)

                                                                                             June 30,     June 30,
                                                                                               2005         2004
                                                                                                $            $
                                                                                           -----------   ----------
                                          ASSETS
Current Assets
  Cash                                                                                         287,147    1,561,020
  Accounts receivable, net of allowance for doubtful accounts of $141,093 and $5,805,
  respectively                                                                               2,858,275      237,384
  Other receivables (Note 7)                                                                   899,248           --
  Inventories (Note 7)                                                                       1,097,776      155,680
  Note receivable from a related party (Note 9(b))                                                  --      417,899
  Prepaid expenses                                                                             143,717       45,554
  Restricted marketable securities                                                              81,606           --
                                                                                           -----------   ----------
Total Current Assets                                                                         5,367,769    2,417,537
Property and Equipment (Note 8)                                                                731,075       82,274
Intangible Assets (Note 6)                                                                   3,852,772      447,125
Goodwill (Notes 3 and 6)                                                                     9,727,454      107,000
Deferred Financing Costs                                                                       436,685           --
                                                                                           -----------   ----------
Total Assets                                                                                20,115,755    3,053,936
                                                                                           ===========   ==========
                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable                                                                           1,507,959      165,362
  Accrued liabilities (Note 7)                                                               2,021,127      232,705
  Loans payable (Note 10)                                                                    1,598,273      221,490
  Current portion of long-term debt                                                            199,878           --
  Current portion of convertible debentures                                                    893,436           --
  Due to related parties (Note 9(a))                                                           476,646      230,726
                                                                                           -----------   ----------
Total Current Liabilities                                                                    6,697,319      850,283
Long-term Debt, less Current Portion (Note 11)                                                 483,240           --
Convertible Debentures (Note 12)                                                             1,687,304           --
                                                                                           -----------   ----------
Total Liabilities                                                                            8,867,863      850,283
                                                                                           -----------   ----------
Non-controlling Interest                                                                        18,033           --
                                                                                           -----------   ----------
Commitments and Contingencies (Notes 1 and 16)
Stockholders' Equity
Common Stock, 100,000,000 shares authorized with a par value of $0.00001; 54,782,802 and
39,595,803 issued and outstanding, respectively                                                    548          396
Additional Paid-in Capital                                                                  24,142,078    8,536,780
Deferred Compensation                                                                               --      (25,974)
Accumulated Other Comprehensive Income (Loss)                                                 (364,415)       9,860
Deficit                                                                                    (12,548,352)  (6,317,409)
                                                                                           -----------   ----------
Total Stockholders' Equity                                                                  11,229,859    2,203,653
                                                                                           -----------   ----------
Total Liabilities and Stockholders' Equity                                                  20,115,755    3,053,936
                                                                                           ===========   ==========

        (The Accompanying Notes are an Integral Part of the Consolidated
                              Financial Statements)

Manaris Corporation
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Consolidated Statements of Operations
(expressed in U.S. dollars)

                                                       For the Years Ended
                                                            June 30,
                                                     -----------------------
                                                       2005         2004
                                                        $             $
                                                     ----------   ----------
Revenue
  Product                                             3,580,619      210,222
  Service                                             3,440,609      830,676
                                                     ----------   ----------
Total Revenue                                         7,021,228    1,040,898
                                                     ----------   ----------
Cost of Revenue
  Product                                             2,255,020      102,487
  Service                                             2,411,480      559,352
                                                     ----------   ----------
Total Cost of Revenue                                 4,666,500      661,839
                                                     ----------   ----------
Gross Margin                                          2,354,728      379,059
                                                     ----------   ----------
Operating Expenses
Depreciation and amortization                           461,819      177,456
Selling, general and administrative                   4,538,256    1,858,367
Acquired in-process research and development            386,749           --
Impairment of goodwill and other intangible assets      180,974      278,852
Impairment of long-lived assets                          15,487           --
Research and development                                731,865      351,584
Stock based compensation(1)                           1,216,542      856,384
Settlement costs                                        192,549           --
                                                     ----------   ----------
Total Operating Expenses                              7,724,241    3,522,643
                                                     ----------   ----------
Loss from Operations                                 (5,369,513)  (3,143,584)
Other Expenses
Interest expense                                        288,735       11,901
Debenture accretion                                     609,225       16,625
Discount on conversion of debt                               --    1,418,451
                                                     ----------   ----------
Net Loss Before Income Tax Benefit                   (6,267,473)  (4,590,561)
Income Tax Benefit                                       37,787           --
                                                     ----------   ----------
Net Loss Before Non-controlling Interest             (6,229,686)  (4,590,561)
Non-controlling Interest                                  1,257           --
                                                     ==========   ==========
Net Loss                                             (6,230,943)  (4,590,561)
                                                     ==========   ==========
Comprehensive Loss (Note 15)                         (6,605,218)  (4,580,701)
                                                     ==========   ==========
Net Loss Per Share - Basic and Diluted                   (0.15)       (0.14)
                                                     ==========   ==========
Weighted Average Shares Outstanding                  41,022,000   33,450,000
                                                     ==========   ==========

(1) Stock based compensation is excluded from
    the following:
     Selling, general and administration             1,216,542       856,384
                                                     ==========   ==========

        (The Accompanying Notes are an Integral Part of the Consolidated
                             Financial Statements)

Manaris Corporation
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Consolidated Statements of Cash Flows
(expressed in U.S. dollars)

                                                                           For the Years Ended
                                                                                 June 30,
                                                                         -----------------------
                                                                            2005          2004
                                                                              $            $
                                                                         ----------   ----------
Operating Activities
Net loss                                                                 (6,230,943)  (4,590,561)
Adjustments to reconcile net loss to cash used in operating activities
  Contingent consideration paid in shares                                   148,000      303,000
  Stock based compensation                                                1,068,542      553,384
  Expenses settled with issuance of common shares                            79,200      261,534
  Discount on conversion of debt                                                 --    1,418,451
  Depreciation and amortization                                             461,819      177,456
  Amortization deferred financing costs                                      56,525           --
  In-process research and development                                       386,749           --
  Non-controlling interest                                                    1,257           --
  Accretion of debenture                                                    609,225       16,625
  Impairment of goodwill and other intangible assets                        180,974      278,852
  Impairment of long-lived assets                                            15,487           --
  Impairment of promissory note                                             383,536           --
Changes in operating assets and liabilities
  (Increase) in accounts receivable                                        (852,061)     (82,816)
  Decrease (increase) in inventory                                           28,811     (142,340)
  Decrease in other receivable                                              114,607           --
  Decrease (increase) in prepaid and other assets                            81,686      (33,108)
  Increase in due to related parties                                        245,920           --
  Increase in accounts payable and accrued liabilities                      558,958       25,734
                                                                         ----------   ----------
Net Cash Used In Operating Activities                                    (2,661,708)  (1,813,789)
                                                                         ----------   ----------
Investing Activities
  Acquisition of companies, net of cash acquired                         (2,741,657)          --
  Purchase of property and equipment                                        (36,689)     (28,429)
  Payment received on note receivable                                            --       55,372
  Acquisition of customer list                                              (26,644)          --
                                                                         ----------   ----------
Net Cash Provided by (Used) in Investing Activities                      (2,804,990)      26,943
                                                                         ----------   ----------
Financing Activities
  Repayments on bank credit line                                           (318,555)     (62,250)
  Repayment of debt                                                         (84,267)          --
  Related party advances                                                         --       (2,840)
  Deferred financing costs related to senior convertible debenture         (413,681)          --
  Proceeds from loans                                                       445,561           --
  Proceeds from senior convertible debenture                              4,675,000           --
  Proceeds from issuance of common shares, net                                   --    3,054,973
  Proceeds from exercise of stock options and warrants                      205,014      339,618
                                                                         ----------   ----------
Net Cash Provided By Financing Activities                                 4,509,072    3,329,501
                                                                         ----------   ----------
Effect of Exchange Rate Changes on Cash                                    (316,247)       9,860
                                                                         ----------   ----------
Increase (Decrease) in Cash                                              (1,273,873)   1,552,515

Cash - Beginning of Year                                                  1,561,020        8,505
                                                                         ----------   ----------
Cash - End of Year                                                          287,147    1,561,020
                                                                         ==========   ==========

        (The Accompanying Notes are an Integral Part of the Consolidated
                              Financial Statements)

Manaris Corporation
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Consolidated Statements of Cash Flows (continued)
(expressed in U.S. dollars)


                                                          For the Years Ended
                                                               June 30,
                                                          -------------------
                                                            2005       2004
                                                              $          $
                                                          ---------   -------
Non-Cash Financing and Investing Activities
  Issuance of common shares for services                     79,200   261,534
  Issuance of common shares for finder's fees and
    acquisition related consulting fees                     678,463        --
  Issuance of common shares for Avensys business
    acquisition                                           7,633,588        --
  Issuance of convertible debt for CLI business
    acquisition                                           1,380,543        --
  Issuance of common shares for technology acquisition      125,000        --
  Issuance of common shares for acquisition of
    Canadian Security Agency (2004) Inc.                         --   468,000
  Issuance of common shares for settlement of
    promissory note                                              --   500,000
  Issuance of common shares for convertible debenture       830,000   966,722
  Issuance of common shares to settle outstanding
    payables                                                127,327        --
                                                          =========   =======
Supplemental Disclosures
  Interest paid                                              48,597    11,901
  Income taxes paid                                          27,441        --
                                                          =========   =======

        (The Accompanying Notes are an Integral Part of the Consolidated
                              Financial Statements)

Manaris Corporation
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Consolidated Statement of Stockholders' Equity (Deficit)
(Expressed in U.S. Dollars)

                                                                                  Accumulated
                                      Common Shares    Additional                   Other                        Total
                                   ------------------    Paid-In     Deferred    Comprehensive                Stockholders'
                                      # of     Amount    Capital   Compensation      Income       Deficit       Equity
                                     Shares      $          $           $              $             $             $
                                   ----------  ------  ----------  ------------  -------------  -----------  --------------
Balance, June 30, 2003             25,293,960    253      645,268         --              --     (1,726,848)  (1,081,327)
Common stock issued for services      788,206      8      261,526         --              --             --      261,534
Common stock issued for cash        5,503,008     55    3,054,917         --              --             --    3,054,972
Common stock issued for
  promissory note                     909,091      9      499,991         --              --             --      500,000
Common stock issued for debenture   3,910,120     39      966,683         --              --             --      966,722
Discount on debenture                      --     --    1,418,451         --              --             --    1,418,451
Common stock issued for purchase
  of business                       1,600,000     16      467,984         --              --             --      468,000
Issuance of common shares from
  exercise of stock option          1,591,418     16      339,602         --              --             --      339,618
Stock based compensation                   --     --      882,358    (25,974)             --             --      856,384
Translation adjustment                     --     --           --         --           9,860             --        9,860
Net loss for the year                      --     --           --         --              --     (4,590,561)  (4,590,561)
                                   ----------    ---   ----------    -------        --------     ----------   ----------
Balance, June 30, 2004             39,595,803    396    8,536,780    (25,974)          9,860     (6,317,409)   2,203,653
Common stock issued for services    1,002,145     10      757,653         --              --             --      757,663
Common stock issued for purchase
  of business                      10,400,002    104    7,633,484         --              --             --    7,633,588
Common stock issued for purchase
  of intangible asset                 164,474      1      124,999         --              --             --      125,000
Issuance of common shares from
  exercise of stock options         2,120,501     22      204,990         --              --             --      205,012
Stock based compensation                   --     --    1,190,568         --              --             --    1,190,568
Amortization of deferred
  compensation                             --     --           --     25,974              --             --       25,974
Common stock issued to settle
  outstanding payables                176,767      2      127,325         --              --             --      127,327
Discount on debenture                      --     --    2,470,674         --              --             --    2,470,674
Debenture conversion                1,106,667     11      829,989         --              --             --      830,000
Warrants issued                            --     --    2,265,616         --              --             --    2,265,616
Common stock issued pursuant to
  warrants exercised                  216,443      2           --         --              --             --            2
Translation adjustment                     --     --           --         --        (374,275)            --     (374,275)
Net loss for the year                      --     --           --         --              --     (6,230,943)  (6,230,943)
                                   ----------    ---   ----------    -------        --------    -----------   ----------
Balance, June 30, 2005             54,782,802    548   24,142,078         --        (364,415)   (12,548,352)  11,229,859
                                   ==========    === ==========      =======        ========    ===========   ==========

        (The Accompanying Notes are an Integral Part of the Consolidated
                              Financial Statements)

1.    Nature of Operations and Continuance of Business

      Manaris Corporation (the "Company") was incorporated in the State of Nevada on June 26, 2000 as Keystone Mines Limited.

      On January 7, 2003 the Company acquired assets and intellectual property. It then changed its business focus to the development of security technology and changed its name to C-Chip Technologies Corporation. In July 2005, the Company changed it's name to Manaris Corporation.

      On February 17, 2004, the Company acquired Canadian Security Agency (2004) Inc., ("CSA") a company providing guard and security services. (Refer to Note 3(c)).

      The Company was previously a development stage company as defined by Statement of Financial Accounting Standard No. 7, "Development Stage Companies". The Company has achieved significant revenue from acquired companies as described below. The companies acquired during the year ended June 30, 2005 have significant operations which involve security services and products. The Company is no longer considered a development stage company.

      On February 28, 2005, the Company acquired, through its wholly owned subsidiary corporation, 6327915 Canada, Inc., 100% of the outstanding shares of 9151-3929 Quebec Inc., ("Quebec") and 3826961 Canada Inc. ("Canada"). Quebec and Canada collectively own 100% of 3428249 Canada Inc. 3428249 Canada Inc. owns 100% of Chartrand Laframboise Inc., a company specializing in the security field, and 100% of 9126-7641 Quebec Inc., a company specializing in the credit management and verification. On June 30, 2005, 3428249 Canada Inc. and 6327915 Canada Inc. completed a merger transaction. The merged company continues to be 6327915 Canada Inc. Following the merger 3826961 Canada Inc. and 9151-3929 Quebec Inc. were each dissolved on June 9, 2005 and September 26, 2005, respectively. Collectively, Quebec, Canada, 3428249 Canada Inc., Chartrand Laframboise Inc., and 9126-7641 Quebec Inc. are hereinafter collectively referred to as "CLI". (Refer to Note 3(a)).

      On February 28, 2005 the Company also acquired Avensys Inc. ("Avensys"), a company incorporated under Part IA of the Companies Act (Quebec) in Canada. Avensys is a leader in risk management monitoring solutions for commercial and industrial buildings, infrastructures and various environments. (Refer to Note 3(b)).

      The Company's assets and operations at June 30, 2005 are located largely in Quebec and in Ontario, Canada. In April 2005 the Company transferred the production, marketing and sales of its C-Chip product technology to it's wholly-owned subsidiary, C-Chip Technologies Corporation (North America).

      The Company's shares trade on the NASD OTC Bulletin Board under the symbol MANS.

     The Company has experienced significant operating losses since inception and has a working capital deficiency of $1,329,550. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded assets amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company has funded itself through issuance of shares or by loans from shareholders and/or directors. During the next twelve months the Company plans to fund its operations through cash on hand, the sale of security services and the sale of products. If profitable operations are not achieved, additional financing will be required to pursue the Company's business plan.

2.    Summary of Significant Accounting Policies

      Fiscal Year

      The Company's fiscal year-end is June 30.

      Basis of Accounting

      These consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States and are presented in US dollars.

      Principles of Consolidation

      These consolidated financial statements include the accounts of the Company and its subsidiaries. Consolidated companies include: a) 100% of Avensys and its subsidiary, Fizians Inc. of which Avensys owns 70% of its outstanding shares and the accounts of Avensys Labs Inc., a company in which Avensys holds variable interests and is the primary beneficiary. b) 100% of 6327915 Canada, Inc., 9151-3929 Quebec Inc., 3826961 Canada Inc.,
      3428249 Canada Inc., Chartrand Laframboise Inc. and 9126-7641 Quebec Inc., (collectively the "CLI Group") c) 100% of Canadian Security Agency (2004) Inc. d) 100% of C-Chip Technologies Corporation (North America). Operating results for the CLI Group and Avensys are included from the date of acquisition of February 28, 2005. All inter-company accounts and transactions have been eliminated.

      Cash and Cash Equivalents

      The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

      Advertising

      The Company charges to operations the cost of advertising as incurred which was $94,296 for the year ended June 30, 2005 (2004 - $58,900).

      Long-Lived Assets

      In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

      Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

      Foreign Currency Transactions/Balances

      The Company's functional currency is the Canadian dollar. Occasional transactions occur in U.S. dollars, and management has adopted SFAS No. 52, "Foreign Currency Translation". Financial statements denominated in foreign currencies are translated into US dollars at rates of exchange in effect at the balance sheet date. Average rates for the year are used to translate revenues and expenses. Resulting translation gains and losses are accumulated in a separate component of stockholders' equity as accumulated other comprehensive income or loss. Currency transaction gains and losses are included in the Company's results of operations.

      Use of Estimates

      The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Recent Accounting Pronouncements

      In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

      In December 2004, FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

      In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For nonpublic entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The Company is evaluating the impact of adopting this standard on the Company's results of operations and financial position.

      In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB 107 during the implementation of SFAS No. 123R.

      Financial Instruments and Concentrations

      Financial instruments include cash, accounts receivable, note receivable, accounts payable, accrued liabilities, short and long-term debt and related party payables. The fair values approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

      The Company sells the majority of its products and services in Canada. The Company performs periodic credit evaluations of its ongoing customers and generally does not require collateral. Reserves are maintained for potential credit losses, which have not been historically significant. The Company invests its excess cash in deposits with major financial institutions.

      Net Loss Per Share

      The Company computes net loss per share in accordance with SFAS No. 128, "Earning per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted net loss per share (EPS) on the face of the income statement. Basic net loss per share is computed by dividing the net loss for the year by the weighted average number of shares of common stock outstanding during the year. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of shares of common stock and potential common stock outstanding during the period, if dilutive.

      Stock-Based Compensation

      The Company has elected to apply the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). Under the intrinsic value method of accounting, compensation expense is recognized if the exercise price of the Company's employee stock options is less than the market price of the underlying common stock on the date of grant. Stock-based compensation for employees is recognized on the straight-line basis over the vesting period of the individual options. Stock options granted to non-employees are accounted for under Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS 123), which establishes a fair value based method of accounting for stock-based awards, and recognizes compensation expense based on the fair value of the stock award or fair value of the goods and services received, whichever is more reliably measurable. Under the provisions of SFAS 123, companies that elect to account for stock-based awards in accordance with the provisions of APB 25 are required to disclose the pro forma net income (loss) that would have resulted from the use of the fair value based method under SFAS 123.

      The Company also complies with the provisions of FASB Emerging Issues Task Force ("EITF") Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services ("EITF 96-18") with respect to stock option grants to non-employees who are consultants to the Company. EITF 96-18 requires variable plan accounting with respect to such non-employee stock options, whereby compensation associated with such options is measured on the date such options vest, and incorporates the then-current fair market value of the Company's common stock into the option valuation model.

      During the year ended June 30, 2005, the Company granted 3,857,668 stock options, pursuant to a non-qualified stock option plan at exercise prices ranging from $0.00001 to $0.933 per share. Stock options granted to non-employees totalled 1,492,668 of which 1,322,268 have vested. Stock options granted to employees vest over a period of one year.

      During the years ended June 30, 2005 and June 30, 2004 the Company recognized stock-based compensation for non-employees in the amount of $1,068,542 and $553,384 respectively. The Company also recognized stock based compensation of $148,000 ($303,000 in 2004) related to contingent consideration for the acquisition of Canadian Security Agency (2004) Inc. (Refer to Note 3(c)).

      The fair value of the options granted during the period was measured at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                             Year Ended
                                               June 30,
                                           -----------------
                                            2005      2004
                                           -------   -------
Risk - free interest rate                   1.58 %   2.25 %
Expected volatility                        43.84 %    185 %
Expected life of stock options (in years)     1.29      1.0
Assumed dividends                             None     None


      The following table illustrates the effect on net loss per share as if the fair value method had been applied to all grants of stock options:

                                                              Year ended  June 30,
                                                            -----------------------
                                                               2005         2004
                                                                 $            $
                                                            ----------   ----------
Net loss - as reported                                      (6,230,943)  (4,590,561)
Add: Stock-based compensation expense included in net
loss - as reported                                           1,216,542      856,384
Deduct: Stock-based compensation expense determined under
fair value method                                           (2,309,416)  (1,520,398)
                                                            ----------   ----------
Net loss - pro forma                                        (7,323,817)  (5,254,575)
                                                            ==========   ==========
Net loss per share (basic and diluted) - as reported             (0.15)       (0.14)
                                                            ==========   ==========
Net loss per share (basic and diluted) - pro forma               (0.18)       (0.16)
                                                            ==========   ==========
Revenue Recognition

      The Company's C-Chip technology has generated limited commercial sales of products. The Company developed prototypes for testing by potential customers, which were billed for a portion of the costs incurred. Commercial product sales are recorded when shipped as part of a sales agreement, usually by customer purchase order. Certain product sales contain a small charge for after sales service for up to one year; such amounts are deferred and recognized as revenue when earned. Products carry a one-year replacement warranty and the level of actual warranty expense has not been material.

      The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured.

      Sales of security services commenced on the acquisition of Canadian Security Agency (2004) Inc. on February 17, 2004. Clients are provided security services with revenue recognized as services are performed.

      The CLI Group recognizes revenue for service contracts as the services are performed using a proportional performance model. Revenues from investigation contracts are reported on the percentage of completion method of accounting using measurements of progress toward completion appropriate for the work performed. Progress is generally based upon man-hours or costs incurred based upon the appropriate method for the type of job.

      Avensys Inc. recognizes revenues when goods are shipped and the risks and rewards have transferred to customers. Revenues are recorded net of rebates, discounts and sales returns. Avensys and its 70% owned subsidiary, specialize in developing, manufacturing and installing control and monitoring remote security solutions.

      Allowance for Uncollectible Accounts

      The Company continually monitors timely payments and assesses any collection issues. The allowance for doubtful accounts is based on the Company's detailed assessment of the collectibility of specific customer accounts. Any significant customer accounts that are not expected to be collected are excluded from revenues.

      Property and Equipment

      Property and equipment are recorded at cost. Amortization is based on the following annual rates or period:

Computer equipment                 Straight-line and declining balance    30%-33 1/3%
Furniture and fixture              Straight-line and declining balance            20%
Leasehold improvements             Straight-line                         5 to 8 years
Surveillance equipment             Declining balance                              30%
Communication equipment            Declining balance                              20%
Laboratory equipment               Straight-line and declining balance            20%
Automotive equipment and software  Declining balance                              30%
Machinery and office equipment     Declining balance                              20%

      Inventory

      Inventory consists of finished products available for sale to customers and components. Inventory is valued at the lower of cost and net realizable value. Cost is determined on a weighted average cost basis.

      Intangible Assets

      An acquired intangible asset that represents technology that has reached technological feasibility is capitalized at cost. Intangible assets with definite lives are reported at cost, less accumulated amortization. The Company does not have any identified intangible assets with an indefinite life. Acquired in-process research and development is charged to operations in the period of acquisition. The Company provides for amortization on a straight-line basis over the following periods:

Customer lists                     3-10 years
Licenses, patents and trademarks   4-6 years
Non-compete agreements               4 years

      Acquired Goodwill

      Goodwill represents the excess of the purchase price of acquired assets over the fair values of the identifiable assets acquired and liabilities assumed. Pursuant to SFAS No. 141, the Company does not amortize goodwill, but tests for impairment of goodwill on an annual basis and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable. Circumstances that could trigger an impairment test include but are not limited to: a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; unanticipated competition and loss of key personnel. Goodwill is tested for impairment using present value techniques of estimated future cash flows; or using valuation techniques based on multiples of earnings. If the carrying amount of goodwill exceeds the implied fair value of that goodwill, an impairment loss is charged to operations.

      Deferred Financing Costs

      Costs relating to long-term debt are deferred and amortized over the term of the related debt facilities.

      Research and Development Expenses and Tax Credits

      Research and development expenses are expensed as they incurred. Research and development tax credits are accounted for as a reduction of the income tax provision during the year in which the costs are incurred, provided that the Company is reasonably certain that the credits will be received. The investment tax credits must be examined and approved by the tax authorities and it is possible that the amounts granted will differ from the amounts recorded.

      Contingent Consideration

      In connection with the Company's acquisition of Canadian Security Agency
      (2004) Inc., if certain future internal performance goals are later satisfied, the aggregate consideration for the acquisition will be increased. Such additional consideration, if earned, will be paid in the form of additional shares of the Company's common stock now held in escrow. Any additional consideration paid will be allocated between goodwill, stock-based compensation expense and deferred compensation. The measurement, recognition and allocation of contingent consideration are accounted for using the following principles:

      Measurement and Recognition In accordance with SFAS No. 141, Business Combinations ("SFAS 141"), contingent consideration is recorded when a contingency is satisfied and additional consideration is issued or becomes issuable. The Company records the additional consideration issued or issuable in connection with the acquisition when a specified internal performance goal is met. For additional consideration paid in stock, the Company calculates the amount of additional consideration using the closing price of its common stock on the date the performance goal is satisfied.

      Amount Allocated to Goodwill In accordance with EITF No. 95-8, Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination ("EITF 95-8") and FIN 44, the portion of additional consideration issuable to holders of unrestricted common stock and fully vested options as of the acquisition date is recorded as additional purchase price, as the consideration is unrelated to continuing employment with the Company. Such portion is allocated to goodwill.

      Amount Allocated to Stock-Based Compensation Expense In accordance with EITF 95-8, the intrinsic value associated with additional consideration related to stock or options that vest between the acquisition date and the date at which the contingency is satisfied is recorded as an immediate charge to stock-based compensation expense because the consideration is related to continuing employment with the Company.

      Amount Allocated to Deferred Compensation Additional consideration related to options and restricted stock that remain unvested when the contingency is satisfied is recorded as deferred compensation expense under EITF 95-8 and FIN 44, as such consideration will only be earned to the extent that the holder of such options or restricted stock continues to be employed by the Company and meets the vesting requirements. The amount recorded as deferred compensation is based upon the intrinsic value of the restricted stock and unvested options at the date at which the contingency is satisfied. The Company amortizes such deferred compensation over the remaining vesting period of the underlying restricted stock and unvested options. In the event that a holder does not fully vest in the restricted stock or unvested options, the unamortized portion of deferred compensation is eliminated.

      Income Tax

      Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception and has incurred net operating losses. Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

      Shipping and Handling Costs

      The Company's shipping and handling costs are included in cost of sales.

      Restricted Marketable Securities

      The Company defines marketable securities as income yielding securities that can be readily converted into cash. An irrevocable letter of credit for $81,606 (CDN$100,000) was issued to an individual who personally guaranteed a loan of the Company's Avensys subsidiary. A term deposit which matures in June 2006 and with an interest rate of 1.3% is designated as a guarantee for this same amount.

      Litigation and Settlement Costs

      From time to time, the Company is involved in disputes, litigation and other legal actions in the normal course of operations. In accordance with SFAS 5, the Company records a charge to operations equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

      Warranty Expense

      The Company's products typically carry a one year warranty. The Company establishes reserves for estimated product warranty costs at the time revenue is recognized based upon its historical warranty experience, and additionally for any known product warranty issues. The Company has not incurred any significant warranty expense during the years ended June 30, 2005 and 2004.

      Reclassifications

      Certain reclassifications have been made to the prior year's financial statements to conform to the current period's presentation.

3.    Business Combinations

      On February 28, 2005, the Company acquired two businesses. These acquisitions have been accounted for using the purchase method and the consolidated financial statements include the results of operations for these businesses from the date of acquisition. In accordance with SFAS No. 141 "Business Combinations", the Company allocated the purchase price to the tangible and intangible assets acquired and liabilities assumed, including in-process research and development, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. The fair values assigned to tangible and intangible assets acquired and liabilities assumed are based on an independent valuation analysis using estimates and assumptions provided by management, and other information compiled by management, including valuations that utilize established valuation techniques appropriate for the security industry. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill and purchased intangibles with indefinite lives are not amortized but will be reviewed at least annually for impairment. Purchased intangibles with finite lives will be amortized on a straight-line basis over their respective estimated useful lives.

      a)    CLI

            In February 2005, the Company acquired, through its wholly-owned subsidiary corporation, 6327915 Canada, Inc., all of the outstanding shares of 9151-3929 Quebec Inc. ("Quebec") and 3826961 Canada Inc. ("Canada"). Quebec and Canada collectively own 100% of 3428249 Canada Inc. 3428249 Canada Inc. owns 100% of Chartrand Laframboise Inc. a company specializing in the security field and 100% of 9126-7641 Quebec Inc., a company specializing in the credit management and verification. Quebec, Canada, 3428249 Canada Inc., Chartrand Laframboise Inc., and 9126-7641 Quebec Inc. (hereinafter collectively referred to as "CLI") were purchased for a total consideration of $3,859,611 including acquisition costs of $42,817. The acquisition costs were accounted for as a purchase price adjustment to goodwill. The purchase price was $2,436,251 (CDN$3,000,000) in cash and a $1,380,543 (CDN$1,700,000) Secured
            Convertible Debenture with interest of 9% payable quarterly and maturing in five years. At the option of the holders, but not before the sixth month following the closing date, the debenture is convertible into 1,700,000 shares of the Company's common stock at price of $0.82 per share. The debenture is secured by the universality of all of the moveable property of the wholly-owned subsidiary, 3428249 Canada Inc.

      a) CLI (continued)

            CLI's principal services include investigation, surveillance, undercover agents, background verification, business intelligence, security consulting and labor management conflict.

            The purchase price was allocated to the following assets and liabilities:

                                                 $
                                             ---------
Current assets                                 578,224
Property and equipment                         192,340
Non-compete agreement                          574,133
Customer lists                                 380,811
Current liabilities                           (341,280)
Bank indebtedness                              (43,809)
Long-term debt - current portion               (74,829)
Long-term debt                                  (5,411)
Other liabilities                              (19,757)
                                             ---------
Excess purchase consideration (goodwill)     2,576,372
                                             ---------
                                             3,816,794
                                             =========

            The purchase price allocation was preliminary and subject to change if the Company obtains additional information concerning the fair values of certain tangible assets and liabilities of CLI. During the three months ended March 31, 2005, the Company adjusted the net tangible assets acquired and increased goodwill by approximately $235,000 due to purchase price adjustments.

            Net Tangible Assets

            The acquisition cost has been allocated to the assets and liabilities according to their estimated fair value at the acquisition date.

            Amortizable Intangible Assets

            The customer lists consist of information about customers such as their name, contact information, order history and demographic information. The income approach using a discounted cash flow approach was used to estimate the fair value of the customer list, more specifically, the multi-period excess earnings method. This method is predicated on the theory that the value of an asset or investment is the present value of future cash flows discounted at a rate commensurate with the time value of money and the underlying risks of the subject investment. The Company is amortizing the fair value of the customer list on a straight-line basis over the remaining estimated useful life of ten years.

            The non-compete agreements represent an agreement by the seller to refrain from competing with the Company. The agreement normally restricts the seller from competing in the same line of business for a certain period of time. The comparative business valuation method was used to estimate the fair value. This approach assumes that in the absence of such agreement, the sellers would be free to compete and take business away, thus reducing sales and profitability. The Company is amortizing the fair value of the non-compete agreements on a straight-line basis over the remaining estimated life of four years.

      b)    Avensys Inc.

            On February 28, 2005, the Company completed its acquisition of Avensys Inc. ("Avensys"). The acquisition resulted in the issuance of 10,400,002 restricted shares of the Company's common shares having a fair value of $0.75 per share and a total value of $7,800,000 (before discounting as discussed below) in exchange for 15,746,369 shares of Avensys which constituted all of the issued and outstanding common stock of Avensys. The Company also purchased and cancelled all of the outstanding Avensys stock options for a total of $312,652 (CDN$385,000). The beneficiaries of the options received $187,592 (CDN$231,000) on February 28, 2005 and will receive the balance of $124,970 (CDN$154,000) on or before December 31, 2005. The Company issued 427,432 restricted shares of common stock as a finder's fee to an unrelated party. The Company incurred direct costs associated with the acquisition of $45,000 (CDN$55,413). The total value of the cancelled stock options, finders fee and direct costs were accounted for as purchase price adjustments to goodwill. The 10,400,002 restricted shares are to be released from escrow over the eighteen months after acquisition. As a result the value of restricted stock paid was discounted in the amount of $166,414. Avensys offers leading edge fiber optics sensor technology to monitor a variety of environments, including air, water, soil as well as buildings and infrastructures. Avensys specializes in providing solutions to monitor different types of environments, solving environmental monitoring problems, from micro scale in-building sensing systems to macro scale wireless landslide and flood warning systems in different countries, covering air, water and soil as well as the security of materials and infrastructures, employing a wide range of technologies including Optical Fiber Sensing Technology. The purchase price was allocated to the following assets and liabilities:

                                                  $
                                             ----------
Current assets                                3,499,635
Property and equipment                          523,898
Customer list                                   701,621
Other assets                                    101,511
Current liabilities                          (2,358,108)
License agreements                            2,085,357
In-process research and development             386,749
Bank Indebtedness                            (1,202,483)
Long-term debt - current portion               (122,829)
Long-term debt                               (1,453,966)
Other liabilities                               (16,678)
Excess purchase consideration (goodwill)      5,488,879
                                             ----------
                                              7,633,586
                                             ==========

            The purchase price allocation is preliminary and subject to change if the Company obtains additional information concerning the fair values of certain tangible assets and liabilities of Avensys.

            Net Tangible Assets

            The acquisition cost has been allocated to the assets and liabilities according to their estimated fair value at the acquisition date.

      b)    Avensys Inc. (continued)

            Amortizable Intangible Assets

            Customer list represents information about customers such as their name, contact information, order history and demographic information. The income approach using a discounted cash flow method was used to estimate the fair value of the customer list, more specifically, the multi-period excess earnings method. This method is predicated on the theory that the value of an asset or investment is the present value of future cash flows discounted at a rate commensurate with the time value of money and the underlying risks of the subject investment. The Company is amortizing the fair value of the customer list on a straight-line basis over the remaining estimated useful life of ten years.

            License agreements represent a combination of processes, patents, and trade secrets that were used for existing and in-process technology. These intangible assets were valued using the income approach method. This method estimates fair value based on the earnings and cash flow capacity of an asset. The Company is amortizing the fair value of these assets over the remaining estimated useful life of six years on a straight-line basis.

            Acquired In-process Research and Development

            Of the total purchase price, $386,749 has been allocated to in-process research and development ("IPR&D") and was charged to operations. Projects that qualify as IPR&D represent those that have not yet reached technological feasibility and which have no alternative future use. Technological feasibility is defined as being equivalent to a beta-phase working prototype in which there is no remaining risk relating to the development. At the time of acquisition, Avensys had multiple IPR&D efforts under way for certain current and future product lines. These efforts included physical sensors, interrogation units, chemical sensors and limnimeters. In applying the discounted cash flow method, the value of the acquired technology was estimated by discounting to present value the free cash flows expected to be generated by the products with which the technology is associated, over the remaining economic life of the technology. To distinguish between the cash flows attributable to the underlying technology and the cash flows attributable to other assets available for generating product revenues, adjustments were made to provide for a fair return to property and equipment, working capital, and other assets that provide value to the product lines.

      c)    Canadian Security Agency (2004) Inc.

            On February 17, 2004 the Company acquired all the issued and outstanding shares of Canadian Security Agency (2004) Inc. ("CSA") in exchange for 1,600,000 restricted common shares of the Company. CSA is in the business of providing guard and security services in Montreal, Canada. Pursuant to the terms of the acquisition agreement, 600,000 shares were released on closing and 1,000,000 shares were held in escrow as contingent consideration related to revenue targets and repayment of a note receivable. The note receivable, originally in the amount of $473,271, is due from the seller on or before February 17, 2005. The released shares were recorded at their fair value of $468,000. The Company used the purchase method of accounting for the CSA acquisition as at February 17, 2004 based on management's best estimate of fair values.

            The purchase price was allocated to the following assets and liabilities:

                                $
                            --------
Note receivable              473,271
Accounts receivable          149,328
Advances from the Company   (203,897)
Property and equipment         8,347
Bank indebtedness            (93,567)
Accounts payable             (74,488)
Accrued liabilities         (176,846)
Goodwill                     385,852
                            --------
                             468,000
                            ========

3.    Business Combinations (continued)

      c)    Canadian Security Agency (2004) Inc. (continued)

            The Company performed an annual impairment assessment of the carrying value of the goodwill recorded in connection with the CSA acquisition in June 2004 as required under SFAS No. 142. In accordance with SFAS 142, the implied fair value of goodwill was determined in the same manner as that which is utilized to estimate the amount of goodwill recognized in a business combination.

            The Company estimated the fair value of its CSA reporting unit primarily using the discounted cash flow method. The discounted cash flows for CSA were based on discrete five year financial forecasts developed by management for planning purposes and consistent with those distributed to the Company's Board of Directors.

            Upon completion of the annual impairment assessment for the year ended June 2005, the Company determined the carrying value of the CSA reporting unit exceeded its estimated fair value. As a result, the Company charged operations with a goodwill impairment loss of $63,774 (2004: $278,852).

            The primary factors resulting in the impairment charge were: (i) the loss of some customers due to consolidation in the industry and (ii) lower revenue growth projections based on performance to date.

            Accounting for Contingent Consideration In connection with its acquisition of Canadian Security Agency (2004) Ltd., the Company reserved additional shares of its common stock for issuance to a former shareholder of the acquired company upon satisfaction of certain future internal performance goals. The following table presents activity in the Company's common stock reserved for issuance upon satisfaction of future internal performance goals related to the purchase of CSA: Shares #

Balance at June 30, 2004                                        700,000
Shares reserved for certain future internal performance goals        --
Shares earned - valued at $148,000                             (200,000)
Shares cancelled                                                     --
                                                               --------
Balance at June 30, 2005                                        500,000
                                                               ========

            In September 2005 the Company reached a settlement with the former shareholder of CSA, which included the transfer of 200,000 shares from escrow. Refer to Note 16(d)(ii). The following table presents the allocation of contingent consideration earned in connection with the satisfaction of the internal performance goals of CSA and payment received to reduce the note receivable (Refer to Note 9(b)):

                                                        June 30   June 30
                                                          2005      2004
                                                           $         $
                                                        -------   -------

Allocation of contingent consideration earned           148,000   303,000
                                                        -------   -------
Goodwill                                                     --        --
Stock-based compensation expense                        148,000   303,000
Deferred compensation                                        --        --
                                                        -------   -------
Total                                                   148,000   303,000
                                                        =======   =======

            See Note 2 for a detailed explanation of the accounting policy relating to the measurement, recognition and allocation of contingent consideration.

      d)    Condensed Balance Sheets (unaudited)

      The following table presents details of the unaudited condensed balance sheets of acquired companies at the dates of acquisition:

                                                Fiscal         Fiscal
                                                 2005          2004
                                             Acquisitions   Acquisition
                                                   $             $
                                             ------------   -----------
Current Assets                                 4,047,946      154,523
Property and Equipment                           716,238        8,347
Goodwill                                       1,886,284      398,837
Other Assets                                     448,843           --
                                               ---------      -------
Total Assets                                   7,099,311      561,707
                                               =========      =======
Current Liabilities                            4,142,744      646,093
Long-Term Debt                                 1,748,082           --
Other Liabilities                                 20,146           --
Redeemable Preferred Shares                      195,712           --
                                               ---------      -------
Total Liabilities                              6,106,684      646,093
Stockholders' Equity (Deficit)                   992,627      (84,386)
                                               ---------      -------
Total Liabilities and Stockholders' Equity     7,099,311      561,707
                                               =========      =======

            The Company's fiscal 2005 acquisitions represent the purchase of Avensys and CLI Group on February 28, 2005. The fiscal 2004 acquisition represents the February 17, 2004 purchase of CSA.

            In connection with purchase transactions, the Company incurred acquisition costs of $766,272 and $41,556 in fiscal 2005 and 2004, respectively.

      e)    Pro Forma Results (unaudited)

            The pro forma data of the Company set forth below gives effect to the purchase transactions completed in fiscal 2005 and 2004 as if they had occurred at the beginning of fiscal 2004. The unaudited pro forma financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the Company.

                                                     Years Ended
                                                       June 30,
                                                   ---------------
                                                    2005     2004
(In thousands, except per share amounts)              $        $
                                                   ------   ------
Pro forma net revenues                             15,582   15,568
Pro forma net loss                                 (7,131)  (5,665)
Pro forma net loss per share (basic and diluted)    (0.14)   (0.13)

4.    Acquisition of Assets

      On January 21, 2005, the Company acquired the assets related to Markus 360 including the source code, the intellectual property, the trademark and all customers. The purchase price was $125,000 paid with 164,474 restricted common shares of the Company. In parallel, the Company entered into a distribution agreement with Multi-Hexa Laval Inc. ("Multi-Hexa") which will receive 10% royalties of each gross sale of the software up to a maximum of $812,084 (CDN$1,000,000) for the intellectual property. The Company conceded an hypothec on all the rights related to the software, up to an amount of $243,625 (CDN$300,000) in royalties and will need to be executed within the five years following the closing date. In case of default all the rights in the software will retrocede to Multi-Hexa without compensation. The Company performed an impairment analysis at year end and determined there was no future benefit related to the purchase of Markus 360. As a result the net book value of $117,200 was charged to operations.

5.    Variable Interest Entity

      The Financial Accounting Standards Board ("FASB") finalized FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities--An Interpretation of ARB51" ("FIN46R") in December 2003. FIN46R expands the scope of ARB51 and can require consolidation of "variable interest entities" ("VIEs"). Once an entity is determined to be a VIE, the party with the controlling financial interest, the primary beneficiary, is required to consolidate it. During the year ended June 30, 2005 the Company's wholly owned subsidiary, Avensys, Inc. ("Avensys"), transferred its research activities to Avensys Labs Inc. ("ALI"). Avensys owns 49% of ALI and the two entities have entered an Agreement ("the Agreement") where ALI will perform research and development activities for Avensys. The Agreement is for a period of five years and can be renewed for two years. ALI will provide Avensys a commercialization license for products developed and in return receive a royalty of 5% of sales generated. Avensys sold intellectual property related to R&D projects to ALI in return for 500,000 preferred shares redeemable for $408,030 (CDN$500,000). ALI provides R&D for Avensys only, however it may enter into agreements with third parties in the future. ALI has no other financing other than received from Avensys.

      As a result of the above, ALI has been included in the consolidated financial statements as of June 30, 2005 since Avensys holds a controlling financial interest and is the primary beneficiary. The impact to the consolidated balance sheet include the approximate additions to current assets of $162,000, net property and equipment of $106,000, and current liabilities of $70,000. The impact to the consolidated statement of operations was an increase in research and development expenses of $94,000.

6.    Goodwill and Purchased Intangible Assets

      The following table presents details of the Company's purchased intangible assets with definite lives:

                                                                          June 30,    June 30,
                                                                            2005        2004
                                   Weighted                               Net Book    Net Book
                                    Average                Accumulated     Value       Value
                                    Life in      Cost     Amortization       $           $
                                     Years        $             $        (audited)   (audited)
                                   --------   ---------   ------------   ---------   ---------
Licenses, patents and trademarks      5.6     2,197,241      194,554     2,002,687    52,290
Technology                            1.7       574,285      323,010       251,275   394,835
Non-compete agreements                3.7       574,133       48,000       526,133        --
Customers lists                       9.5     1,109,077       36,400     1,072,677        --
                                      ---     ---------      -------     ---------   -------
Total intangible assets               6.0     4,454,736      601,964     3,852,772   447,125
                                      ===     =========      =======     =========   =======

      Amortization expense of purchased intangible assets included in operating expenses are as follows:

                                                   Years Ended
                                                     June 30,
                                                        $
                                                -----------------
                                                  2005     2004
                                                   $         $
                                                -------   -------
Amortization expense of purchased intangibles   373,180   162,520
                                                =======   =======

      The estimated future amortization expense of purchased intangible assets with definite lives for the next five years is as follows:

2006         $  772,602
2007            732,166
2008            610,081
2009            574,933
2010            457,200
Thereafter      705,790
             ----------
             $3,852,772
             ==========

      The changes in the carrying amount of goodwill during the years ended June 30, 2005 and 2004 is as follows:

                                                       Security and   Security and
                                                      Investigation    Monitoring
                                                         Services        Devices        Total
                                                      -------------   ------------   ----------
Balance as of June 30, 2003                            $       --      $       --    $       --
Purchase CSA (Note 3(c))                                  385,852              --       385,852
Impairment of goodwill during fiscal 2004                (278,852)             --      (278,852)
                                                       ----------      ----------    ----------
Balance as of June 30,2004                                107,000              --       107,000
Goodwill acquired during the period (Notes 3(a)(b))     3,004,620       6,679,608     9,684,228
Impairment of goodwill during fiscal 2005                 (63,774)             --       (63,774)
                                                       ----------      ----------    ----------
Total                                                  $3,047,846      $6,679,608    $9,727,454
                                                       ==========      ==========    ==========

      There were impairment indicators during the year ended June 30, 2005 as shown above. Since the carrying amount of CSA's goodwill exceeded the estimated fair values of that reporting unit, an impairment loss was charged to operations. (Refer to Note 17 for description of reporting segments).

7.    Balance Sheet Details

                                       June 30,   June 30,
                                         2005       2004
                                          $          $
                                      ---------   -------
Other Receivables
  Grants receivable                      59,110        --
  Investment tax credits receivable     596,417        --
  Sales tax receivable                  111,545        --
  Other                                 132,176        --
                                      ---------   -------
                                        899,248        --
                                      =========   =======
Inventory
  Raw materials                         261,445     8,295
  Work in process                       102,966     9,605
  Finished goods                        733,365   137,780
                                      ---------   -------
                                      1,097,776   155,680
                                      ---------   -------
Accrued Liabilities
  Payroll and benefits                  693,040   125,785
  Sales taxes payable                   323,934    64,521
  Income taxes payable                   98,007        --
  Accrual for litigation costs          160,392        --
  Royalties payable                     236,144        --
  Other                                 509,610    42,399
                                      ---------   -------
                                      2,021,127   232,705
                                      =========   =======

8.    Property and Equipment

                                                                   June 30,   June 30,
                                                                     2005       2004
                                                     Accumulated   Net Book   Net Book
                                           Cost     Amortization     Value      Value
                                            $             $            $          $
                                        ---------   ------------   --------   --------
Automotive equipment                       34,627        17,318      17,309        --
Computers                                 608,248       475,300     132,948    40,532
Communication equipment                    51,477        33,229      18,248        --
Furniture and fixtures                    407,577       330,353      77,224     9,215
Laboratory equipment                      399,449       161,527     237,922        --
Leasehold improvements                     80,488        53,919      26,569     3,551
Machinery and office equipment            315,391       179,126     136,265    28,976
Software                                   78,229        42,384      35,845        --
Surveillance equipment                    127,293       100,786      26,507        --
                                        ---------     ---------     -------    ------
                                        2,102,779     1,393,942     708,837    82,274
Office equipment under capital leases      37,930        15,692      22,238        --
                                        ---------     ---------     -------    ------
Total property and equipment            2,140,709     1,409,634     731,075    82,274
                                        ---------     ---------     -------    ------
Depreciation during the period                                       88,639    14,936
                                                                    =======    ======

9.    Related Party Transactions/Balances

      a) The Company has received management services from officers and shareholders. These related parties also paid certain operating expenses on behalf of the Company and advanced funds for working capital. The total amount due to officers and/or shareholders at June 30, 2005 is $476,646 (June 30, 2004: $230,726). The amounts due are non-interest bearing, unsecured, and have no fixed terms of repayment. b) The note receivable was due from the original owner and former President of Canadian Security Agency (2004) Inc., and is delinquent as of June 30, 2005. The Company has taken a provision against the note for the full amount. The note receivable from a related party was unsecured, non-interest bearing and was due on or before February 17, 2005.

10.   Loans Payable

      a) CSA has bank indebtedness of $269,272 (CDN$329,965) at June 30, 2005 within a Corporate Credit Line facility in the amount of CDN$400,000, fluctuating with cash flow and collection of accounts receivable. Interest is charged at Canada bank prime plus 2% per annum. The facility is secured by a movable hypothec over accounts receivable and inventory of CSA; unlimited personal guarantee by the former sole owner of CSA, supported by collateral second mortgage on his personal residence and subrogation of the shareholder loan and salary bonus. Upon the departure in April 2005 of the former sole owner of CSA and the withdrawing of his guarantees with the Bank, the Bank proceeded with a demand of repayment of his line of credit with CSA. The position of the Bank was repurchased in July 2005 by the Company and the Company is now subrogated in all the Bank's rights. The Bank's proceedings were therefore terminated.

      b) CLI has a credit agreement for an authorized amount of $264,550 (CDN$320,000), renewable yearly. Any utilized portion bears interest at the Bank's prime rate plus 1,25% and is secured by a general assignment of CLI's accounts receivable and CLI is required to respect certain financial ratios. As at June 30, 2005, there was an outstanding amount of $82,571 (CDN$101,183) and CLI is in compliance with all financial ratios.

      c) Avensys has designated the accounts receivable and inventories to guarantee the line of credit. The line of credit, for an authorized amount of $1,109,842 (CDN$1,360,000), bears interest at the Canada bank prime rate plus 1.5% and is currently in renegotiation.

      d) An irrevocable letter of credit for $81,606 (CDN$100,000) has also been issued to an individual who has personally guaranteed a loan of the Company. A term deposit is lodged as a guarantee for this same amount.

      e) The Company's wholly-owned subsidiary, C-Chip Technologies Corporation (North America) has an unsecured credit facility for an amount of $1,000,000 (principal and interest) to finance service fees and inventory that bears interest at 15% per annum. All receipts from sales revenues will be placed into a designated bank account and be used to reimburse any amount owed pursuant to the credit facility. Amounts not paid within twelve months of the execution of the credit facility will become payable in full. As at June 30, 2005, there was an outstanding amount of $320,127.

11.   Long-Term Debt

                                                                                  June 30,   June 30,
                                                                                    2005       2004
                                                                                      $          $
                                                                                  --------   --------
Mortgage loan secured by the universality of Avensys' tangible and intangible movables, (CDN$406,000), interest is prime rate plus 2.75%,
payable in monthly instalments of CDN$7,000 plus interest, maturing in May 2010    331,320         --

Note payable, interest is prime rate, payable in six monthly payments, maturing
in October 2005                                                                     44,720         --

Note payable on demand (CDN$16,382) without interest                                13,369         --

Note payable (CDN$12,778) without interest maturing in May 2006                     10,428         --

Note payable (CDN$60,000) without interest, payable in monthly instalments of
$5,440 (CDN$6,667), maturing in March 2006                                          48,964         --

Note payable (CDN$5,000) without interest maturing in 2006                           4,080         --

Note payable (CDN$15,202) without interest, payable in monthly instalments of
$691, maturing in April 2007                                                        12,406         --

Redeemable preferred shares, 241 Class D shares issued by CLI. Non voting, non participating and redeemable at the holder's option with a 1% monthly
dividend on the redemption price                                                   196,670         --

Obligations under capital leases, maturing at various dates until 2009, payable in instalments totalling $7,188 (CDN$8,808) in 2006 and 2007,
$5,406 (CDN$6,624) in 2008 and $1,379 (CDN$5,406) in 2009                           21,161         --
                                                                                   -------    -------
                                                                                   683,118         --
Instalments due within one year                                                    199,878         --
                                                                                   -------    -------
Long-term debt                                                                     483,240         --
                                                                                   =======    =======

Principal payments on long-term debt for the next five years are:

                                                                                                 $
                                                                                              -------
2006                                                                                          199,878
2007                                                                                          276,521
2008                                                                                           73,955
2009                                                                                           69,928
2010                                                                                           62,836
                                                                                              -------
Total                                                                                         683,118
                                                                                              =======

12.   Convertible Debentures

                                                                                  June 30,    June 30,
                                                                                    2005        2004
                                                                                     $           $
                                                                                 ---------   ---------
Senior secured convertible debentures at 7%, payments of $233,750 for 20 months beginning June 16, 2005, interest payable each June and December,
maturing January 31, 2007, principal amount of $4,675,000 (Note 12 (a))            557,284          --

Secured convertible debentures at 9%, maturing February 2010, principal amount
of $1,387,302 (CDN$1,700,000) (Note 12 (b))                                      1,387,302          --

Unsecured convertible debentures at 15%, maturing September 2005, principal
amount of $397,829 (CDN$487,500) (Note 12 (c))                                     336,152          --

Unsecured convertible debentures at 12% maturing September 2007, principal
amount of $326,424 (CDN$400,000) (Note 12 (d))                                     300,002          --
                                                                                 ---------   ---------
                                                                                 2,580,740          --
Instalments due within one year                                                    893,436          --
                                                                                 ---------   ---------
Long-term debt                                                                   1,687,304          --
                                                                                 =========   =========

Principal payments on the convertible debentures for the next five years are:

                                                                                                 $
2006                                                                                           893,436
2007                                                                                                --
2008                                                                                           300,002
2009                                                                                                --
2010                                                                                         1,387,302
                                                                                             ---------
Total                                                                                        2,580,740
                                                                                             =========

      a)    Senior Secured Convertible Debentures

            On February 16, 2005, the Company issued Senior Secured Convertible Notes Series A ("Notes") and Series E and F Warrants (See Note 13(b)) for an aggregate principal amount of $4,675,000.

            In accordance with EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and with EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments", the Company allocated $1,863,870 to the Warrants Series E, $339,456 to the Warrants Series F and recognized an embedded beneficial conversion feature of $2,470,674 accounted for as additional paid in capital and an equivalent discount against the Notes. The carrying amount of the Notes will be increased monthly by periodic accretion under the interest method. The Company remains obligated for the entire contractual balance of the Notes of $4,675,000.

            These Notes bear interest at 9% per year from February 16, 2005 until the first principal payment date on June 16, 2005 and 7% per year after this date. Principal on these Notes shall be paid in twenty (20) equal monthly instalments of $233,750. Interest on these Notes shall be payable on the last day of June and December of each year commencing on June 30, 2005.

            All payments of interest shall be made, at the option of the Company, (a) in cash; (b) by the issuance of additional Series A Notes in the principal amount equal to the interest payment due; or
            (c) in shares of common stock of the Company valued at 90% of the average price of such security in the most recent five trading days ("Market Price").

            All payments of principal shall be made, at the option of the Company, (a) in cash with a premium equal to 10% of the cash amount paid; or (b) in shares of common stock of the Company valued at 85% of the Market Price.

      a)    Senior Secured Convertible Debentures

            All payments made by the issuance of shares will be acceptable only if the issuance of the shares of the Company has first been registered with the Securities and Exchange Commission.

            The holders of these Notes have the right, at their option at any time, to convert some or all of the Notes including the principal amount and the amount of any accrued but unpaid interest into a number of common shares of the Company valued initially at $0.65 per share, subject to certain adjustments as described in the purchase agreement.

            In connection with the placement of these Notes, the Company issued Warrant Series: 1B1, 1B2, 1B3, 1B4, and 1B5 granting the right to acquire up to 881,538 shares of the Company's common stock at prices ranging from $0.01 to $0.75 per share (see Note 14(d)) and expiring from three months following the date of their Registration until February 16, 2010.

            The Company valued the warrants at $486,586 and recognized this amount to additional paid in capital of Warrants Series 1B1, 1B2, 1B3, 1B4, and 1B5 and as deferred issue expenses for the Notes and issue expenses for the Warrants Series E and F.

            To secure payment of the principal amount of the Notes and the interest thereon, the Company hypothecated, in favour of the note holders, the universality of all of the immovable and movable assets, corporeal and incorporeal, present and future of the Company.

            The purchase agreement of these Notes contain certain covenants (a) related to the conduct of the business of the Company and its subsidiaries; (b) related to creation or assumption of lien other than liens created pursuant to the Security Documents and Permitted Liens, as defined in the purchase agreement; (c) for so long as at least $2,500,000 principal amount of these Notes remain outstanding, the Company shall not, without the consent of holders representing at least 50% of the then outstanding principal amount, create, incur, guarantee, issue, assume or in any manner become liable in respect of any indebtedness, other than permitted indebtedness or issue other securities that rank senior to these Notes provided however that the Company may have outstanding bank debt.

      b)    Secured Convertible Debentures

            On February 14, 2005, the Company issued debentures of an aggregate principal amount of $1,380,543 related to the acquisition of the CLI Group.

            These debentures bear interest at 9% per year from February 14, 2005. Principal on these Notes shall be paid on February 14, 2010. Interest on these debentures shall be payable on the first day beginning of quarter, commencing on May 1, 2005.

            The holders of these Debentures have the right, at their option at any time, to convert in part or all of the Debentures into a total number of 1,700,000 common stock of the Company valued initially at $0.82 per share.

            To secure payment of the principal amount of the debentures and the interest thereon, the Company hypothecated, in favour of the debenture holders, the universality of all of the movable assets, corporeal and incorporeal, present and future of its wholly-owned subsidiary 3828249 Canada Inc.

            The purchase agreement of these debentures contain certain covenants related to the conduct of the business of the Company and its subsidiaries.

      c)    Unsecured Convertible Debentures

            With the acquisition of Avensys, the Company assumed 15% unsecured convertible debentures having a nominal value of $918,068 (CDN$1,125,000) and maturing on September 1, 2007. When the debentures were originally issued, Avensys recorded an equity component of $378,445 (CDN$463,747) and a liability component of $539,623 (CDN$661,253), for a total of $918,068 (CDN$1,125,000). In
            April 2005, the Company issued 680,000 shares in settlement of $520,238 (CDN$637,500) of the debentures outstanding. The remainder of the debentures, $397,829 (CDN$487,500) was replaced by a new 15% unsecured debenture. The new debenture is convertible into shares of the Company using the following formula: principal and interest divided by a 17.5% discount on the 10 day weighted average price of the Company's shares. At year-end the discount related to the conversion feature is $61,677.

      d)    Unsecured Convertible Debentures

            With the acquisition of Avensys, the Company also assumed 12% unsecured convertible debentures having a nominal value of $652,848 (CDN$800,000) and maturing on September 1, 2007. When the debentures were originally issued, Avensys recorded an equity component of $305,857 (CDN$374,797) and a liability component of $346,991 (CDN$425,203), for a total of $652,848 (CDN$800,000). In April 2005, the Company issued 426,667 shares in settlement of $326,424 (CDN$400,000) of the debentures outstanding. The remainder of the debentures, $326,424 (CDN$400,000) was modified to be convertible into 330,251 shares of the Company. At year-end the discount related to the conversion feature is $26,422.

13.   Common Stock

      Fiscal Year Ended June 30, 2005

      a) During the year ended June 30, 2005, the Company issued 2,120,501 common shares for total proceeds of $205,012 from the exercise of stock options.

      b) During the year ended June 30, 2005, a total of 176,767 stock options were exercised after issuance to settle outstanding payables in the amount of $127,327.

      c) During the year ended June 30, 2005, the Company issued 121,250 restricted common shares and 95,193 common shares for total proceeds of $2 following the exercise of 216,443 Series IB1 warrants.

      d) In May 2005, the Company issued 120,000 restricted common shares with a value of $79,200 for consulting fees.

      e) In April 2005, the Company issued 1,106,667 restricted common shares valued at $830,000 following the conversion of convertible debentures.

      f) In April 2005, the Company issued 258,000 restricted common shares valued at $175,182 as a finder's fee and 32,260 restricted common shares valued at $32,260 as a consultant's fee related to the acquisition of Avensys Inc. A total of 159,458 restricted common shares valued at $146,701 were issued as a finder's fee related to the acquisition of CLI Group (Notes 3(a) and (b)).

      g) In January 2005, the Company issued 164,474 restricted common shares with a value of $125,000 for the purchase price of Markus 360 (Note
            4).

      h) In March 2005, the Company issued 10,400,002 restricted common shares having a value of $7,633,586 for the acquisition of Avensys Inc. The Company issued 432,427 restricted common shares valued at $324,320 as finder's fee related to the acquisition of Avensys Inc. (Note 3(b)).

      Fiscal Year Ended June 30, 2004

      a) During the year ended June 30, 2004, the Company issued 788,206 restricted common shares for service valued at $261,534 being 50% of the market price of the Company's stock at the date the services were contracted.

      b) During the year ended June 30, 2004, the Company issued 1,591,418 common shares for total proceeds of $339,618 from the exercise of stock options.

      c) During the nine months ended March 31, 2004 the Company issued 3,873,637 common shares at $0.55 per share for total cash proceeds of $1,630,000, before offering costs of $82,319, and settlement of the $500,000 promissory note under a private placement of units consisting of one common share and one common share purchase warrant. The common share purchase warrants expire in two years and have an exercise price of $1.00 per share The Company's promissory note of $500,000 was redeemed for 909,091 units as part of this issue.

      d) In July 2003 a Debenture Payable, including accrued interest, was converted into 3,910,120 restricted shares at a 15% discount from market, using the face value of $2,000,000. This resulted in a discount on conversion of debt in the amount of $1,418,451, which is included in additional paid-in capital.

      e) In April 2004 the Company issued 2,538,462 common shares for total cash proceeds of $1,650,000 before offering costs of $143,209 under a private placement of units consisting of one common share and one common share purchase warrant exercisable for a period of two years at an exercise price of $1.10 per share.

      f) In February 2004 the Company issued 1,600,000 common shares for the acquisition of Canadian Security Agency (2004) Inc.

14.   Stock Options and Warrants

      a)    Fiscal year ended June 30, 2005

            During the fiscal year ended June 30, 2005 the Company granted 2,365,000 stock options to employees with exercise prices ranging from $0.20 to $0.92 and which vest over a period of one year. The Company granted 1,492,668 stock options to non-employees with exercise prices ranging from $0.0001 to $0.648 and which vest immediately. Also a total of 176,767 stock options were issued to settle outstanding payables of $127,327. During the year ended June 30, 2005 a total of 460,400 stock options were cancelled. The Company charged stock-based compensation expense of $1,068,542 to operations relating to stock options and $148,000 relating to contingent consideration earned during the fiscal year ended June 30, 2005.

      b)    Fiscal year ended June 30, 2004

            During the fiscal year ended June 30,2004, the company granted 2,183,918 stock options pursuant to the Plan at weighted average exercise price of $0.47. The Company charged stock-based compensation expense of $553,384 to operations relating to stock options and $303,000 relating to contingent consideration earned during the fiscal year ended June 30, 2004.

      c)    Stock options

            On June 15, 2004 the Company filed a Form S-8 Registration Statement with the US Securities and Exchange Commission to register 5,000,000 shares of common stock pursuant to the Company's 2004 Nonqualified Stock Option Plan ("the Plan'). The determination of those eligible to receive options under this plan, and the amount, type, price and timing of each stock option and the terms and conditions shall rest at the sole discretion of the Company's Compensation Committee, subject to the provisions of this Plan. A total of 2,198,814 options under the Plan remain available for issuance.

            A summary of the changes in the Company's common share stock options is presented below:

                                 June 30, 2005           June 30, 2004
                             ---------------------   ---------------------
                                          Weighted                Weighted
                                           Average                 Average
                                          Exercise                Exercise
                               Number       Price      Number       Price
                             ----------   --------   ----------   --------
Balance, beginning of year    2,742,500    $0.40      2,425,000    $0.20
Granted                       3,857,668     0.47      2,183,918     0.47
Exercised                    (2,297,268)   (0.09)    (1,591,418)   (0.21)
Forfeited/Expired              (460,400)   (0.50)      (275,000)   (0.20)
                             ----------    -----     ----------    -----
Balance, end of year          3,842,500    $0.65      2,742,500    $0.40
                             ==========    =====     ==========    =====

      c)    Stock options (continued)

            Additional information regarding options outstanding as at June 30, 2005 is as follows:

                              Outstanding                    Exercisable
                  -----------------------------------   --------------------
                                Weighted     Weighted               Weighted
                                 average      average               average
   Range of                    remaining     exercise               exercise
Exercise prices   Number of    contractual     price    Number of     price
       $            shares    life (years)       $        shares        $
---------------   ---------   ------------   --------   ---------   --------
0.00 - 0.25         602,500       3.00         0.20       602,500     0.20
0.26 - 0.50          10,000       5.00         0.45            --       --
0.51 - 0.75       1,772,500       4.21         0.67     2,005,000     0.63
0.76 - 1.00       1,457,500       4.53         0.76       667,500     0.83
                  ---------       ----         ----     ---------     ----
                  3,842,500       4.13         0.65     3,275,000     0.61
                  =========       ====         ====     =========     ====

            The weighted average fair value of options granted for the fiscal years ended June 30, 2005 and 2004 was $0.24 and $0.47, respectively.

                                                    June 30,
                                                      2005
Common shares reserved for issuance:                    $
                                                   ----------
Stock options:
  Options outstanding                               3,842,500
  Reserved for future issuance                      2,198,814
  Warrants outstanding                             14,390,652
  Conversion of senior secured convertible notes    8,486,383
  Conversion of secured convertible debentures      2,154,739
                                                   ----------
Total common shares reserved for future issuance   31,073,088
                                                   ==========

      d)    Warrants outstanding

            Common share purchase warrants issued in February 2005 with the private placement of the Senior Secured Convertible Notes Series A ("Notes") and outstanding at June 30, 2005 are as follows:

            i) 5,394,131 Series E warrants exercisable at $0.75 each and expiring in February 2010.

            ii) 1,798,077 Series F warrants exercisable at $0.70 each and expiring in February 2006.

            iii) 120,192 Series IB1 warrants exercisable at $0.00001 each and expiring in February 2010.

            iv) 215,385 Series IB2 warrants exercisable at $0.65 each and expiring in February 2010.

            v) 323,076 Series IB3 warrants exercisable at $0.75 each and expiring in February 2010.

            vi) 107,692 Series IB4 warrants exercisable at $0.70 each and expiring in February 2006.

            vii) 20,000 Series IB5 warrants exercisable at $0.75 each and expiring three (3) months following the effectiveness of a Registration Statement to be filed with the Securities and Exchange Commission and expiring in February 2006.

            Common share purchase warrants issued with the private placements of common shares during the year ended June 30, 2004 are as follows:

            i) 3,873,637 warrants exercisable at $1.00 each; with expiration dates ranging from August 2005 through February 2006.

            ii) 2,538,462 warrants exercisable at $1.10 each and expiring in April 2006.

15.   Comprehensive Loss

      The Company's accumulated other comprehensive loss consists of the accumulated net unrealized gains or losses on foreign currency translation adjustments. At June 30, 2005 the Company had an accumulated foreign currency translation loss of $364,415.

      The component of comprehensive loss was as follows:

                                           June 30,     June 30,
                                             2005         2004
                                              $             $
                                          ----------   ----------
Net loss                                  (6,230,943)  (4,590,561)
Foreign currency translation adjustment     (374,275)       9,860
                                          ----------   ----------
Comprehensive loss                        (6,605,218)  (4,580,701)
                                          ==========   ==========

16.   Contingencies and Commitments

      a)    Vehicle lease commitments are as follows:

2006    47,046
2007    17,960
2008     4,501
       -------
       $69,507
       =======

      b) The Company leases premises for its various offices located across Canada. Total rent expense was $218,318 (2004 - $38,000). Minimum lease payments for the next five years are $409,775 in 2006, $181,329 in 2007, $108,454 in 2008, $105,417 in 2009, and $91,068 in
            2010.

      c) CSA has bank indebtedness of $269,272 at June 30, 2005 within a Corporate Credit Line facility in the amount of CDN$400,000, fluctuating with cash flow and collection of accounts receivable. Interest is charged at Canada bank prime plus 2% per annum. The facility is secured by a movable hypothec over accounts receivable and inventory of CSA; unlimited personal guarantee by the former sole owner of CSA, supported by collateral second mortgage on his personal residence and subrogation of the shareholder loan and salary bonus. Upon the departure in April 2005 of the former sole owner of CSA and the withdrawing of his guarantees with the financial institution, the financial institution proceeded with a demand of repayment of his line of credit with CSA. The position of the financial institution was repurchased in July 2005 by the Company which is now subrogated in all the financial institution's rights. The financial institution's proceedings were therefore terminated.

      d)    Litigation and Settlement Costs

            i) A lawsuit was filed on July 15, 2005, under Quebec law, in the District of Montreal, Province of Quebec, for a total of $81,600 (CND$100,000) with regards to alleged expenses incurred by the plaintiff for the purchase of anti-theft product known as the "Hawk 200". The Company intends to contest the case vigorously and, in the event of an unfavorable outcome, the amount of any damages will be charged to the earnings of the quarter and is not expected to have a material adverse impact on our financial condition.

            ii) A lawsuit was filed on July 15, 2005, under Quebec law, in the District of Montreal, Province of Quebec, for a total of $506,000 (CND$620,000) with regards to alleged breach of employment contract and wrongful dismissal of Charles Finkelstein. This lawsuit was settled on September 2, 2005 for an amount of $81,600 (CND$100,000) and the transfer of 200,000 shares of the Company, currently held in escrow. The parties exchanged, under this agreement, a complete and final release regarding their business and employment relationship.

      d)    Litigation and Settlement Costs (continued)

            iii) A lawsuit was filed on June 30, 2005 under Quebec law, in the District of Montreal, Province of Quebec pertaining to a claim in the amount of $88,900 (CDN$108,900) for alleged wrongful and unnecessary use of force in the exercise of the Company's employee security duties. The Company intends to contest the case vigorously and, in the event of an unfavorable outcome, the amount of any damages will be charged to the earnings of the quarter and is not expected to have a material adverse impact on our financial condition.

            iv) A motion was filed under Quebec law, in the district of Montreal, Province of Quebec, totalling $69,600 (CDN$85,348) for an unpaid contract of credit. The Company intends to contest the case vigorously and, in the event of an unfavorable outcome, the amount of any damages is not expected to have a material adverse impact on our financial condition.

            v) A lawsuit was filed under Quebec law, in the district of Laval, Province of Quebec, totalling $66,351 (CDN$81,306) for compensatory damages and $12,240 (CDN$15,000) in punitive and exemplary damages. The claim alleges that the Company submitted erroneous evidence that was based on racial profiling which led to the arrest of the plaintiff. The Company intends to contest the case vigorously and, in the event of an unfavorable outcome, the amount of any compensatory damages will be covered by the Company's insurance policy. The punitive and exemplary damages will be charged to the earnings of the quarter and is not expected to have a material adverse impact on our financial condition.

      e)    Other Contingencies

            i) The Company's subsidiary, Canadian Security's Agency, has a current outstanding balance for source deductions on payroll expenses of $70,600 (CDN$86,539), an amount of $38,700
                  (CDN$47,427) owed to ADP as well as $250,380 (CDN$306,815) for
                  GST and PST payments and $50,000 (CDN$61,000) for unpaid penalties and interest. The Company has no knowledge of any other pending fines or penalties that may be related hereto.

            ii) On August 24, 2005, following a Special Warrant Offer, ("the Offer") the Company received notice from the United States Securities and Exchange Commission ("SEC") inquiring about details regarding the Offer. The Company has replied accordingly and is waiting for a response from the SEC. (Refer to Note 19(a)).

17.   Segment Disclosures

      The Company adopted SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information", during the previous year. Reporting segments are based upon the Company's internal organization structure, the manner in which the Company's operations are managed, the criteria used by the Company's chief operating decision-maker to evaluate segment performance, the availability of separate financial information, and overall materiality considerations.

      The Security and Monitoring Devices reporting segment is comprised of the operations of C-Chip Technology North America and Avensys. The Security and Investigative Services reporting segment is comprised of the operations of CSA and CLI.

      Direct contribution consists of revenues less direct costs. Direct costs include specific costs of net revenues, sales and marketing expenses, and general and administrative expenses over which segment managers have direct discretionary control, such as marketing and sales programs, customer support expenses, bank charges and bad debt write-offs. Expenses over which segment managers do not currently have discretionary control, such as site operations costs, product development expenses, and general and administrative costs, are monitored by corporate management and are not evaluated in the measurement of segment performance.

Fiscal 2005:

                                                        Security and    Security and
                                                        Investigative    Monitoring
                                                          Services        Devices      Consolidated
                                                              $              $               $
                                                        -------------   ------------   ------------
Net revenues from external customers                      3,440,609       3,580,619      7,021,228
                                                          ---------      ----------     ----------
Cost of net revenues                                      2,360,042       2,306,458      4,666,500
Marketing and sales expense                                 218,094         732,666        950,760
Administrative expense                                    1,032,226       3,704,417      4,736,643
Bad debt write-offs                                          47,750              --         47,750
                                                          ---------      ----------     ----------
Direct costs                                              3,658,112       6,743,541     10,401,653
                                                          ---------      ----------     ----------
Direct contribution                                        (217,503)     (3,162,922)    (3,380,425)
Operating expenses and indirect costs of net revenues                                   (1,989,088)
                                                                                        ----------
Loss from operations                                                                    (5,369,513)
Debenture interest, accretion and conversion                                              (878,511)
Interest and penalties expense                                                             (19,449)
                                                                                        ----------
Net loss before non-controlling interest                                                (6,267,473)
Non-controlling interest                                                                    (1,257)
                                                                                        ----------
Net loss before income tax benefit                                                      (6,268,730)
Income tax benefit                                                                          37,787
                                                                                        ----------
Net Loss                                                                                (6,230,943)
                                                                                        ==========

Fiscal 2004:

                                                        Security and    Security and
                                                        Investigative    Monitoring
                                                          Services         Devices     Consolidated
                                                              $               $              $
                                                        -------------   ------------   ------------
Net revenues from external customers                       830,676         210,222       1,040,898
                                                           -------        --------       ---------
Cost of net revenues                                       559,352         102,487         661,839
Marketing and sales expense                                 58,955         237,435         296,390
Administrative expense                                      88,060         639,109         727,169
Bad debt write-offs                                          1,987          17,619          19,606
                                                           -------        --------       ---------
Direct costs                                               708,354         996,650       1,705,004
                                                           -------        --------       ---------
Direct contribution                                        122,322        (786,428)       (664,106)
Operating expenses and indirect costs of net revenues                                    2,479,388
                                                                                         ---------
Loss from operations                                                                    (3,143,494)
Debenture interest, accretion and conversion                                            (1,437,473)
Interest expense                                                                            (9,594)
                                                                                         ---------
Net Loss                                                                                (4,590,561)
                                                                                        ==========

      The Company's long-lived assets are allocated as follows:

                                        2005     2004
                                          $        $
                                      -------   ------
Security and Investigative Services   202,943    8,747
Security and Monitoring Devices       528,132   73,527
                                      -------   ------
Total long-lived assets               731,075   82,274
                                      =======   ======

      All the Company's long-lived assets are located in Canada.

      The Company has three geographic business areas: North America, Europe & Asia. Total revenues in Canada were $5,629,067 during the year ended June 30, 2005. During the year ended June 30, 2005, revenue from one customer of the Company's Security and Monitoring Devices segment represented approximately $866,915 of consolidated revenues. The Company has one customer representing approximately $673,476 of the accounts receivable total as of June 30, 2005.

Geographic Information

                  2005        2004
Revenues            $           $
-------------   ---------   ---------
North America   6,100,744   1,040,898
Europe            657,520          --
Asia              262,964          --
                ---------   ---------
Total           7,021,228   1,040,898
                =========   =========

18.   Income Tax

      The Company utilizes the liability method of accounting for income taxes as set forth in SFAS No. 109, "Accounting for Income Taxes". Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized. The Company has incurred combined U.S. and Canadian operating losses of $10,934,000 which expire starting in 2015. Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

      A reconciliation of the benefit for income taxes at the combined U.S. and Canadian tax rate compared to the Company's effective tax rate is as follows:

                                                                  June 30,
                                                         -----------------------
                                                            2005       2004
                                                             $           $
                                                         ----------   ----------
Income tax at Federal US statutory rate (recovery)       (2,118,521)  (1,560,791)
Increase (decrease) resulting from:
  Stock based compensation not deductible                   401,061      291,171
  Non-deductible interest                                   126,861        5,653
  Unrecognized deductible temporary differences           1,347,024    1,263,967
  Income tax rate differential of foreign subsidiaries      199,355           --
  Non-deductible items and other elements                    71,902           --
  Other                                                     (65,469)          --
                                                         ----------   ----------
Income tax benefit                                          (37,787)          --
                                                         ==========   ==========

      Deferred tax assets and liabilities and the amount of the valuation allowance are as follows:

                                                               June 30,
                                                        ---------------------
                                                           2005        2004
                                                             $          $
                                                        ----------   --------
Deferred tax assets:
Net tax losses carried forward                           3,446,960    406,382
Difference between book and tax depreciation                83,298         --
Reserves and accruals not deductible for tax purposes       42,833     83,201
Research and development tax credits                       621,022         --
Impairment of intangible assets                                 --     96,784
Valuation allowance                                     (3,195,417)  (586,367)
                                                        ----------   --------
                                                           998,696         --
Deferred tax liabilities:
Difference between book and tax depreciation              (981,560)        --
Investment tax credits                                     (17,136)        --
                                                        ----------   --------
Total deferred net tax assets                                   --         --
                                                        ==========   ========

      For the years ended June 30, 2005 and 2004, the valuation allowance established against the deferred tax assets increased by $2,609,050 and $561,207, respectively.

      For Canadian income tax purposes the Company has approximately $1,561,684 of Scientific Research and Experimental Development expenses available indefinitely to reduce taxable income in future years.

      In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The amount of the deferred tax asset considered realizable could change materially in the near term based on future taxable income during the carry forward period.

19.   Subsequent Events

      a) In July 2005 the Company made a Special Warrant Offer (the "Offer") to all Class A Series A, Series E, and Series F warrant holders. A total of $2,576,168 was raised under this Offer. Under the terms of the Offer, each holder participating in the Offer, by exercising any Series E Warrants at $0.35 per share, received new Series G Incentive Warrants (the "Series G Incentive Warrants") and new Series I Incentive Warrants (the "Series I Incentive Warrants"), each in an amount equal to one hundred percent (100%) of the number of shares of the Company's common stock issued upon exercise of the Series E Warrants pursuant to the Offer. A total of 3,797,976 Series E Warrants were exercised which prompted the issuance of 3,797,976 Series G Incentive Warrants and 3,797,976 Series I Incentive Warrants.

            Holders who participated in the Offer by the exercise of any Class A Warrants, Series A Warrants or Series F Warrants received new Series H Incentive Warrants (the "Series H Incentive Warrants") and new Series J incentive warrants (the "Series J Incentive Warrants"), each in an amount equal to twenty-five percent (25%) and fifty percent (50%), respectively, of the number of shares of the Company's common stock issued upon exercise of the Class A Warrants, the Series A Warrants or the Series F Warrants pursuant to the Offer. A total of 3,562,359 Class A Warrants, Series A Warrants and Series F Warrants were exercised which prompted the issuance of 890,590 Series H Warrants and 1,781,180 Series J Warrants.

            As a result of the Offer, the Company, pursuant to the Warrants in effect, adjusted the respective Warrants accordingly.

            Following the Offer, the Company received notice from the SEC inquiring about details regarding the Offer and the registration amendment. The Company has replied accordingly and is waiting for a response from the SEC.

19.   Subsequent Events (continued)

      b) In order to take account for the Company's default on its principal and interest payment that was due on June 23, 2005, the Company offered its investors the option to receive payment of the principal payment in freely tradable shares. The shares issued in lieu of cash were valued at 85% of the market price (5 day volume weighted average price). In addition, since a notice was sent under 10 business days indicating the Company's intent to pay in shares, the Company increased the amount of the principal to be reimbursed by ten percent.

      c) In July 2005 the Company issued shares of common stock for a consideration per share less than the conversion price in effect, which constitutes a "Trigger Issuance" under the Senior Secured Convertible Note of February 16, 2005. Consequently, some investors pursuant to the Senior Secured Convertible Note exercised their right to convert part of the Note into common shares. A total of $815,985 of the Senior Secured Convertible Note was converted. Having made four principal payments, the balance remaining on the Note Agreement totals $2,971,647.

      d) On September 22, 2005, the Company decided to cease operations of its wholly owned subsidiary, Canadian Security Agency (2004) Inc. ("CSA"), a provider of security services. As a result, CSA has entered into an agreement pursuant to which CSA will sell its customer list for CDN$100,000. The Company has owned CSA since February 2004.

      e) Refer to Note 16(d)(i) and (ii) for litigation and settlement costs subsequent to June 30, 2005.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit
3.1 to our Form SB-2 registration statement.

2. Article X of the Bylaws of the company, filed as Exhibit 3.2 to our Form SB-2 registration statement.

3. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee                          $   176.24
Printing Expenses                             $    5,000
Accounting/administrative Fees and Expenses   $   10,000
Blue Sky Fees/Expenses                        $        0
Legal Fees/ Expenses                          $   25,000
Escrow fees/Expenses                          $        0
Transfer Agent Fees                           $        0
Miscellaneous Expenses                        $        0
TOTAL                                         $40,176.24

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Except as set forth below, there were no sales of unregistered securities by Manaris Corporation during the past three (3) years:

As part of the transaction entered into between Avensys and ITF Optical Technologies on April 18, 2006, the Company issued approximately 2,550,079 restricted common stock shares as part of the purchase price of US $1,532,533 (CDN$1,750,000).

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Manaris Corporation or executive officers of Manaris Corporation, and transfer was restricted by Manaris Corporation in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Manaris Corporation, a Nevada corporation.

3.1 Articles of Incorporation of Manaris Corporation dated June 22, 2000 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on September 29, 2000).

3.2 Bylaws of Manaris Corporation dated July 13, 2000 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on September 29, 2000).

3.3 Manaris Corporation Specimen Stock Certificate (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on September 29, 2000).

3.4 Amended Articles of Incorporation (as incorporated by reference from our Form 8-K filed with the Securities and Exchange Commission on March 18,
      2003).

3.5 Amended Articles of Incorporation (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on November 7, 2005).

5.1   Consent of Sichenzia Ross Friedman Ference LLP.

10.1 Registration Rights Agreement dated February 16, 2005 (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on November 7, 2005).

10.2 Placement Agency Agreement between Midtown Partners Co,. LLC and Manaris Corporation dated February 2, 2005 (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on November 7, 2005).

10.3 Asset Purchase Agreement dated April 4, 2006 (as incorporated by reference to the registrant's Current Report on Form 8-K filed on April 10, 2006).

10.4 Shareholder Agreement (as incorporated by reference to the registrant's Current Report on Form 8-K filed on April 24, 2006).

10.5 License Agreement (as incorporated by reference to the registrant's Current Report on Form 8-K filed on April 24, 2006).

10.6  Avensys Debenture dated February 28, 2005.

10.7 Series IB1 Warrants (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on May 9, 2006).

10.8 Series IB2 Warrants (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on May 9, 2006).

10.9 Series IB3 Warrants (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on May 9, 2006).

14 Code of ethics (as incorporated by reference to the issuer's Form 10-KSB filed with the Securities and Exchange Commission on September 29, 2003).

16 Letter from former independent registered public accounting firm (as incorporated by reference to the registrant's Current Report on Form 8-K filed on January 17, 2006).

21    List of subsidiaries of Manaris Corporation.

23.1  Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

23.2  Consent of Manning Elliott, Chartered Accountants

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Quebec, Canada.

MANARIS CORPORATION


BY: /s/ John Fraser
    ------------------------------------------
    John Fraser, President and Chief Executive
    Officer (Principal Executive Officer)


BY: /s/ Andre Monette
    ------------------------------------------
    Andre Monette, Chief Financial Officer
    and Treasurer and (Principal
    Financial and Accounting Officer)

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John G. Fraser, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures              Title                                   Date
---------------------   -------------------------------------   ----------------


/s/ John Fraser         President and Chief Executive Officer   August 14, 2006
---------------------   (Principal Executive Officer)
John Fraser


/s/ Andre Monette       Chief Financial Officer and             August 14, 2006
---------------------   Treasurer (Principal Financial and
Andre Monette           Accounting) Officer


/s/ Robert G. Clarke    Chairman of the Board of Directors      August 14, 2006
---------------------
Robert G. Clarke


/s/ Jos J. Wintermans   Director                                August 14, 2006
---------------------
Jos J. Wintermans


/s/ Bernard Bougie      Director                                August 14, 2006
---------------------
Bernard Bougie


/s/ Marc Bouchard       Director                                August 14, 2006
---------------------
Marc Bouchard


/s/ John H. Simons      Director                                August 14, 2006
---------------------
John H. Simons